As filed with the Securities and Exchange Commission on December 19, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SMAAASH ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	6770	82-1231127

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas, 15th Floor

New York, NY 10105
Telephone: (212) 878-3684
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

F. Jacob Cherian

Chief Executive Officer
1345 Avenue of the Americas, 15th Floor
New York, New York 10105
Telephone: (212) 878-3684
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Barry I. Grossman, Esq.
Benjamin S. Reichel, Esq.
Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas
New York, New York 10105
Telephone: (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check market if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Proposed maximum offering price per common stock		Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $0.0001 per share	5,461,500	(1)	$11.50	(2)	$62,807,250.00	$7,612.24
Common Stock, par value $0.0001 per share	1,847,650	(3)	$1.89	(4)	$3,492,058.50	$423.24
Warrants to purchase Common Stock	261,500	(5)	—	(6)	—	0

TOTAL						$8,035.48

(1)	Represents the issuance by the registrant of (i) 5,200,000 shares of our common stock, par value $0.0001 per share (“Common Stock”) that may be issued upon the exercise of 5,200,000 warrants (the “Public Warrants”) originally sold as part of units in the registrant’s initial public offering (the “IPO”), and (ii) 261,500 shares of Common Stock that may be issued upon the exercise of the 261,500 warrants (the “Private Placement Warrants”, which together with the Public Warrants, the “Warrants”) originally sold as part of private placement units (the “Private Placement Units”) in a private placement that closed simultaneously with the consummation of the IPO. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such indeterminable additional shares of Common Stock as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions, and the resale of such shares of Common Stock.

(2)	Based the $11.50 exercise price of a warrant in accordance with Rule 457(g) under the Securities Act.

(3)	Represents the resale of (i) 26,150 shares of Common Stock underlying the rights originally sold as part of the Private Placement Units, (ii) 261,500 shares of Common Stock originally sold as part of the Private Placement Units, (iii) 1,300,000 shares of Common Stock owned by our initial stockholders (the “Founder Shares”), (iv) 52,000 shares of Common Stock held by Maxim Group LLC, the underwriters of our IPO; and (v) 208,000 shares of Common Stock held by Chardan Capital Markets, LLC as compensation for its services upon the consummation of our transactions with Smaaash Entertainment Private Limited. Pursuant to Rule 416 under the Securities Act, there are also being registered such indeterminable additional shares of Common Stock as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions.

(4)	Estimated at $1.89 per share, the average of the high and low prices of the registrant’s common stock as reported on The NASDAQ Capital Market on December 13, 2018 (a date within five business days prior to the initial filing of this registration statement), solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act.

(5)	Represents the resale of the Private Placement Warrants.

(6)	No fee pursuant to Rule 457(g) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 19, 2018.

PRELIMINARY PROSPECTUS

SMAAASH ENTERTAINMENT INC.

7,309,150 Shares of Common Stock

261,500 Warrants to Purchase Common Stock

This prospectus relates to the issuance by us of up to 5,461,500 shares of our common stock, par value $0.0001 per share (“Common Stock”), which consist of (a) 5,200,000 shares of Common Stock that may be issued upon the exercise of 5,200,000 warrants (the “Public Warrants”) originally sold as part of units in our initial public offering (the “IPO”) and which entitle the holder to purchase Common Stock at an exercise price of $11.50 per share of Common Stock, and (b) 261,500 shares of Common Stock that may be issued upon the exercise of 261,500 warrants (the “Private Placement Warrants”, and together with the Public Warrants, the “Warrants”) underlying units originally issued in a private placement that closed simultaneously with the consummation of the IPO (the “Private Placement Units”), which entitle the holder to purchase Common Stock at an exercise price of $11.50 per share of Common Stock.

In addition, this prospectus relates to the resale from time to time of 7,309,150 shares of Common Stock and 261,500 Private Placement Warrants by the selling security holders named in this prospectus or their permitted transferees (the “Selling Securityholders”). The 7,309,150 shares of Common Stock consist of:

(i)	5,200,000 shares of Common Stock that may be issued upon the exercise of the Public Warrants;

(ii)	261,500 shares of Common Stock that may be issued upon the exercise of the Private Placement Warrants;

(iii)	261,500 shares of Common Stock originally sold as part of Private Placement Units;

(iv)	26,150 shares of Common Stock underlying the 261,500 rights originally sold as part of the Private Placement Units;

(v)	1,300,000 shares of Common Stock owned by our initial stockholders and their permitted transferees (the “Founder Shares”);

(vi)	52,000 shares of Common Stock held by Maxim Group LLC, the underwriters of our IPO; and

(vii)	208,000 shares of Common Stock held by Chardan Capital Markets, LLC as compensation for its services upon the consummation of our transactions with Smaaash Entertainment Private Limited.

The shares of Common Stock that may be issued by us and the shares of Common Stock and the Private Placement Warrants that may be sold by the Selling Securityholders are collectively referred to in this prospectus as the “Offered Securities.” We will not receive any of the proceeds from the sale by the Selling Securityholders of the Offered Securities. We will receive the proceeds from the exercise of the Warrants for cash, but not from the sale of the underlying shares of Common Stock. See “Use of Proceeds” beginning on page 39 of this prospectus. We will bear all costs, expenses and fees in connection with the registration of the Offered Securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of the Offered Securities, except as otherwise expressly set forth under “Plan of Distribution” beginning on page 67 of this prospectus.

This prospectus describes the general manner in which the Offered Securities may be offered and sold. If necessary, the specific manner in which the Offered Securities may be offered and sold will be described in one or more supplements to this prospectus. Any prospectus supplement may add, update or change information contained in this prospectus. You should carefully read this prospectus, and any applicable prospectus supplement, as well as the documents incorporated by reference herein or therein before you invest in any of our securities.

The Selling Securityholders may offer, sell or distribute Offered Securities publicly or through private transactions. If the Selling Securityholders use underwriters, dealers or agents to sell Offered Securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds the Selling Securityholders expect to receive from that sale will also be set forth in a prospectus supplement.

Our Common Stock and warrants are currently quoted on the Nasdaq Capital Market under the symbols “SMSH” and “SMSHW,” respectively.

We are an “emerging growth company” under applicable federal securities laws and are subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk.

See “Risk Factors” beginning on page 12 for a discussion of information that should be considered in connection with the ownership of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of the prospectus is [      ] , 2019

You should rely only on the information contained in this prospectus or a supplement to this prospectus. We have not authorized anyone to provide you with different information. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the front cover of those documents.

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.

Unless otherwise stated in this prospectus, references to:

● “Founder Shares” means the 1,300,000 shares of Common Stock owned by our initial stockholders or their permitted transferees;

● “initial stockholders” means the holders of our Founder Shares prior to the IPO;

● “IPO” means our initial public offering of Public Units;

● “management” or “management team” means our executive officers and directors;

● “Private Placement Shares” means the shares of our Common Stock included in the Private Placement Units;

● “Private Placement Units” means the units issued to our sponsor in a private placement occurring simultaneously with the closing of the IPO;

● “Private Placement Warrants” means the warrants included in the Private Placement Units;

● “Public Shares” means shares of our Common Stock sold as part of the Public Units;

● “Public Stockholders” means the holders of our Public Shares, including our initial stockholders and members of our management team to the extent our initial stockholders and/or members of our management team purchased Public Shares, provided that each initial stockholder’s and member of our management team’s status as a “public stockholder” shall only exist with respect to such Public Shares;

● “Public Units” means the units originally sold in our IPO;

● “Smaaash Private” means Smaaash Entertainment Private Limited and its consolidated subsidiaries;

● “Sponsor” means I-AM Capital Partners LLC, our sponsor; and

● “Warrants” means our redeemable warrants, which includes all of our warrants sold as part of the Public Units as well as the Private Placement Warrants to the extent they are no longer held by the initial purchasers of the Private Placement Warrants or their permitted transferees.

Unless the context otherwise requires, “we,” “us,” or “the Company” refers to I-AM Capital Acquisition Company prior to the Closing (defined below) and to Smaaash Entertainment Inc. after the Closing.

Background

Smaaash Entertainment Inc. (formerly known as I-AM Capital Acquisition Company) was a blank check company organized under the laws of the State of Delaware on April 17, 2017. We were formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Although we were not limited to a particular industry or geographic region for purposes of consummating a business combination, we focused on businesses with a connection to India.

On May 31, 2017, we issued 1,437,500 Founder Shares to the Sponsor in exchange for a capital contribution of $25,000. Upon the partial exercise of the underwriters’ over-allotment option on September 13, 2017, 137,500 Founder Shares were forfeited by the Sponsor.

The Founder Shares are identical to the Public Shares and holders of Founder Shares have the same stockholder rights as Public Stockholders, except that the Founder Shares and the Private Placement Shares are subject to certain transfer restrictions.

On August 22, 2017, we sold 5,000,000 Public Units at a purchase price of $10.00 per unit in our IPO, generating gross proceeds of $50.0 million. Each public unit consisted of one share of our Common Stock, one right to receive one-tenth of one share our Common Stock upon consummation of an initial business combination, and one redeemable warrant. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $11.50 per share, subject to adjustment.

Concurrently with the closing of the IPO, the Sponsor purchased an aggregate of 254,500 Private Placement Units at $10.00 per unit, generating gross proceeds of $2,545,000 in a private placement. The Private Placement Units (including their component securities) are not transferable, assignable or salable until 30 days after the completion of the initial business combination and the warrants included in the Private Placement Units are non-redeemable so long as they are held by the Sponsor or their permitted transferees.

Contained in the underwriting agreement for the IPO was an over-allotment option allowing the underwriters to purchase from the Company up to an additional 750,000 Public Units (the “Over-Allotment Units”) and, in addition, the Company received a commitment from the Sponsor to purchase up to an additional 26,250 Private Placement Units. On September 13, 2017, the underwriters partially exercised their option and purchased 200,000 Over-Allotment Units, which were sold at an offering price of $10.00 per unit, generating gross proceeds of $2,000,000. Also on September 13, 2017, simultaneously with the sale of the Over-Allotment Units, the Company consummated the sale of an additional 7,000 Private Placement Units (the “Over-Allotment Placement Units”), generating gross proceeds of $70,000.

On November 20, 2018 (the “Closing Date”), the Company and Smaaash Entertainment Private Limited, a private limited company incorporated under the laws of India (“Smaaash Private”), consummated the transactions (the “Transactions”) contemplated by the share subscription agreement (as amended, the “Subscription Agreement”), following the approval at the special meeting of the stockholders of the Company held on November 9, 2018 (the “Special Meeting”).

Pursuant to the Subscription Agreement, the purchase price of $150,000 was paid by the Company to Smaaash Private in exchange for 300,000 newly issued equity shares of Smaaash Private at the closing of the Transactions (the “Closing”).

In addition, AHA Holdings Private Limited (“AHA Holdings”) and Shripal Morakhia (together with AHA Holdings, the “Smaaash Founders”) have agreed that within six months following the Closing Date, they will transfer all of their ownership interest in Smaaash Private (representing 33.6% of the share capital of Smaaash Private on a fully diluted basis as of June 22, 2018) (the “Additional Smaaash Shares”) to the Company in exchange for newly issued shares of our Common Stock (the “Transferred Company Shares”) in an amount which would enable the Smaaash Founders to retain their 33.6% ownership interest in Smaaash Private indirectly through their interest in the Company.

At the Closing, the Company issued an aggregate of 2,000,000 shares of its common stock to the Smaaash Founders as an upfront portion of the Transferred Company Shares (the “Upfront Company Shares”). In connection with the issuance of the Upfront Company Shares, the Company and the Smaaash Founders entered into an escrow agreement pursuant to which the Upfront Company Shares will be held in escrow and will be either, (i) if the Additional Smaaash Shares are not transferred in full to the Company within the designated six-month period, cancelled, or (ii) if the Additional Smaaash Shares are transferred in full to the Company within the designated six-month period, released from escrow and the number of Upfront Company Shares will be deducted from the Transferred Company Shares that will be issued to the Smaaash Founders upon the delivery of the Additional Smaaash Shares.

On November 16, 2018, Smaaash Private and the Smaaash Founders executed a letter of undertaking, pursuant to which they agreed to transfer 4,000,000 additional equity shares of Smaaash Private to the Company in consideration for 200,000 shares of our Common Stock, simultaneously with the issuance of the 300,000 equity shares of Smaaash Private to the Company on or prior to November 30, 2018, as permitted by the laws of India. Such additional shares of Smaaash Private have not yet been delivered to the Company.

In connection with the Closing, the Company changed its name from I-AM Capital Acquisition Company to Smaaash Entertainment Inc. and entered into a master franchise agreement (“Master Franchise Agreement”) and a master license and distribution agreement (“Master Distribution Agreement”) with Smaaash Private. Prior to the Closing, the Company was a shell company with no operations, formed as a vehicle to effect a business combination with one or more operating businesses. After the Closing, the Company’s primary assets consist of shares in Smaaash Private and the rights granted under the Master Franchise Agreement and the Master Distribution Agreement.

Master Franchise Agreement

Franchise and license right. Under the Master Franchise Agreement, Smaaash Private has granted to the Company an exclusive right to establish and operate Smaaash Centers (as defined under the Master Franchise Agreement) and to sublicense the right to establish and operate Smaaash Centers to third party franchisees, and a license to use the products and other services developed by Smaaash Private with respect to the Smaaash Centers, in the territories of North America and South America (“Territory”). Further, Smaaash Private has granted to the Company the limited license to use the Trademarks of Smaaash Private (as set out in the Master Franchise Agreement) for the purposes of establishing and operating the Smaaash Centers in the Territory. The Master Franchise Agreement has been executed on an arms’ length basis between Smaaash Private and the Company.

Obligations of the Company. The Company will not directly or indirectly engage or be concerned with any business which competes with Smaaash Private’s business in the Territory during the term of the Master Franchise Agreement. The Company will market, promote and publicize the Smaaash Centers in the Territory. The Company or third party sub-franchisees shall be under an obligation to set up at least six Smaaash Centers during the first calendar year.

Obligations of Smaaash Private. Smaaash Private shall assist in training and installing the equipment and bear all the costs associated therewith. The franchisee or sub-franchisee will bear the cost to set up the Smaaash Center.

License fees and other payments. Franchisee or the third party franchisee will be entitled to receive the revenue generated from each of the Smaaash Centers. In connection with the operations of the Smaaash Centers by sub-franchisees, the Company shall be entitled to receive (i) a signup fee equal to 5% of the capital expenditure of the sub-franchisee, (ii) 5% of the revenue of the sub-franchisee on an annual basis; and (iii) a 15% markup of the products sold to the sub-franchisee. Smaaash Private will not receive any portion of the revenue or other fees in connection with the Master Franchise Agreement.

Ownership of Smaaash Marks. Smaaash Private will be the sole owner of all intellectual property related to the Smaaash Centers. All future rights, goodwill and reputation of the Smaaash Marks shall inure to the benefit of Smaaash.

Term of the Agreement. The Master Franchise Agreement will commence from its execution date and continue until the agreement is terminated in accordance with the Master Franchise Agreement.

Termination. The Master Franchise Agreement may be terminated (i) by the mutual written agreement of parties or (ii) by Smaaash Private if the Company fails to make a payment, ceases to operate or abandon’s the Smaaash Centers or fails to use best efforts to market the Smaaash Centers and such failure is not cured within 30 days’ notice of the failure.

Addendum to Master Franchise Agreement

On November 29, 2018, the Company and Smaaash Private executed an addendum to the Master Franchise Agreement (the “Amendment”). Pursuant to the Amendment, Smaaash Private grants the Company the exclusive rights to set up family and entertainment centers under the name “Total Sports Center” in the United States (“Total Sports Centers”) in which 51% of the investment will be borne by the Company and 49% by Smaaash Private. Smaaash Private will be responsible for identifying the locations for setting up, managing and controlling the Total Sports Centers and will carry out all the fit out requirements for such centers. Smaaash Private will also appoint the management team for the centers. Smaaash Private will be entitled to 3% of the net revenue of each center, subject to conditions to be confirmed by the parties.

Master License and Distribution Agreement

Grant of license and distribution rights. Under the Master Distribution Agreement, Smaaash Private has granted to the Company an exclusive right to purchase from Smaaash Private specialized equipment and products related to sports and recreational activities (“Products”) in the territory under the brand name of Smaaash Private and sell them with a 15% markup to the customers which will be the sub-franchisees of the Company who will operate the Smaaash Centers, as specified in the Master Franchise Agreement.

Pricing. The Company may sell the Products further to any third party franchisees at a minimum of 15% margin over and above the price at which Smaaash Private sold the Products to the Company.

Grant of license in Smaaash Marks. Smaaash Private has also granted the Company a license to use the Trademarks (as set out in the Master Distribution Agreement) on a royalty free basis for the purpose of promoting the sale of the Products in the Territory.

Ownership of the Smaaash Games. Smaaash Private will be the sole owner of any intellectual property rights relating to the Products and all the goodwill relating thereto.

Term. The Master Distribution Agreement will commence from its execution date and continue until the agreement is terminated in accordance with the Master Distribution Agreement.

Termination. The Master Distribution Agreement may be terminated (i) by the mutual written agreement of parties, (ii) by Smaaash Private if the Company fails to make a payment or use best efforts to market the Products and such failure is not cured within 30 days’ of notice of the failure, and (iii) by the Company for any reason upon 120 days’ notice.

Settlement Agreement

On November 20, 2018, the Company entered into a settlement and release agreement (“Settlement Agreement”) with Maxim Group LLC, the underwriter for the Company’s IPO (“Maxim”). Pursuant to the Settlement Agreement, the Company made a cash payment of $20,000 to Maxim and issued a demand secured promissory note in favor of Maxim in the amount of $1.8 million (the “Note”) to settle the payment obligations of the Company under the underwriting agreement dated August 16, 2017, by and between the Company and Maxim. The Company also agreed to remove the restrictive legends on an aggregate of 52,000 shares of its common stock held by Maxim and its affiliate.

The Note accrues interest at 8% per annum from the date of the Note through and including May 20, 2019 and 12% per annum from and including May 21, 2019 through and including August 20, 2019 and 15% per annum from and including August 21, 2019 through and including November 20, 2019. If a late payment occurs and is continuing, the interest rate will be increased to 12% per annum and if from the date of the Note through and including August 20, 2019 and 18% per annum and if from after August 21, 2019. If a late payment remains outstanding for over 48 hours, Maxim may require the Company to redeem all or any part of the Note (“Alternate Payment Amount”) at a redemption price equal to 125% of the Alternate Payment Amount.

The principal and interest of the Note will be payable upon demand by Maxim or from time to time, in accordance the following schedule:

(i) one third of the principal, accrued and unpaid interest and any late charges on May 20, 2019;

(ii) one third of the principal, accrued and unpaid interest and any late charges on August 20, 2019; and

(iii) one third of the principal, accrued and unpaid interest and any late charges on November 20, 2019.

The Note is secured by a first priority security interest in all personal property and assets of the Company excluding the assets held in escrow with respect to (i) that certain stock purchase agreement with Polar Asset Management Partners Inc. (“Polar”), pursuant to which Polar agreed to sell up to 490,000 shares of the Company’s common stock to the Company thirty days after the consummation of the Transactions and (ii) that certain stock purchase agreement with K2 Principal Fund L.P. (“K2”), pursuant to which K2 agreed to sell up to 220,000 shares of the Company’s common stock to the Company thirty days after the consummation of the Transactions.

The amount payable under the Note may be paid in shares of our Common Stock or securities convertible or exercisable into shares of our Common Stock (the “Alternate Equity Payment”) if and only if the Company and Maxim mutually agree on both the purchase price and, if applicable, the conversion and/or exercise price of each security of the Company issued in such Alternate Equity Payment. Otherwise the payment should be made in cash only.

So long as any amount under the Note is outstanding, all cash proceeds received by the Company from any sales of its securities will be used to repay this Note.

Agreement with Chardan

On November 16, 2018, the Company executed an agreement with Chardan Capital Markets, LLC (“Chardan”), pursuant to which the Company issued 208,000 shares of its common stock to Chardan as compensation for its services upon the consummation of the Transactions. These shares are subject to the same lock-up provisions and entitled to the same registration rights as the shares of Common Stock held by the Sponsor.

Overview of Smaaash Private

Smaaash Private operates 40 state-of-the-art games and entertainment centers (the “Centers”) including 39 Centers in India and one international Center in the U.S., in addition to carrying out product sales of its games and equipment that Smaaash has developed in-house, supported by its sponsorship and other revenues.

Smaaash Private’s core concept is to offer an interactive, immersive and fun experience to customers at its Centers, blending Augmented Reality (“AR”) and Virtual Reality (“VR”) and other games, indoor entertainment, and attractive food and beverage (“F&B”) options, customized to the tastes and preferences of a diverse set of customers across age groups, genders and backgrounds, including corporate customers, families, friends and children. Smaaash Private’s game concepts are supported by its in-house technology, value engineering and systems integration capabilities.

Smaaash Private’s game attractions are classified as follows:

●	Active games and interactive sports simulators (“Active Games”), including active game options such as single and multi-level go-karting lanes and bowling alleys, as well as interactive simulator-based game options such as Super Keeper, Hoop Shot, Extreme Drone Racing and more;

●	In-house developed AR and VR games, including Finger Coaster, Jurassic Escape, Vertigo Walk The Plank, Fly Max and Haunted Hospital; and

●	Arcade games and others, including Camel Racing, Hoop Shot and Human Claw; soft play zones which are conceptualized as indoor play areas for young children, including a ball pool, designed to encourage longer and repeat visits to Smaaash Private’s Centers and doing away with the requirement for families to make alternative childcare arrangements for the duration of their visits to its Centers; and indoor game viewing areas.

Smaaash Private’s game offerings are complemented by its in-house food & beverage services.

Smaaash Private launched its flagship Center in November 2012, at Kamala Mills in Lower Parel, Mumbai, with a proprietary cricket game (obtained by Smaaash Private under a perpetual license from its founder and the patent-holder, Shripal Morakhia, for a one-time fee) as anchor attraction. Over the last five years, Smaaash Private has transformed into a multi-center integrated games and entertainment company, with a wide suite of in-house developed AR and VR and other games, as well as F&B options at each of its Centers. Among other marketing initiatives, from time to time, Smaaash Private ties up with local athletes, sports icons and celebrities, including cricket, football, basketball and ice hockey players, to customize its games and increase their appeal to its customers, including via brand ambassadorships and game options designed around specific sports personalities.

Smaaash Private launched its first international Center in December 2016, at the Mall of America in Minnesota, USA. Its star attraction in its U.S. Center is a multi-level go-karting track and games developed and launched specifically for this Center, keeping in mind local preferences, such as its ice hockey-themed game called “What the Puck”, and Active Games such as Super Keeper, Hoop Shot and Extreme Drone Racing, among others.

THE OFFERING

We are registering (i) the issuance by us of up to 5,461,500 shares of our Common Stock which may be issued upon the exercise of the Warrants, and (ii) the resale from time to time by the Selling Securityholders of 7,309,150 shares of Common Stock and 261,500 Private Placement Warrants.

Common Stock offered by the Selling Securityholders

We are registering 7,309,150 shares of Common Stock to be offered from time to time by the Selling Securityholders, which consists of: (i) 5,200,000 shares of Common Stock that may be issued upon the exercise of Public Warrants; (ii) 261,500 shares of Common Stock that may be issued upon the exercise of the Private Placement Warrants; (iii) 261,500 shares of Common Stock originally sold as part of Private Placement Units; (iv) 26,150 shares of Common Stock underlying the 261,500 rights originally sold as part of Private Placement Units; (v) 1,300,000 Founder Shares, (vi) 52,000 shares of Common Stock held by Maxim, the underwriters of our IPO; and (vii) 208,000 shares of Common Stock held by Chardan as compensation for its services upon the consummation of the Transactions.

Private Placement Warrants offered by certain Selling Securityholders	We are registering 261,500 Private Placement Warrants to be offered from time to time by certain Selling Securityholders. Each Private Placement Warrant entitles the holder to purchase Common Stock at an exercise price of $11.50 per share of Common Stock, subject to adjustment as set forth in the warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us..

Terms of the offering	The Selling Securityholders will determine when and how they will dispose of the Common Stock and Warrants, registered under this prospectus for resale. For additional information concerning the offering, see “Plan of Distribution” beginning on page 67.

Shares of Common Stock outstanding prior to this offering	5,119,390

Shares of Common Stock to be issued by us upon exercise of the Warrants	5,461,500

Shares of Common Stock outstanding after this offering(1)	10,580,890, assuming the exercise of all Warrants.

Risk factors	Before investing in our securities, you should carefully read and consider the information set forth in “Risk Factors” beginning on page 12.

Use of proceeds	We will not receive any of the proceeds from the sale of Offered Securities by the Selling Securityholders. However, we will receive proceeds of $62,807,250.00 from the exercise of the Warrants if they are all exercised for cash at an exercise price of $11.50 per share of Common Stock. We intend to use any such proceeds for working capital and general corporate purposes.

Trading market and symbol	The Company’s Common Stock and warrants trade on The Nasdaq Stock Market (“Nasdaq”) under the symbols “SMSH” and “SMSHW,” respectively.

(1)	The number of outstanding shares of Common Stock that will be outstanding after this offering excludes 500,00 shares of Common Stock reserved and available for issuance under the 2018 Equity Incentive Plan (the “Incentive Plan”)

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The Company makes forward-looking statements in this registration statement, including in the statements incorporated herein by reference. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for the Company’s or Smaaash Private’s businesses. Specifically, forward-looking statements may include statements relating to:

●	the benefits of the Transactions;

●	the future financial performance of the Company and Smaaash Private following the Transactions;

●	changes in the market for Smaaash Private’s products;

●	expansion plans and opportunities; and

●	other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available to the Company or Smaaash Private, as applicable, as of the date of this report, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the views of the Company as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	the outcome of any legal proceedings that may be instituted against Smaaash Private or the Company;
●	the risk that the Transactions disrupt current plans and operations of Smaaash Private as a result of the consummation of the Transactions;
●	the ability to recognize the anticipated benefits of the Transactions, which may be affected by, among other things, competition and the ability of Smaaash Private to grow and manage growth profitably;
●	costs related to the Transactions;
●	changes in applicable laws or regulations;
●	the possibility that Smaaash Private or the Company may be adversely affected by other economic, business, and/or competitive factors; and
●	other risks and uncertainties, including those under “Risk Factors.”

RISK FACTORS

An investment in our securities carries a significant degree of risk. You should carefully consider the following risks, as well as the other information contained in this prospectus, including our historical financial statements and related notes included elsewhere in this prospectus, before you decide to purchase our securities. Any one of these risks and uncertainties has the potential to cause material adverse effects on our business, prospects, financial condition and operating results which could cause actual results to differ materially from any forward-looking statements expressed by us and a significant decrease in the value of our common shares and warrants. Refer to “Cautionary Statement Regarding Forward-Looking Statements”.

We may not be successful in preventing the material adverse effects that any of the following risks and uncertainties may cause. These potential risks and uncertainties may not be a complete list of the risks and uncertainties facing us. There may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

Risks Related to Our Business

We are a newly formed company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a recently formed company with no operating results. Because we lack a history as an operating company, you should consider and evaluate our operating prospects in light of the risks and uncertainties frequently encountered by early- stage operating companies in rapidly evolving markets. These risks include:

●	that we may not have sufficient capital to achieve our growth strategy;

●	that we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;

●	that our growth strategy may not be successful; and

●	that fluctuations in our operating results will be significant relative to our revenues.

Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business could be significantly harmed.

We may become subject to the requirements of the Investment Company Act, which would limit our business operations and require us to spend significant resources to comply with such act.

The Investment Company Act of 1940 (the “Investment Company Act”) defines an “investment company” as an issuer that is engaged in the business of investing, reinvesting, owning, holding or trading in securities and owns investment securities having a value exceeding 40 percent of the issuer’s unconsolidated assets, excluding cash items and securities issued by the federal government. While we believe that a reasonable investor would not conclude that we are engaged primarily in investing in securities based on our business plan focused on serving as the sole distributor for Smaaash Private games and as the master franchisee for Centers in North and South America and making acquisitions in the active entertainment industry in the United States, the composition of our assets after the Transaction, including our ownership of Smaaash Private equity shares, could contribute to a conclusion that we meet the threshold definition of an investment company. While the Investment Company Act also has several exclusions and exceptions that we would seek to rely upon to avoid being deemed an investment company, our reliance on any such exclusions or exceptions may be misplaced resulting in violation of the Investment Company Act, the consequences of which can be significant. For example, investment companies that fail to register under the Investment Company Act are prohibited from conducting business in interstate commerce, which includes selling securities or entering into other contracts in interstate commerce. Section 47(b) of the Investment Company Act provides that a contract made, or whose performance involves, a violation of the Investment Company Act is unenforceable by either party unless a court finds that enforcement would produce a more equitable result than non-enforcement. Similarly, a court may not deny rescission to any party seeking to rescind a contract that violates the Investment Company Act, unless the court finds that denial of rescission would produce more equitable result than granting rescission.

If we are deemed to be an investment company under the Investment Company Act, Rule 3a-2 of the Investment Company Act provides that inadvertent or transient investment companies will not be treated as investment companies subject to the provisions of the Investment Company Act, provided the issuer has the requisite intent to be engaged in a non-investment business, evidenced by the issuer’s business activities and an appropriate resolution of the issuer’s board of directors, within one year from the commencement of the earlier of (1) the date on which the issuer owns securities and/or cash having a value exceeding 50% of the value of such issuer’s total assets on either a consolidated or unconsolidated basis, or (2) the date on which an issuer owns or proposes to acquire investment securities (as defined in section 3(a) of the Investment Company Act) having a value exceeding 40% of the value of such issuer’s total assets (exclusive of government securities and cash items) on an unconsolidated basis. If the Company becomes an inadvertent investment company, and fails to meet the requirements of the transient investment company exemption under Rule 3a-2 of the Investment Company Act, then we will be required to register as an investment company with the SEC.

We may not have sufficient capital to fund our ongoing operations, effectively pursue our strategy or sustain our growth initiatives.

After the consummation of the Transactions, our remaining liquidity and capital resources may not be sufficient to allow us to fund our ongoing operations, effectively pursue our strategy or sustain our growth initiatives. As of May 31, 2018, excluding accrued interest set aside for working capital, we had $52.78 million of cash in our trust account. Assuming, the minimum number of shares are tendered for redemption by our stockholders, after transaction costs, expenses and taxes payable we estimate that approximately $49.0 million will be invested in Smaaash Private, leaving minimal cash to fund our ongoing operations, pursue our strategy and sustain our growth initiatives. Furthermore, under the amendment to the Subscription Agreement, we have agreed to invest any and all monies we receive, (i) pursuant to the exercise of outstanding warrants for our capital stock and (ii) from capital raises of additional funds outside of India, whether from the public or in private transactions, into Smaaash Private as consideration for the subscription of additional shares of Smaaash Private, which obligation further limour our liquidity and capital resources. A portion of the $250,000 that Smaaash Private intends to initially contribute to us to set up the initial Centers in North and South America may however be used for working capital.

In order to augment our working capital, we and Smaaash Private have entered into an agreement, pursuant to which Smaaash Private will arrange for a line of credit to us in accordance with Indian law, the proceeds of which will be used to fund our operating expenses after the Transaction until such time as the revenue that we generate is sufficient to meet our ongoing expenses. While the line of credit will increase our working capital, funds drawn on the line of credit will also increase our debt. Our ability to repay the principal and accrued interest on the debt under the line of credit at maturity will depend upon our future revenues. Our future revenues and financial performance are, to a certain extent, subject to general economic, financial, competitive, legislative, regulatory and other factors beyond our control. There can be no assurance that we will generate sufficient revenue to repay the amounts borrowed under the line of credit when due and as a result if our anticipated revenues are inadequate to repay the debt, we could default on the loan, which could cause material adverse consequences for us.

In addition, there can be no assurance that Smaaash Private will be in a financial position to extend the full amount of funds required by us at the time such funds are needed or that disbursement of the loans will not be restricted due to currency or other regulatory restrictions in India. If the transfers of funds under the line of credit are delayed or the amounts are reduced below the amounts requested, our financial position could be materially and adversely affected.

If we require additional capital resources and are unable to obtain such funds under the Smaaash Private line of credit, we may seek such funds directly from third party sources; however, we may not be able to obtain sufficient equity capital and/or debt financing from third parties to allow us to fund our expected ongoing operations or we may not be able to obtain such equity capital or debt financing on acceptable terms or conditions. Factors affecting the availability of equity capital or debt financing to us on acceptable terms and conditions include:

●	Our current and future financial results and position;

●	the collateral availability of our otherwise unsecured assets;

●	the market’s, investors and lenders’ view of our industry and products;

●	the perception in the equity and debt markets of our ability to execute our business plan or achieve our operating results expectations; and

●	the price, volatility and trading volume and history of our Common Stock.

If we are unable to obtain the equity capital or debt financing necessary to fund our ongoing operations, pursue our strategy and sustain our growth initiatives, we may be forced to scale back our operations or our expansion initiatives, and our business and operating results will be materially adversely affected.

Our growth strategy depends on the availability of suitable locations for our Centers and our ability to open new Centers and operate them profitably.

A key element of our growth strategy is to extend the our brand by opening additional Centers in locations in North and South America that we believes will provide attractive returns on investment. We have initially identified six sites in the United States for potential Centers, however, desirable locations for additional Center openings may not be available at an acceptable cost when we identifies a particular opportunity for a new Center.

In addition, our ability to open new Centers on a timely and cost-effective basis, or at all, is dependent on a number of factors, many of which are beyond our control, including our ability or the ability of the selected franchisee to:

●	reach acceptable agreements regarding the lease of the locations;

●	comply with applicable zoning, licensing, land use and environmental regulations;

●	raise or have available an adequate amount of cash or currently available financing for construction and opening costs;

●	timely hire, train and retain the skilled management and other employees necessary to meet staffing needs;

●	obtain, for acceptable cost, required permits and approvals, including liquor licenses; and

●	efficiently manage the amount of time and money used to build and open each new Center.

If we succeeds in opening new Centers on a timely and cost-effective basis,we may nonetheless be unable to attract enough customers to the new Centers because potential customers may be unfamiliar with our Centers or concept, or our entertainment and menu options might not appeal to them. Our new Centers may not meet or exceed our performance targets, including target cash-on-cash returns. New Centers may even operate at a loss, which could have a significant adverse effect on our overall operating results.

Our operations of Centers are significantly dependent on changes in public and customer tastes and discretionary spending patterns. Our inability to successfully anticipate customer preferences or to gain popularity for such Centers games may negatively impact our profitability.

Our success depends significantly on public and customer tastes and preferences, which can be unpredictable. If we are unable to successfully anticipate customer preferences or increase the popularity of the games offered at the Centers, the per capita revenue and overall customer expenditures at the Centers may decrease, and thereby negatively impact our profitability. In response to such developments, we may need to increase our marketing and product development efforts and expenditures, adjust our game or product sale pricing, modify the games themselves, or take other actions, which may further erode our profit margins, or otherwise adversely affect our results of operations and financial condition. In particular, we may need to expend considerable cost and effort in carrying out extensive research and development to assess the potential interest in a game, testing and launching new games, and to remain abreast with continually evolving technology and trends, as well as the success and popularity of the sports icons, athletes and celebrities who act may act as brand ambassadors or as part of the themes or simulation models for certain of Smaaash Private’s games.

While we may incur significant expenditures of this nature, including in the future as we continue to expand our operations, there can be no assurance that any such expenditures or investments by us will yield expected or commensurate returns or results, within a reasonable or anticipated time, or at all.

The nature of our business exposes us to negative publicity or customer complaints, including in relation to, among other things, accidents, injuries or thefts at the Centers, or health and safety concerns arising from improper use of our game equipment or at our food and beverage venues.

Our business inherently exposes usto negative publicity or customer complaints as a result of accidents, injuries, or in extreme cases, deaths, arising from instances of air-borne, water-borne or food-borne contagion or illness, food contamination, spoilage, tampering, equipment failure, improper use of our equipment, fire, explosion, terrorist attacks or civil riots, and other safety or security issues, such as kidnapping, or associated risks arising from other actual or perceived non-compliance with safety, quality or service standards or norms in relation to the various game, entertainment and food and beverage attractions at the Centers. Even isolated or sporadic incidents or accidents may have a negative impact on our brand image and reputation, and the Centers’ or games’ or our own popularity with customers. The considerable expansion of social media in recent years has compounded the effect of any potential negative publicity.

We cannot guarantee that its employee training, internal controls and other precautions will be sufficient to prevent any such occurrence at the Centers, or in relation to the games developed by Smaaash Private for third party sales, or to control or mitigate any negative consequences. In addition, we and our sub-franchisees rely on third-party security and housekeeping staff for certain non-core functions, as well as certain technology vendors and partners. Although we monitors vendors and partners and, in certain cases, may have a contractual indemnity or recourse in case of any default on their part, our ability to assure a safe and satisfactory experience to our customers is necessarily limited to the extent of our, and our sub-franchisees’, dependence on third parties, from time to time. Moreover, we may not be able to distance or insulate ourselves from any adverse publicity or reputational damage arising from any act, omission or negligence on the part of a vendor or other third party, which may negatively affect a customer’s experience at any of the Centers.

We or our sub-franchisees may not be able to operate the Centers in North and South America, or obtain and maintain licenses and permits necessary for such operation, in compliance with laws, regulations and other requirements, which could adversely affect our business, results of operations or financial condition.

Each Center in North and South America will be subject to licensing and regulation by alcoholic beverage control, amusement, health, sanitation, safety, building code and fire agencies in the country, state, county and/or municipality in which the Center is located. In North and South America, each Center with a restaurant or bar will be required to obtain a license to sell alcoholic beverages on the premises from a state authority and, in certain locations, county and municipal authorities. Typically, licenses must be renewed annually and may be revoked or suspended for cause at any time. In some states, the loss of a license for cause with respect to one Center may lead to the loss of licenses at all Centers in that state and could make it more difficult to obtain additional licenses in that state. Alcoholic beverage control regulations relate to numerous aspects of the daily operations of each Center, including minimum age of patrons and employees, hours of operation, advertising, wholesale purchasing, inventory control and handling and storage and dispensing of alcoholic beverages. Our failure or a failure by a sub-franchisee in obtaining and maintaining the required licenses, permits and approvals at any one Center could impact the continuing operations of existing Centers, or delay or prevent the opening of new Centers. Although we do not anticipate any material difficulties occurring in the future, the failure to receive or retain a liquor license, or any other required permit or license, in a particular location, or to continue to qualify for, or renew licenses, could have a material adverse effect on operations and our ability to obtain such a license or permit in other locations.

As a result of operating certain entertainment games and attractions, including skill-based games that offer redemption prizes, the Centers in North and South America are subject to amusement licensing and regulation by the countries, states, provinces, counties and municipalities in which our Centers are located. These laws and regulations can vary significantly by country, state, province, county, and municipality and, in some jurisdictions, may require us to modify our business operations or alter the mix of redemption games and simulators we offer. Moreover, as more states and provinces in North and South America and local communities implement legalized gambling, the laws and corresponding enabling regulations may also be applicable to our redemption games and regulators may create new licensing requirements, taxes or fees, or restrictions on the various types of redemption games we offer. Furthermore, other states, provinces, counties and municipalities may make changes to existing laws to further regulate legalized gaming and illegal gambling. Adoption of these laws, or adverse interpretation of existing laws, after we has established a Center in the jurisdiction could require the existing center in these jurisdictions to alter the mix of games, modify certain games, limit the number of tickets that may be won by a customer from a redemption game, change the mix of prizes that we may offer or terminate the use of specific games, any of which could adversely affect our operations.

We are also subject to laws and regulations governing our relationship with our employees, including those related to minimum wage requirements, exempt status, overtime, health insurance mandates, working and safety conditions, immigration status requirements, child labor, and non- discrimination. Additionally, changes in federal labor laws, including card verification regulations, could result in portions of our workforce being subjected to greater organized labor influence, which could result in an increase to our labor costs. A significant portion of Center personnel will be paid at minimum wage rates established by federal, state and municipal law. Increases in the minimum wage result in higher labor costs, which may be only partially offset by price increases and operational efficiencies.

We are also subject to the rules and regulations of the Federal Trade Commission and various state laws regulating the offer and sale of franchises. The Federal Trade Commission and various state laws require that we furnish a franchise disclosure document containing certain information to prospective franchisees, and a number of states require registration of the franchise disclosure document with state authorities. State laws that regulate the franchisor-franchisee relationship presently exist in a substantial number of states, and bills have been introduced in Congress from time to time that would provide for federal regulation of the franchisor-franchisee relationship. The state laws often limit, among other things, the duration and scope of non-competition provisions, the ability of a franchisor to terminate or refuse to renew a franchise and the ability of a franchisor to designate sources of supply. We shall endeavor to make sure that any franchise disclosure document we provide, together with any applicable state versions or supplements, and franchising procedures, comply in all material respects with both the Federal Trade Commission guidelines and all applicable state laws regulating franchising in those states in which we have offered franchises.

If we and our sub-franchisees fail to comply with such laws and regulations, we may be subject to various sanctions and/or penalties and fines or may be required to cease operations until we achieve compliance, which could have an adverse effect on our business and our financial results.

Our growth through franchising may not occur as rapidly as we currently anticipate and may be subject to additional risks.

As part of our growth strategy, we will continue to seek sub-franchisees to operate Centers in certain strategic domestic locations or venues. We believe that our ability to recruit, retain and contract with qualified sub-franchisees will be increasingly important to our operations as we expand. Our sub-franchisees are dependent upon the availability of adequate sources of financing in order to meet their development obligations. Such financing may not be available to our sub-franchisees, or only available upon disadvantageous terms. Our sub-franchise strategy may not enhance our results of operations.

Expanding through sub-franchising exposes our business and brand to risks because the quality of the sub-franchised operations will be beyond our immediate control, including risks associated with our confidential information, intellectual properties (including trademarks) and brand reputation. Even if we have contractual remedies to cause sub-franchisees to maintain operational standards, enforcing those remedies may require litigation and therefore our image and reputation may suffer, unless and until such litigation is successfully concluded.

We could face liability from or as a result of our sub-franchisees.

Various state and federal laws will govern the relationship between us and our sub-franchisees and the potential sale of a sub-franchise. If we fail to comply with these laws, we could be liable for damages to franchisees and fines or other penalties. A franchisee or government agency may bring legal action against us based on the franchisee/franchisor relationship. Also, under the franchise business model, we may face claims and liabilities based on vicarious liability, joint-employer liability, or other theories or liabilities. Such legal actions could result in expensive litigation with our franchisees or government agencies that could adversely affect both our profit and our important relations with our franchisees. In addition, regulatory or legal developments could result in changes to laws or the franchisor/franchisee relationship that could negatively impact the franchise business model and, accordingly, our profit.

We may not be able to compete favorably in the highly competitive out-of-home and home-based entertainment and restaurant market in North and South America, which could have a material adverse effect on our business, results of operations or financial condition.

The out-of-home entertainment market in North and South America is highly competitive. Centers that we or our sub-franchisees operate will compete for customers’ discretionary entertainment dollars with providers of out-of-home entertainment, including localized attraction facilities such as movie theatres, sporting events, bowling alleys, sports activity centers, arcades and entertainment centers, nightclubs and restaurants as well as theme parks. Many of the entities operating these businesses are larger and have significantly greater financial resources, a greater number of locations, have been in business longer, have greater name and brand recognition and are better established in the local markets where Centers are planned to be located. As a result, they may be able to invest greater resources than we can in attracting customers and succeed in attracting customers who would otherwise come to the Centers we or our sub-franchisees operate. In North and South America, the legalization of casino gambling in geographic areas near any future Center would create the possibility for adult entertainment alternatives, which could have a material adverse effect on our business and financial condition. We will also face competition from local, regional and national establishments that offer entertainment experiences similar to us and restaurants that are highly competitive with respect to price, quality of service, location, ambience and type and quality of food and beverages. Centers we or our sub-franchisees operate will also face competition from increasingly sophisticated home-based forms of entertainment, such as internet and video gaming and home movie streaming and delivery. If we fail to compete favorably in the competitive out-of-home and home-based entertainment and restaurant markets it could have a material adverse effect on our business, results of operations and financial condition.

Our senior management team has limited experience in establishing, operating, licensing rights to and franchising entertainment centers and related products.

The members of our senior management team have extensive backgrounds in finance and the management and operation of special purpose acquisition companies, however, they have limited prior experience in establishing, operating, licensing rights to and franchising entertainment centers and restaurants and operating businesses in North and South America. We will need to expand our management team, to include individuals with expertise in establishing and operating entertainment centers and restaurants as well as individuals with expertise in product licensing and franchise operations in North and South America. If we are unable to recruit professionals with acceptable backgrounds in establishing and operating entertainment centers and restaurants and with backgrounds in product licensing and financing, we may not be able to pursuit our growth strategy which could have a material adverse effect on our business and results of operations.

Our success depends upon our ability to recruit and retain qualified management, culinary professionals and operating personnel at Centers in North and South America.

We and our sub-franchisees must attract, retain and motivate a sufficient number of qualified management, culinary professionals and operating personnel in order to maintain consistency in our service, hospitality, quality and atmosphere of our Centers. In particular, we and our sub-franchisees will need to hire and retain an experiences team of culinary professionals to create appealing food and beverage menus, tailored to the tastes and preferences of the locations in which we will operate. Qualified management, culinary professionals and operating personnel are typically in high demand. If we and our sub-franchisees are unable to attract and retain a satisfactory number of qualified management, culinary professionals and operating personnel, labor shortages could delay the planned openings of new Centers which could have a material adverse effect on our business and results of operations.

Our business and operations are subject to various risks relating to the acquisitions of target companies. Our inability to complete and successfully integrate the future acquisition targets may affect our growth strategy, market share, profitability or competitive position.

We plan to expand through future acquisitions of companies along with organic growth. There can be no assurance that we will be able to successfully integrate the acquired businesses into our existing operations as planned. We may be adversely impacted by liabilities that we assume from these acquisitions, including known and unknown obligations, intellectual property or other assets, terminated employees, current or former clients, or other third parties, and we may fail to identify or adequately assess the magnitude of certain liabilities, shortcomings or other circumstances prior to the acquisitions, which could result in unexpected legal or regulatory exposure, unfavorable accounting treatment, unexpected increases in taxes, or other adverse effects on our business.

Our insurance coverage may not adequately protect us against all future risks, which may adversely affect our business and prospects.

We maintain insurance coverage, including for fire, acts of god and perils, terrorism, burglary, money, loss of profit, fidelity guarantee, fixed glass and sanitary fitting, electronic equipment, machinery breakdown, portable equipment, sign boards, commercial general liability, marine transit, and directors’ and officers’ liability insurance, as well as employee health and medical insurance, with standard exclusions in each instance. While we maintain insurance in amounts that we consider reasonably sufficient for a business of our nature and scale, with insurers that we consider reliable and credit worthy, we may face losses and liabilities that are uninsurable by their nature, or that are not covered, fully or at all, under our existing insurance policies. Moreover, coverage under such insurance policies would generally be subject to certain standard or negotiated exclusions or qualifications and, therefore, any future insurance claims byu s may not be honored by our insurers in full, or at all. In addition, our premium payments under our insurance policies may require a significant investment by us.

To the extent that we suffers loss or damage for which we did not obtain insurance, that is not covered by insurance or that exceeds our insurance coverage, the loss will have to be borne by us and our business, cash flow, financial condition, results of operations and prospects may be adversely affected.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.

We are dependent upon our executive officers and directors and their departure could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, our executive officers and directors. We believe that our success depends on the continued service of our executive officers and directors. In addition, our executive officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or executive officers. The unexpected loss of the services of one or more of our directors or executive officers could have a detrimental effect on us.

Our executive officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibour our directors, executive officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibour any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our Common Stock held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Compliance obligations under the Sarbanes-Oxley Act may require substantial financial and management resources.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending May 31, 2019. As long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting.

Provisions in our third amended and restated certificate of incorporation and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Common Stock and could entrench management.

Our third amended and restated certificate of incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

If we fail to keep pace with changing industry technology and consumer preferences, we will be at a competitive disadvantage.

The Smaaash Private VR and AR products that the Company will distribute also compete within industries that are characterized by swiftly changing technology, evolving industry standards, frequent new and enhanced product introductions, rapidly changing consumer preferences and product obsolescence. In order to continue to compete effectively, we need to respond quickly to technological changes and to understand their impact on customers’ preferences. We may take significant time and resources to respond to these technological changes and changes in consumer preferences. Our business and results of operations may be negatively impacted if the products we distribute fail to keep pace with these changes.

A failure or unanticipated delay in securing any necessary or desired certification for Smaaash Private’s products from government or regulatory organizations could impair distribution of Smaaash Private’s products and materially and adversely affect our results of operations and financial condition.

In order for certain Smaaash Private’s products to be commercially distributed for use in certain target markets, they must first be certified by certain government or regulatory organizations, such as the Underwriters Laboratory (UL) in the U.S. and the Technischer Überwachungs-Verein (TÜV) and Conforme Européene (CE) in Europe. A failure or unanticipated delay in securing any necessary or desired certification for the Smaaash Private’s products could impair sales of Smaaash Private’s products and materially and adversely affect our business, results of operations and financial condition.

Various product safety laws and governmental regulations applicable to the distributor of Smaaash Private’s products may adversely affect our business, results of operations and financial condition.

Our distribution of Smaaash Private’s products will be subject to numerous federal, state, provincial, local and foreign laws and regulations, including laws and regulations with respect to product safety, including regulations enforced by the United States Consumer Products Safety Commission. We and our sub-franchisees could incur costs in complying with these regulations and, if they fail to comply, could incur significant penalties. A failure to comply with applicable laws and regulations, or concerns about product safety, may also lead to a recall or post-manufacture repair of selected Smaaash Private’s products, resulting in the rejection of the products by our sub-franchisees, lost sales, increased customer service and support costs, and costly litigation.

Risks Related to Doing Business in South America

To the extent we start Center operations in South America, we will be subject to the following risks associated with doing business in South America.

Political or economic instability in South America could have an adverse impact on our results of operations due to diminished revenues.

We may set up and operate Centers in South America. To the extent we start operations in South America, we may derive a portion of its future revenues from countries within South America. Political or economic instability in countries within South America could have an adverse impact on our results of operations due to diminished revenues. Our future revenues, costs of operations and profits could also be affected by a number of other factors related to our anticipated South American operations, including changes in economic conditions in such countries, changes in a country’s political condition, trade protection measures, licensing and other legal requirements, and local tax issues.

Fluctuations in local currency exchange rates could negatively affect our performance.

Unanticipated exchange rate fluctuations in the local currencies could lead to lower reported consolidated results of operations due to the translation of these currencies into U.S. dollars when we consolidate our financial results with any subsidiaries that we establish in South America. A decrease in the value of the U.S. dollar in relation to the applicable local currency could increase our cost of doing business in the relevant jurisdiction.

Governmental policies in the South American countries where Centers are located could impact our business.

Changes in local governmental policies in the South American countries where Centers are expected to be located, and which could be expected to have a substantial impact on our business, include:

●	new laws and regulations or new interpretations of those laws and regulations;

●	the introduction of measures to control inflation or stimulate growth;

●	changes in the rate or method of taxation;

●	the imposition of additional restrictions on currency conversion and remittances abroad; and

●	any actions which limit our ability to finance and operate its business in such jurisdictions.

Risks Related to Smaaash Private

Smaaash Private has significant indebtedness and the imposition of certain restrictive covenants in Smaaash Private debt financing arrangements may increase Smaaash Private’s susceptibility to interest rate fluctuations, adversely impact Smaaash Private’s financial condition and results of operations, as well as restrict Smaaash Private’s operational flexibility.

As on December 31, 2017, Smaaash Private’s outstanding indebtedness on a consolidated basis aggregated to $44.10 million, including $44.05 million of secured debt and $0.05 million of unsecured debt, Smaaash Private may incur additional indebtedness in the future.

Smaaash Private’s significant indebtedness and the imposition of certain restrictive covenants in Smaaash Private’s debt financing arrangements may increase Smaaash Private’s susceptibility to interest rate fluctuations, adversely impact Smaaash Private’s financial condition and results of operations, as well as restricting Smaaash Private’s operational flexibility.

The possible implications of Smaaash Private’s significant indebtedness may include, but are not limited to, the following:

–	a portion of Smaaash Private’s cash flows may be used towards repayment of Smaaash Private’s existing debt, which will reduce the availability of cash to fund Smaaash Private’s working capital requirements, capital expenditures, planned expansions or acquisitions or other strategic objectives, and general corporate purposes;

–	Smaaash Private’s ability to obtain additional funding in the future at reasonable, or less restrictive, terms may be restricted;

–	fluctuations in market interest rates may affect the cost of Smaaash Private’s borrowings, as Smaaash Private’s loans are, currently as well as typically, at variable interest rates;

–	Smaaash Private’s ability to declare dividends, while any actual payments are due under the terms of Smaaash Private’s borrowings;

–	Smaaash Private may be more vulnerable to economic downturns;

–	Smaaash Private’s ability to withstand competitive pressures may be limited;

–	Smaaash Private may have reduced operational flexibility in responding to business, regulatory and economic conditions and developments; and

–	Smaaash Private’s requirement to obtain lenders’ consents for various activities, including, but not limited to, any change in control or ownership of Smaaash Private.

Smaaash Private is continually expanding and so may need to continually raise capital. If Smaaash Private is unable to raise capital on commercially favorable terms, including due to Smaaash Private’s high debt-equity ratio, Smaaash Private’s growth trajectory might be affected.

Smaaash Private is in the process of expansion and may need additional capital despite the fact that it has a significant portion of debt on its books. Due, in part, to Smaaash Private’s significant debt there are various reasons for it not being able to raise capital on commercially favorable terms including, but not limited to (i) high debt to equity ratio, (ii) trends in global capital and credit markets, and (iii) existing debt terms. Smaaash Private’s inability to maintain or obtain sufficient cash flow, credit facilities and other sources of funds, in a timely manner, or at all, to meet Smaaash Private’s expansion strategy requirements could adversely affect Smaaash Private’s growth trajectory.

The high fixed cost structure of Smaaash Private’s operations can result in significantly lower margins if Smaaash Private’s revenues should decline, which may adversely affect Smaaash Private’s business, financial condition, results of operations and prospects.

Smaaash Private’s total aggregate expenditure was $9.91 million and $18.90 million for fiscal years 2016 and 2017, respectively. A large proportion of Smaaash Private’s expenses are fixed expenses, including the cost of full-time employees, fixed rentals, interest costs, security and insurance, which do not vary significantly with retail traffic at Smaaash Private’s Centers. These expenses may continue to increase, in the aggregate, from year to year, particularly as Smaaash Private continue to expand its network of Centers in the future. In the event that Smaaash Private’s expenses increase at a faster rate than Smaaash Private’s revenues and if Smaaash Private is unable to rationalize Smaaash Private’s costs or realize efficiencies of scale, Smaaash Private may not be able to pass on such costs to Smaaash Private’s customers or offset its expenses. In such case, Smaaash Private may experience a decline in its profit margins and, in general, an adverse impact on its business, financial condition, results of operations and prospects.

Smaaash Private has significant capital expenditure requirements, and inability to raise adequate financing on commercially acceptable terms may limit Smaaash Private’s strategic initiatives and growth prospects.

Smaaash Private’s business is inherently capital intensive. Smaaash Private’s total capital expenditure was $10.99 million and $19.23 million in fiscal years 2016 and 2017, respectively. Smaaash Private is required to undertake capital investments on a regular basis, to introduce new games and entertainment options, or to improve existing games and entertainment options and, particularly, when Smaaash Private opens new Centers. In addition, Smaaash Private must incur expenditures to maintain and improve supporting or complementary infrastructure and services at Smaaash Private’s Centers, including Smaaash Private’s food and beverage venues, parking and other facilities. The actual amounts and timing of Smaaash Private’s future capital expenditure may differ from Smaaash Private’s estimates, from time to time, including on account of, among other things, availability of land for future expansion, interest rates, future cash flows being less than Smaaash Private had estimated, fluctuations in currency exchange rates or commodity prices, unforeseen delays or cost overruns on Smaaash Private’s part or on the part of any of Smaaash Private’s equipment or technology supply or other vendors or partners, technological advances, design changes, inability to obtain or delay in obtaining requisite regulatory approvals or third party consents such as from lenders or lessors or others, unanticipated expenses, delays in Smaaash Private’s payments from corporate customers in Smaaash Private’s product sales business or issues with the credit worthiness of such customers, general economic conditions, market developments and new opportunities or challenges in the industry, or in the geographies in which Smaaash Private operate. Smaaash Private’s capital expenditures and investments may rise in the future, given Smaaash Private’s expansion plans as well as the scope of Smaaash Private’s existing operations. The financing required by Smaaash Private for such capital expenditures and investments may not be available to it on commercially acceptable terms or at all, or Smaaash Private’s ability to seek additional financing in the future may be restricted due to the terms of Smaaash Private’s existing or future borrowings, or regulatory constraints on equity or debt capital raising, or a range of macroeconomic factors, including interest rates.

Smaaash Private’s inability to raise adequate financing on commercially acceptable terms, or at all, in the future may limit Smaaash Private’s strategic initiatives and growth prospects. In addition, there can be no assurance that Smaaash Private’s capital investment will yield the planned returns at any time in the future, at expected rates, or at all. In any such event, Smaaash Private’s business, financial condition, results of operations and prospects may be adversely affected.

Smaaash Private, as well as its affiliated companies, have unsecured borrowings from time to time, which may be repayable on demand, including on the occurrence of an event of default in the terms of such financing agreements. Any unexpected calls for repayment of a significant amount of such borrowings may impact Smaaash Private’s ability to manage its debt service obligations.

Smaaash Private, as well as Smaaash Private’s affiliates, have unsecured borrowings from time to time, which may be repayable on demand, including on the occurrence of an actual or alleged event of default. Any unexpected calls for repayment of a significant amount of such borrowings may impact Smaaash Private’s ability to manage its debt service obligations. Any failure to service such indebtedness or comply with any obligations under such financing agreements may cause it to incur penalty interest or may result in the termination of one or more of Smaaash Private’s credit facilities or acceleration or cross-acceleration of payments under such credit facilities, as well as the declaration of an event of default or cross-default, which may adversely affect Smaaash Private’s business, financial condition, results of operation and prospects.

Smaaash Private’s operations are significantly dependent on changes in public and customer tastes and discretionary spending patterns. Smaaash Private’s inability to successfully anticipate customer preferences or to gain popularity for Smaaash Private’s games may negatively impact Smaaash Private’s profitability.

Smaaash Private’s success depends significantly on public and customer tastes and preferences, which can be unpredictable. If Smaaash Private is unable to successfully anticipate customer preferences or increase the popularity of its games, the per capita revenue and overall customer expenditures at Smaaash Private’s Centers may decrease, and thereby negatively impact Smaaash Private’s profitability. In response to such developments, Smaaash Private may need to increase its marketing and product development efforts and expenditures, adjust its game or product sale pricing, modify the games themselves, or take other actions, which may further erode Smaaash Private’s profit margins, or otherwise adversely affect Smaaash Private’s results of operations and financial condition. In particular, Smaaash Private may need to expend considerable cost and effort in carrying out extensive research and development to assess the potential interest in a game, testing and launching new games, and to remain abreast with continually evolving technology and trends, as well as the success and popularity of the sports icons, athletes and celebrities who act as Smaaash Private’s brand ambassadors or as part of the themes or simulation models for certain of Smaaash Private’s games.

While Smaaash Private may incur significant expenditures of this nature, including in the future as Smaaash Private continues to expand Smaaash Private’s operations, there can be no assurance that any such expenditures or investments by it will yield expected or commensurate returns or results, within a reasonable or anticipated time, or at all. Among other things, although one of the factors on which Smaaash Private compete is Smaaash Private’s ability to continually launch new games or embrace new technology, Smaaash Private may also face the converse challenge of introducing new games or new technology to Smaaash Private’s customers through a user-friendly, intuitive, or attractive interface. For instance, Smaaash Private may face challenges in introducing new technology or games to customers who are not familiar with such new technology platforms or interfaces, or do not find such technology, platforms or interfaces convenient to use or easy to grasp. Moreover, there may be resistance to or a lack of enthusiastic customer response for Smaaash Private’s games, for instance, because of actual or perceived concerns that customers may not enjoy, or may encounter difficulties, or even suffer injuries or motion sickness, when playing Smaaash Private’s games, including Smaaash Private’s active games and interactive sports simulators and Smaaash Private’s Augmented Reality (“AR”) and Virtual Reality (“VR”) games, or the perception that immersive single-player VR games can cause feeling of isolation to the extent that they do not allow a multi-player interaction. Any such factors could adversely affect Smaaash Private’s business, financial condition, results of operations and prospects.

The nature of Smaaash Private’s business exposes it to negative publicity or customer complaints, including in relation to, among other things, accidents, injuries or thefts at Smaaash Private’s Centers, or health and safety concerns arising from improper use of Smaaash Private’s game equipment or at Smaaash Private’s food and beverage venues.

Smaaash Private’s business inherently exposes it to negative publicity or customer complaints as a result of accidents, injuries, or in extreme cases, deaths, arising from instances of air-borne, water-borne or food-borne contagion or illness, food contamination, spoilage, tampering, equipment failure, improper use of Smaaash Private’s equipment, fire, explosion, terrorist attacks or civil riots, and other safety or security issues, such as kidnapping, or associated risks arising from other actual or perceived non-compliance with safety, quality or service standards or norms in relation to the various game, entertainment and food and beverage attractions at Smaaash Private’s Centers. Even isolated or sporadic incidents or accidents may have a negative impact on Smaaash Private’s brand image and reputation, and Smaaash Private’s Centers’ or games’ or Smaaash Private’s own popularity with customers. The considerable expansion of social media in recent years has compounded the effect of any potential negative publicity.

Smaaash Private cannot guarantee that its employee training, internal controls and other precautions will be sufficient to prevent any such occurrence at Smaaash Private’s Centers, or in relation to the games developed by it for third party sales, or to control or mitigate any negative consequences. In addition, Smaaash Private relies on third-party security and housekeeping staff for certain non-core functions, as well as certain technology vendors and partners. Although Smaaash Private monitors vendors and partners and, in certain cases, may have a contractual indemnity or recourse in case of any default on their part, Smaaash Private’s ability to assure a safe and satisfactory experience to Smaaash Private’s customers is necessarily limited to the extent of Smaaash Private’s dependence on third parties, from time to time. Moreover, Smaaash Private may not be able to distance or insulate ourselves from any adverse publicity or reputational damage arising from any act, omission or negligence on the part of a vendor or other third party, which may negatively affect a customer’s experience at any of Smaaash Private’s Centers.

Smaaash Private’s business and operations are subject to various risks relating to the acquisitions of target companies. Smaaash Private’s inability to complete and successfully integrate the future acquisition targets may affect Smaaash Private’s growth strategy, market share, profitability or competitive position.

Smaaash Private’s plans to expand through future acquisitions of companies along with organic growth. There can be no assurance that Smaaash Private will be able to successfully integrate the acquired businesses into its existing operations as planned. Smaaash Private may be adversely impacted by liabilities that it assumes from these acquisitions, including known and unknown obligations, intellectual property or other assets, terminated employees, current or former clients, or other third parties, and it may fail to identify or adequately assess the magnitude of certain liabilities, shortcomings or other circumstances prior to the acquisitions, which could result in unexpected legal or regulatory exposure, unfavorable accounting treatment, unexpected increases in taxes, or other adverse effects on its business.

Smaaash Private has a relatively limited operating history and may not be able to sustain Smaaash Private’s growth levels in the future.

Smaaash Private commenced commercial operations at Smaaash Private’s first Center in Mumbai in November 2012, and all of Smaaash Private’s other Centers have commenced commercial operations within the last three fiscal years. Smaaash Private’s first international Center, in the Mall of America, in Minnesota, U.S.A. was opened in December 2016. Consequently, Smaaash Private currently has relatively limited operating experience, particularly, overseas, and may encounter challenges in further expansion, including its proposed overseas expansion.

Consequently, it may be difficult to evaluate Smaaash Private’s past performance and prospects. For instance, Smaaash Private’s consolidated revenue increased from $8.65 million in fiscal year 2016 to $18.06 million in fiscal year 2017. Smaaash Private may not be able to sustain such growth rates in the future, and may not be able to leverage its experience in its existing markets in order to grow Smaaash Private’s business in new markets.

Smaaash Private’s growth strategy to expand within India and in international markets exposes it to certain execution and other risks, which may adversely impact Smaaash Private’s business, financial condition, results of operations and prospects.

Smaaash Private’s growth strategy includes, expanding its network of Centers in India and overseas, growing Smaaash Private’s array of games and other attractions, increasing Smaaash Private’s product sales within India and in international markets, enhancing Smaaash Private’s marketing initiatives and brand value, and also increasing Smaaash Private’s sponsorship and other businesses. In pursuing Smaaash Private’s growth strategy, Smaaash Private may be exposed to several risks and uncertainties, including, but not limited to the following:

–	acquiring new customers, or encouraging repeat business;

–	challenges caused by distance, language and cultural differences, its lack of familiarity and understanding of the local economic conditions, demographics, differences in legal and regulatory jurisdictions and policy frameworks and customer preferences and trends;

–	making accurate assessments of the additional financing, technology,

–	adhering to expected quality and service parameters and satisfying Smaaash Private’s customers across Smaaash Private’s expanded operations;

–	difficulties in managing and staffing expanded operations and maintaining Smaaash Private’s values and culture as well as internal controls, as well as increasing costs of human resources due to wage inflation or increased human resource requirements across different and expanded locations, differences in general employment conditions and the degree of employee unionization and activism;

–	obtaining and complying with the terms of local or additional regulatory approvals, registrations and certifications, or the imposition of governmental controls and changes in laws, regulations or policies;

–	exchange rate fluctuations, currency devaluations and other conversion restrictions;

–	local restrictions on foreign investment and limits on the repatriation of funds;

–	local financial, political and economic instability;

–	potentially adverse tax consequences;

–	higher costs associated with doing business internationally;

–	developing and upgrading Smaaash Private’s administrative and operating infrastructure, including Smaaash Private’s technology, accounting, communications and other systems, and managing strain on existing management attention and resources; and

–	diminished ability to legally enforce Smaaash Private’s contractual rights overseas.

Smaaash Private’s inability to effectively pursue Smaaash Private’s growth strategy or manage Smaaash Private’s expanded operations, may lead to operational and financial inefficiencies, which may have an adverse effect on Smaaash Private’s business, financial condition, results of operations, prospects and reputation.

Smaaash Private’s registered and corporate office and the premises at which Smaaash Private’s Centers are located are leased. Smaaash Private’s inability to renew such leases on commercially acceptable terms, or at all, may adversely impact Smaaash Private’s operations.

Smaaash Private’s registered and corporate office is situated at 2nd Floor, Trade View Building, Oasis Complex, Kamala Mills, Gate No. 4, Pandurang Budhkar Marg, Lower Parel, Mumbai 400 013, within Smaaash Private’s flagship Mumbai Center premises. These premises are currently leased for a five year term which terminates on July 31, 2020.

In addition, the premises at which Smaaash Private’s Centers are located are all either leased or licensed from various parties (including third parties as well as, in some cases, related parties), for varying terms, generally for an initial period ranging between three, five, twelve and twenty years, and in certain cases are automatically renewable for further terms.

Smaaash Private has also entered into revenue sharing arrangements with the property developers for several of Smaaash Private’s Centers in India. Under such revenue sharing arrangements with property developers, Smaaash Private typically pays monthly rent at a fixed percentage of the monthly net retail sales amount (which is generally reset to a higher percentage after the completion of a specified initial duration within the rental period) or, in certain cases, either a monthly minimum guaranteed amount, or a fixed percentage of the monthly net retail sales amount (which is reset to a higher percentage after the completion of a specified initial duration within the rental period), whichever is higher. Certain of these rental and revenue sharing arrangements are subject to lock-up periods, during which time, Smaaash Private cannot terminate these arrangements early without payment of the agreed rent for the entire lock-up period. After the lapse of the lock-in period, Smaaash Private may terminate the arrangements with prior notice. In contrast, the licensors can typically terminate the arrangements at any time, with prior notice, with or without cause.

In the event of any early termination by a licensor or rent escalation or any other difficulties arising in Smaaash Private’s arrangements with Smaaash Private’s lessors, Smaaash Private’s operations may be disrupted, or Smaaash Private may incur substantially increased costs in order to continue or renew Smaaash Private’s rental arrangements, or to make alternative arrangements in order to continue Smaaash Private’s operations, at one or more of Smaaash Private’s Centers, or Smaaash Private may be required to relocate Smaaash Private’s operations elsewhere, in the event Smaaash Private is unable to conclude Smaaash Private’s negotiations with any of Smaaash Private’s lessors in a timely manner and at a commercially viable cost.

Smaaash Private’s operations are subject to various national, state and local laws and regulations, including in relation to commercial operations, food safety and hygiene, liquor licensing, the protection of the environment, and occupational health and safety, which may limit Smaaash Private’s operational flexibility, or subject it to significant compliance costs, which may, in turn, adversely affect Smaaash Private’s financial condition.

Smaaash Private’s operations are subject to various national, state and local laws and regulations, including in relation to commercial operations, food safety and hygiene, liquor licensing, the protection of the environment, and occupational health and safety. While Smaaash Private, to its knowledge, is currently compliant with applicable laws in all respects known to it, Smaaash Private cannot be certain of the applicability, interpretation or implementation of all laws and policies. For instance, in the event that it is alleged or established that games and entertainment options at Smaaash Private’s Centers could be considered “gambling”, “betting”, or “wagering”, or the operation of a “casino”, or “lottery”, which activities are currently not legal across India, it may subject Smaaash Private to some form of regulatory taxation, licensing or approval that Smaaash Private does not already possess, or the prizes or discounts or other incentives awarded by it to the winners of skill-based or other games at Smaaash Private’s Centers may be taxable or require some form of regulatory licensing or approval that Smaaash Private does not already possess, in which case Smaaash Private’s operations could be adversely affected or disrupted, or Smaaash Private may be subject to penalty. If any such licenses or approvals are required there can be no assurance that the relevant authorities will issue or, where required, renew such approvals or registrations in the timeframes anticipated by it. Failure by it to obtain, maintain or renew the required approvals or registrations may result in the interruption of Smaaash Private’s operations and may have an adverse effect on Smaaash Private’s business, financial condition, results of operations and prospects. Additionally, Smaaash Private is required to adhere to certain terms and conditions provided under the statutory and regulatory approvals and registrations, in terms of which Smaaash Private operates, which may require it to undertake substantial compliance-related expenditures.

Any actual or alleged breach or non-compliance with specified conditions may result in the suspension, withdrawal or termination of Smaaash Private’s approvals and registrations or the imposition of penalties by the relevant authorities. While Smaaash Private is not currently aware of any such outstanding material claims or obligations, Smaaash Private may incur substantial costs, including clean up or remediation costs, fines and civil or criminal sanctions, and personal injury claims, as a result of violations of or liabilities under environmental or health and safety laws or noncompliance with permits required at Smaaash Private’s Centers, which, as a result, may have an adverse effect on Smaaash Private’s business and prospects. In addition, as Smaaash Private expanding into newer geographical markets, Smaaash Private may be required to comply with various environmental and health and safety laws and regulations within such jurisdictions. Further, any change in or expansion of the scope of the regulations governing Smaaash Private’s operations, would likely involve substantial additional costs, including costs relating to maintenance and inspection, development and implementation of emergency procedures and insurance coverage or other additional costs to address environmental incidents or external threats. Smaaash Private’s inability to control the costs involved in complying with these and other relevant laws and regulations

Smaaash Private depends significantly on its brand recognition and reputation. The ineffectiveness of Smaaash Private’s brand building, marketing and advertising initiatives, or failure on Smaaash Private’s part to enhance Smaaash Private’s brand image in the future, may adversely impact Smaaash Private’s product sales, sponsorship revenue and other revenues.

Smaaash Private believes that the recognition and reputation of its brand and associated marks, among customers of all ages, genders and backgrounds have contributed significantly to the growth and success of Smaaash Private’s business. Maintaining and enhancing the recognition and reputation of these brands and marks are, therefore, critical to Smaaash Private’s business and competitiveness. Smaaash Private’s brand investment and marketing and promotional activities may not be effective with customers, or may not yield commensurate returns on Smaaash Private’s investment. In particular, as Smaaash Private expands into new geographic or international markets, customers in these markets may not recognize or accept Smaaash Private’s brand and products, as well as Smaaash Private’s customers in existing markets have, in Smaaash Private’s past. Smaaash Private also anticipates that, as Smaaash Private’s business expands into new markets and as the market becomes increasingly competitive, maintaining and enhancing Smaaash Private’s brands may become increasingly difficult and expensive.

If Smaaash Private fails to enhance Smaaash Private’s brand recognition, reputation and positive awareness of its Centers and the products Smaaash Private sells to third parties, it may be difficult for it to grow Smaaash Private’s game, product sales, sponsorship and other revenues and customer bases. Further, the customers that visit Smaaash Private’s Centers, or that purchase game equipment and equipment sold by its directly or through Smaaash Private’s distributors, would typically expect a high level of quality and satisfaction from Smaaash Private’s games. Smaaash Private’s customers’ expectations may be subjective, going beyond technical specifications and internal factors within Smaaash Private’s control. Smaaash Private’s failure to deliver on such expectations may adversely impact Smaaash Private’s brand image, reputation, business, financial condition, results of operations and prospects.

Smaaash Private incurs significant raw material costs, including import costs, and does not have long term purchase contracts with its vendors, as Smaaash Private typically relies on purchase orders. As a result, Smaaash Private may be susceptible to pricing pressures or disruptions in its relationships with its vendors, which may negatively impact Smaaash Private’s operations.

Smaaash Private’s cost of raw materials accounted for 20% of Smaaash Private’s total expenditure, during fiscal year 2017. As Smaaash Private incurs significant raw material costs, including import costs, and does not have long term purchase contracts with Smaaash Private’s vendors, as it typically relies on purchase orders, Smaaash Private may be susceptible to pricing pressures or disruptions in Smaaash Private’s relationships with Smaaash Private’s vendors, which may negatively impact Smaaash Private’s operations. Particularly, as Smaaash Private intends to expand the scale of Smaaash Private’s operations, Smaaash Private’s reliance on third party suppliers of various raw materials, products and services may rise. In addition, there may be limited alternate suppliers for certain of Smaaash Private’s equipment and raw material purchases. If Smaaash Private is unable to source equipment and raw materials meeting required specifications, in sufficient quantities, at the required time, at commercially acceptable costs, or at all, Smaaash Private’s business, financial condition, results of operations and prospects may be adversely affected, particularly to the extent Smaaash Private is unable to pass on increased costs to Smaaash Private’s customers.

Smaaash Private is a company with global operations, and is subject to the risks and uncertainties of conducting business outside India.

Smaaash Private conducts its business across emerging markets such as India, Middle East, Africa, South East Asia and Latin America, and derives a substantial amount of its revenues and profits from international sales, particularly from Africa and South East Asia. During the fiscal year 2017, and during the nine-month period ended December 31, 2017, Smaaash Private’s international operations contributed 24% and 18%, respectively, to Smaaash Private’s total revenue from operations including product sales. The markets in which Smaaash Private operates are diverse and fragmented, with varying levels of economic and infrastructure development and distinct legal and regulatory systems, and do not operate seamlessly across borders as a single or common market. Smaaash Private may require considerable management attention and resources for managing Smaaash Private’s growing business across these emerging markets. Going forward, Smaaash Private anticipates that international sales will continue to account for a significant portion of Smaaash Private’s total revenues and profits and moreover that sales in emerging markets in Asia, Africa and elsewhere will be an increasingly important part of Smaaash Private’s international sales. Further, Smaaash Private plans to continue the expansion of its game offerings to various other jurisdictions, where Smaaash Private has limited or no experience in marketing, developing and deploying Smaaash Private’s games. Therefore, Smaaash Private may be subject to risks inherent in doing business in countries other than India, including:

–	challenges caused by distance, language and cultural differences;

–	providing content and services that appeal to the tastes and preferences of users in multiple markets;

–	protectionist laws and business practices;

–	complex local tax regimes;

–	higher costs associated with doing business in multiple markets;

–	risks related to the legal and regulatory environment in non-Indian jurisdictions, including with respect to privacy and data, or in relation to taxation or repatriation of Smaaash Private’s revenues or profits from foreign jurisdictions to India;

–	security, and unexpected changes in laws, regulatory requirements and enforcement;

–	burdens of complying with a variety of foreign laws in multiple jurisdictions;

–	potential damage to Smaaash Private’s brand and reputation due to compliance with local laws, including requirements to provide player information to local authorities;

–	fluctuations in currency exchange rates;

–	political, social or economic instability; and

–	the potential need to recruit and work through local partners;

–	reduced protection for or increased violations of intellectual property rights in some countries.

Further, a number of agreements executed by Smaaash Private and by Smaaash Private’s subsidiaries, are governed by laws other than Indian law. In the event of a dispute under such agreements, Smaaash Private may not be able to successfully defend its position, and any adverse decision may adversely impact its financial position, results of operations and cash flows. If Smaaash Private is unable to manage its global operations successfully, Smaaash Private’s financial results could be adversely affected, which may impact profit margins or make it increasingly difficult for it to conduct business in foreign markets.

Smaaash Private’s failure to keep pace with rapidly evolving technology may adversely impact Smaaash Private’s business, results of operations and prospects.

Smaaash Private’s future success will depend in large part on Smaaash Private’s ability to respond to technological advances and to emerging industry standards and practices, in a cost-effective and timely manner. The manufacture and sale of game equipment and components in general, and AR or VR games, in particular, is characterized by rapid and disruptive evolution and obsolescence, including as a result of trial and error. The development and implementation of technology and systems integration by it may entail significant technical and business risks. There can be no assurance that Smaaash Private will successfully implement new technologies or integrate different systems or platforms effectively, or that Smaaash Private will adapt its existing technology and systems to meet continually evolving customer expectations or preferences, or emerging industry standards and trends. Technology updates may result in significant costs.

Certain aspects of technological change may require constant testing and enhancement, for instance, the sensitivity and responsiveness of the display, sensors or controls of a game, or the associated hardware or software systems. For instance, over time, bulky headsets and consoles for VR games have given away to more convenient, user-friendly and sophisticated VR game systems with wearable devices, and earlier prototypes and models of several other kinds of game equipment and components that used to have basic functions and several limitations have increasingly been replaced by newer and lighter models with higher performance or functionality, including enhanced models that allow richer simulations or more realistic and, thus, immersive game experiences, or more efficient operation.

However, at times, what Smaaash Private considers to be a promising or transformative technological advance may not be attractive to Smaaash Private’s customers, or compatible with other systems that Smaaash Private has previously deployed, and Smaaash Private’s investment in such technology may not necessarily yield the expected returns within the estimated time, or at all. As a result of these and other factors, Smaaash Private would need to exercise constant vigilance to assess changing trends and customer response, and to devote financial, management and other resources towards adapting appropriately to such changes. If Smaaash Private is unable, for technical, legal, financial or other reasons, to adapt in a timely manner to technological changes, Smaaash Private’s business, future financial performance could be adversely affected.

Any future risks arising from any joint ventures or acquisitions or other strategic business alliances or initiatives could adversely impact Smaaash Private’s operations.

As a part of Smaaash Private’s business strategy, Smaaash Private intends to explore opportunities for overseas expansion, including through joint ventures or acquisitions. Similarly, Smaaash Private may engage in corporate reorganizations, where there are operational benefits expected to arise from such initiatives and opportunities.

Smaaash Private has entered, and may enter into, discussions regarding a wide array of potential strategic transactions, including corporate reorganization, acquisitions, investments, joint ventures or other business collaborations, divestments, or continuing operations following such strategic transactions.

The risks that Smaaash Private may face in connection with these transactions may include the following:

–	Smaaash Private’s management and employees may lose focus due to transition or integration activities;

–	Smaaash Private may not successfully identify appropriate targets and opportunities;

–	if Smaaash Private does identify suitable targets and opportunities, Smaaash Private may not be able to complete those transactions on terms commercially acceptable to it or at all;

–	Smaaash Private may not be able to achieve the strategic purpose and generate expected returns from such strategic transactions;

–	Smaaash Private’s due diligence process may fail to identify all the problems, liabilities or other shortcomings or challenges in respect of a proposed strategic transaction;

–	Smaaash Private may have higher than anticipated costs in continuing operations following a strategic transaction;

–	Smaaash Private may face cultural challenges associated with integrating employees from the acquired company into Smaaash Private’s organization;

–	Smaaash Private’s relationship with current and new employees, customers, partners and distributors could be impaired;

–	there may be unknown liabilities or issues that could have an adverse effect on Smaaash Private’s financial condition and results of operation;

–	Smaaash Private may face litigation or other claims in connection with, or may inherit claims or litigation as a result of a strategic transaction, including claims from terminated employees, customers, or other third parties; and

–	Smaaash Private may have problems extending and upgrading Smaaash Private’s accounting, management information, human resource and other administrative systems following such strategic transaction.

If any of the foregoing risks materialize, they could have an adverse effect on Smaaash Private’s business, financial condition, results of operations and prospects. Moreover, acquisitions, mergers and consolidations at times require prior approval of the anti-trust regulator in the relevant jurisdiction. For example, in India, acquisitions, mergers and consolidations that exceed certain revenue and asset thresholds require prior approval of the Competition Commission of India (“CCI”). Any acquisitions, mergers or consolidations that have an appreciable adverse effect on competition in India may be subject to remedial measures proposed by the CCI. Smaaash Private cannot assure you that Smaaash Private will be able to obtain approval for any such future transactions on satisfactory terms, or at all.

If Smaaash Private is unable to retain key members of Smaaash Private’s senior management, or if Smaaash Private is unable to continue attracting and retaining talented personnel of the appropriate level and background, Smaaash Private’s business and prospects may be adversely affected.

Among other factors, Smaaash Private’s sustained growth depends on the continued involvement of members of Smaaash Private’s core management team. Smaaash Private has a young and dynamic and professionally skilled management team, various members of which have contributed to Smaaash Private’s track record of growth. In addition, from time to time, Smaaash Private actively recruits professionally qualified individuals with a professional and educational background that Smaaash Private considers appropriate to a business of Smaaash Private’s size and nature. Typically, the terms of employment with individuals would include a variable pay component linked to their performance during their engagement with Smaaash Private and generally evaluated on at least an annual basis.

There is no assurance that Smaaash Private will be able to continue its successful hiring of talented and key personnel as well as managing attrition and maintaining good employee relations in the future. Smaaash Private may incur significant costs in implementing Smaaash Private’s strategies towards retaining members of Smaaash Private’s core management team and motivating and training Smaaash Private’s employee base in general. Managing attrition in the future may divert significant management attention. Smaaash Private’s failure to attract new personnel of sufficient skill and experience, or to retain any or sufficient numbers of key individuals, or to avoid, mitigate or otherwise manage attrition or any future labor-related or industrial dispute or demonstration or deterioration in relations with Smaaash Private’s employees individually or collectively, may adversely affect Smaaash Private’s business, financial condition, results of operations and prospects.

Smaaash Private does not have single-entry tickets and has not fully automated its ticketing system. As a result, Smaaash Private’s ability to accurately determine retail traffic or customer numbers may be limited or subject to error.

Smaaash Private does not offer single-entry tickets to any of its Centers and it has not fully automated its ticketing system. As a result, visitors to Smaaash Private’s Centers must generally purchase separate tickets to enjoy the game attractions. In addition, Smaaash Private’s loyalty cards, are not uniquely tagged and electronically monitored, so Smaaash Private’s ability to determine the number of unique customers, or repeat customers, is currently limited, and may be subject to error, which may adversely affect Smaaash Private’s results of operations.

If Smaaash Private is required to rely significantly on third party game developers or vendors in the future, Smaaash Private may be required to incur significant license and royalty costs, which may impact Smaaash Private’s profitability and prospects.

Smaaash Private’s in-house R&D and value engineering capability supports Smaaash Private’s game business as well as Smaaash Private’s product sales business. While Smaaash Private is not currently heavily reliant on any single technology partner or vendor, there can be no assurance that Smaaash Private will not become reliant on external technology partners or vendors in the future. In the event that Smaaash Private is required, in the future, to rely on third party game developers or other technology partners or vendors, Smaaash Private may be required to incur significant license and royalty costs, which may impact Smaaash Private’s profitability and prospects.

Moreover, in the absence of long term vendor contracts, or regardless of the existence of any such long term vendor contracts, Smaaash Private may not be able to negotiate fixed cost procurements and, therefore, may be susceptible to periodic, or erratic price escalations, regardless of Smaaash Private’s own technical or other specifications and budgetary and other expectations. In such events, Smaaash Private cannot be assured of Smaaash Private’s ability to continue to procure equipment and component from the same reputed and trusted vendors in the future, as Smaaash Private may be required to make alternative arrangements for equipment and component supplies at lower cost, more flexible terms, or otherwise. Further, in such situations, in certain cases, Smaaash Private may incur losses due to acts, omissions or negligence of a vendor or partner, where Smaaash Private cannot seek or enforce sufficient warranty, indemnity, liquidated damages, penalties or other forms of recompense, mitigation or support.

As a consequence of any such factors, Smaaash Private’s business, financial condition, results of operations and prospects may be adversely affected.

Any future allegation of intellectual property rights infringement by Smaaash Private, or its failure to protect and defend its own intellectual property rights may adversely affect Smaaash Private’s business and prospects.

Smaaash Private is significantly dependent on Smaaash Private’s in-house developed games, components and technology for its business. Smaaash Private’s general policy is to seek intellectual property protection for those innovations and improvements that Smaaash Private considers likely to be incorporated into Smaaash Private’s business or to give it a competitive advantage. Moreover, when Smaaash Private conducts product sales to third parties, Smaaash Private retains Smaaash Private’s intellectual property rights as a matter of practice and policy. In this relation, Smaaash Private relies on a variety of website domain names, trademark registrations and other proprietary information, as well as confidentiality agreements or arrangements with Smaaash Private’s employees and consultants or other third parties to protect Smaaash Private’s intellectual property rights. For instance, Smaaash Private’s corporate trade name and logo, were assigned to it by Star India Private Limited (“Star India”) pursuant to a deed of perpetual assignment dated effective as of November 30, 2013. Under this deed, Smaaash Private has perpetual rights to use 30 trademarks for the SMAAASH device and word mark, in various classes, throughout the territory of India, for which registration applications have been filed with the Indian Trademark Registry. Further, under this deed of assignment, Star India has confirmed that it has no right or claims to such trademark outside the territory of India. In addition, Smaaash Private has applied for 219 trademarks, in various classes. Should there be any claim regarding Smaaash Private’s right to use such trademarks, including during the period the above-mentioned registration applications remain pending with the Trademark Registry, Smaaash Private’s business and prospects may be adversely affected.

In addition, Smaaash Private may not be able to detect any unauthorized use or to take appropriate and timely steps to enforce or protect Smaaash Private’s intellectual property rights, trade secrets, or other confidential information, which may adversely affect Smaaash Private’s business, financial condition, results of operations and prospects. Any protective agreements and arrangements or measures taken by it may not sufficiently protect Smaaash Private’s intellectual property rights, including Smaaash Private’s trade secrets, and confidential information. In the event any of Smaaash Private’s employees or consultants or vendors or partners or customers, during or after their association with Smaaash Private’s Company, disclose crucial information regarding Smaaash Private’s intellectual property rights, trade secrets or other confidential information to Smaaash Private’s competitors, directly or indirectly, Smaaash Private may be required to resort to litigation or other proceedings to enforce, protect or determine the validity and scope of Smaaash Private’s intellectual property rights and to defend against third party infringement. Further, Smaaash Private may be subject to allegations or adverse publicity regarding violation of third party intellectual property rights. Involvement in any such proceedings or adverse publicity could divert management time and attention, and consume financial resources. Any intellectual property rights infringement claims that Smaaash Private may be required to initiate or defend may not be settled favorably, or within a reasonable time, or at all, or that no additional liability will arise out of these proceedings. An adverse outcome in any of these proceedings could have an adverse effect on Smaaash Private’s business, financial condition, results of operations, prospects and reputation.

Smaaash Private relies on distributors for Smaaash Private’s third party sales and does not have exclusive or long term arrangements with such distributors. As a result, Smaaash Private’s ability to expand its product sales or have visibility over future or repeat orders may be limited, or Smaaash Private may be susceptible to disruptions in its relationships with its distributors, which may negatively impact Smaaash Private’s operations.

As Smaaash Private relies on distributors for Smaaash Private’s third party sales and does not have exclusive or long term arrangements with such distributors, Smaaash Private’s ability to expand Smaaash Private’s product sales or have visibility over future or repeat orders may be limited, or Smaaash Private may be susceptible to disruptions in its relationships with its distributors, which may negatively impact Smaaash Private’s operations. If Smaaash Private’s distributor agreements are terminated or not renewed or replaced in a timely manner, this may result in a disruption of Smaaash Private’s operations. In particular, the loss of business from any significant distributors. Smaaash Private’s future product sales business growth may also depend on Smaaash Private’s ability to attract additional dealerships and widen Smaaash Private’s distributor network. There can be no assurance that Smaaash Private’s distributors will continue to do business with it or that Smaaash Private can attract additional distributors to Smaaash Private’s network. In addition, Smaaash Private’s distributors could change their business practices, or seek to modify their payment terms, which could negatively impact Smaaash Private’s business, financial condition, results of operations and prospects.

If Smaaash Private’s relationship with Shripal Morakhia, its founder, is disrupted in any way, Smaaash Private’s business and prospects may be adversely affected.

Shripal Morakhia, the founder of Smaaash Private, is an entrepreneur associated in the past with Sharekhan, SSKI and YoBoHo. Among other things, Smaaash Private benefits from Mr. Morakhia’s vision, strategic guidance, years of entrepreneurial and managerial experience, and his relationships in the industry. If Mr. Morakhia is unable or unwilling for any reason to continue his present association with Smaaash Private, or to devote as much time to Smaaash Private’s operations as he has in the past, or if he is required to take a prolonged leave of absence for any reason, Smaaash Private may not able to replace him easily, or at all. In particular, as Smaaash Private grows in the future, including internationally, it may be challenging for Mr. Morakhia to continue to devote as much time and attention to Smaaash Private’s operations in person, as he has in the past. As a result of any such factors, Smaaash Private’s business, financial condition, results of operations and prospects and, particularly, Smaaash Private’s brand value, reputation and expansion strategy, may be adversely affected.

The nature of Smaaash Private’s business renders it susceptible to financial misappropriation, theft, negligence or similar activities or incidents on the part of Smaaash Private’s employees, which may adversely impact Smaaash Private’s operations, reputation and prospects.

Smaaash Private’s business is susceptible to acts of fraud, financial misappropriation, theft, negligence or other misconduct committed by Smaaash Private’s employees. Fraudulent and unauthorized conduct by Smaaash Private’s employees could also include binding it to transactions that exceed authorized limits or present unacceptable risks or concealing unauthorized or unlawful activities from it. Employee misconduct could also involve the improper use or disclosure of confidential information pertaining to it or to third parties such as equipment or technology vendors or partners, which could result in regulatory sanctions, legal or other proceedings and serious reputational or financial harm. It is not always possible to deter fraud or misconduct by employees and the precautions Smaaash Private take and the systems Smaaash Private has put in place to prevent and deter such activities may not be effective in all cases. Even isolated or sporadic incidents or accidents may have a negative impact on Smaaash Private’s brand image and reputation, as well as Smaaash Private’s business, financial condition, results of operation and prospects.

Smaaash Private has entered, and may continue to enter, into certain related party transactions. There can be no assurance that Smaaash Private could not have achieved more favorable terms, if such transactions had not been entered into with related parties, or that Smaaash Private will be able to maintain existing terms in the future, where the terms are or may be more favorable than if the transactions had not been entered into with related parties.

Smaaash Private has entered into various transactions with related parties. While Smaaash Private believes that all such transactions have been conducted on an arm’s length basis and contain commercially reasonable terms, Smaaash Private may have been able to achieve more favorable terms had such transactions been entered into with unrelated parties. It is also likely that Smaaash Private may enter into related party transactions in the future. Although all material related party transactions that Smaaash Private may enter into, will be subject to board or shareholder approval, as necessary under the Companies Act 2013, there can be no assurance that such transactions, individually or in the aggregate, will not have an adverse effect on Smaaash Private’s financial condition and results of operations or that Smaaash Private could not have achieved more favorable terms if such transactions had not been entered into with related parties. Such related party transactions may potentially involve conflicts of interest.

Such transactions, individually or in the aggregate, may not always be in the best interests of Smaaash Private’s minority shareholders and will not have an adverse effect on Smaaash Private’s business, results of operations, financial condition and cash flows

Smaaash Private’s financial results for any fiscal quarter, particularly during the first and third fiscal quarters of any given fiscal year, when Smaaash Private typically experiences increased revenues, may not be indicative of results achieved or achievable in any other or future period.

Smaaash Private does not consider its business to be generally seasonal in nature, as Smaaash Private’s Centers offer mostly indoor games and entertainment and food and beverage options. Unlike companies that operate outdoor water parks, theme parks or amusement parks, Smaaash Private does not expect to experience extreme fluctuations in the number of visitors or time spent or expenditure per capita at any of Smaaash Private’s Centers, on account of weather conditions such as high heat, bitter cold or heavy monsoons and other extreme weather. However, Smaaash Private typically experiences, or would expect to experience, increased revenues during the first fiscal quarter ending June 30 and third fiscal quarter ending December 31 of any given fiscal year, including as a result of school summer and winter vacations in India, resulting in higher numbers of families with children being able to visit Smaaash Private’s Centers. Similar temporary effects may be seen as a result of public holidays, long weekends, or other factors that may cause quarterly or monthly fluctuations in Smaaash Private’s results.

Consequently, Smaaash Private’s financial results for any given fiscal quarter or period may not be indicative of results achieved or achievable in any other or future fiscal quarter or period, or Smaaash Private’s annualized results for any given fiscal quarter or period may not be indicative of Smaaash Private’s actual results for the entire fiscal year.

Smaaash Private’s insurance coverage may not adequately protect it against all future risks, which may adversely affect Smaaash Private’s business and prospects.

Smaaash Private maintains insurance coverage, including for fire, acts of god and perils, terrorism, burglary, money, loss of profit, fidelity guarantee, fixed glass and sanitary fitting, electronic equipment, machinery breakdown, portable equipment, sign boards, commercial general liability, marine transit, and directors’ and officers’ liability insurance, as well as employee health and medical insurance, with standard exclusions in each instance. While Smaaash Private maintains insurance in amounts that Smaaash Private considers reasonably sufficient for a business of Smaaash Private’s nature and scale, with insurers that Smaaash Private consider reliable and credit worthy, Smaaash Private may face losses and liabilities that are uninsurable by their nature, or that are not covered, fully or at all, under Smaaash Private’s existing insurance policies. Moreover, coverage under such insurance policies would generally be subject to certain standard or negotiated exclusions or qualifications and, therefore, any future insurance claims by it may not be honored by Smaaash Private’s insurers in full, or at all. In addition, Smaaash Private’s premium payments under Smaaash Private’s insurance policies may require a significant investment by it.

To the extent that Smaaash Private suffers loss or damage for which it did not obtain insurance, that is not covered by insurance or that exceeds Smaaash Private’s insurance coverage, the loss will have to be borne by it and Smaaash Private’s business, cash flow, financial condition, results of operations and prospects may be adversely affected.

Failure of, or disruption in, Smaaash Private’s information technology systems may adversely impact Smaaash Private’s business, reputation and prospects.

Smaaash Private relies on Smaaash Private’s information technology systems to provide it with connectivity and control across Smaaash Private’s business functions, through Smaaash Private’s software, hardware and network systems. Smaaash Private has also deployed what Smaaash Private consider to be adequate data backup and retrieval mechanisms. However, any major or sustained failure in Smaaash Private’s information technology systems or loss of connectivity or loss of data arising from such failure, including due to power outage, human error, hacking, espionage or sabotage, could disrupt Smaaash Private’s ability to track, record and analyses Smaaash Private’s work in progress, process financial information, manage creditors or debtors, or vendors or partners, or otherwise engage in normal business activities, which could have an adverse effect on Smaaash Private’s operations.

Smaaash Private relies on certain data from third parties in this prospectus.

Smaaash Private relies on third party data including data from the GoI and industry publications for the information provided in this proxy. Such data may also be produced on a different basis from comparable information compiled with regard to other countries. Therefore, discussions of matters relating to India, its economy or the game industry herein are subject to the caveat that the statistical and other data upon which such discussions are based may be incomplete or unreliable. Due to possibly flawed or ineffective data collection methods or discrepancies between published information and market practice and other problems, the statistics herein may be inaccurate or may not be comparable to statistics produced elsewhere. However, we are responsible for the accuracy and completeness of the disclosure herein including the data from third parties and investors are entitled to rely on such disclosure.

Risks Related to Smaaash Private’s Operations in India

General economic conditions in India could adversely affect Smaaash Private’s business, financial condition, results of operations and prospects.

Visiting games and entertainment centers is perceived as a leisure activity, or discretionary expenditure. In addition, Smaaash Private competes with other recreation categories, such as amusement parks, cinemas, fine dining and travel, involving customers’ discretionary expenditure. Consequently, Smaaash Private’s business is sensitive to a number of factors that influence the global and local economy in which Smaaash Private operate, as well as discretionary customer spending, including population, urbanization, income levels, recession, inflation, deflation, uncertainty regarding regulatory or policy developments, availability of credit, taxation, stock market and commodities markets performance, unemployment and other matters that influence customer confidence. In particular, Smaaash Private’s performance may decline during recessionary periods or in other periods where one or more macroeconomic factors, or potential macroeconomic factors, negatively affect the level of discretionary expenditure. In the past, the Indian economy has been affected by global economic uncertainties, liquidity crises, domestic policies, global political environment, volatility in interest rates, currency exchange rates, commodity and electricity prices, rising inflation rates, increase in banks’ stressed assets, and various other factors. There is no certainty that the Indian economy will continue to grow, or that business sentiment will remain buoyant or improve, or that India will not face high inflationary pressures in the future. Among other things, high rates of inflation may decrease demand for Smaaash Private’s services and increase employee costs, which may have an adverse effect on per capita and overall customer spends at Smaaash Private’s Centers, Smaaash Private’s profitability and competitive advantage. Additionally, an increase in trade deficit or a decline in India’s foreign exchange reserves could negatively affect interest rates and liquidity, which could adversely affect the Indian economy and Smaaash Private’s business. Delayed structural reform in the Indian banking and financial sector or fiscal policy, among other factors, could also have consequent negative impact on the larger economy. Any downturn in the macroeconomic environment in India could have an adverse effect on Smaaash Private’s business, financial condition, results of operations and prospects.

Political, economic or other factors beyond Smaaash Private’s control may have an adverse impact on Smaaash Private’s business, financial condition, results of operations and prospects.

The following external risks may have an adverse impact on Smaaash Private’s business, financial condition, results of operations and prospects, should any of them materialize:

–	the lingering effects of the global economic slowdown have generally dampened business confidence and made credit markets more volatile, as well as negatively impacting other industry players, including companies in Smaaash Private’s industry;

–	increase in interest rates may adversely affect Smaaash Private’s access to capital and increase Smaaash Private’s borrowing costs, which may constrain Smaaash Private’s ability to grow Smaaash Private’s business and operate profitably

–	political instability, resulting from a change in governmental or economic and fiscal policies, may adversely affect economic conditions in India. In recent years, India has implemented various economic and political reforms. For instance, reforms in relation to land acquisition policies and trade barriers have led to social and civil unrest in India, and there may be such agitation in the future for reasons Smaaash Private may not be able to anticipate, and over which Smaaash Private would have no control;

–	terrorist attacks, regional conflicts or situations or war; and

If such events should impact the national or any regional economies, Smaaash Private’s business, financial condition, results of operations and prospects may be adversely affected. In addition, the occurrence of any of these events may result in a loss of investor confidence, which could potentially lead to economic recession and generally have an adverse effect on Smaaash Private’s business, financial condition, results of operations and prospects.

Changing laws, rules and regulations and legal uncertainties specifically relating to tax laws, may adversely affect Smaaash Private’s business, financial condition, results of operations and prospects.

Smaaash Private operates in a rapidly evolving regulatory and policy environment. Regulatory and policy changes may adversely affect Smaaash Private’s business, financial condition, results of operations and prospects, to the extent that Smaaash Private is unable to suitably respond to, and comply with, any changes in applicable law and policy. The Central or State Governments in the countries Smaaash Private operate in may implement new regulations and policies which will require us to obtain additional approvals and licenses from the government and other regulatory bodies or may impose onerous requirements and conditions on Smaaash Private’s operations.

The Competition Act, 2002 (the “Competition Act”) regulates practices that could have an appreciable adverse effect on competition in the relevant market in India. Any adverse application or interpretation of the Competition Act could adversely affect Smaaash Private’s business, financial condition, results of operations and prospects.

Under the Competition Act, any arrangement, understanding or action in concert, whether formal or informal, which causes or is likely to cause an appreciable adverse effect on competition in India is void and may result in substantial monetary penalties and compensation to be paid to persons shown to have suffered losses. Any agreement among competitors, which, directly or indirectly, determines purchase or sale prices, results in bid rigging or collusive bidding, limits or controls production, supply, markets, technical development, investment or provision of services, or shares the market or source of production or provision of services in any manner, including by way of allocation of geographical area or types of goods or services or number of customers in the market, is presumed to have an appreciable adverse effect on competition.

Further, the Competition Act prohibits abuse of a dominant position by any enterprise, directly or indirectly, including by way of unfair or discriminatory pricing or conditions in sale of goods or services, limiting production of goods, provision of services, or technical or scientific developments relating to goods or services to the prejudice of consumers, using a dominant position in one relevant market to enter into, or protect, another relevant market, denial of market access, or making the conclusion of contracts subject to acceptance of unrelated supplementary obligations. Such practices are subject to substantial monetary penalties and may also be subject to compensation for losses and orders to divide the enterprise.

Although Smaaash Private has not historically undertaken any inorganic growth initiatives, as part of its expansion strategy Smaaash Private intends to do so in the future, if suitable opportunities arise. If Smaaash Private or any of its affiliates are affected, directly or indirectly, by the application or interpretation of any provision of the Competition Act, proceedings initiated by the CCI, any claim by any party under the Competition Act, or any adverse publicity due to scrutiny or prosecution under the Competition Act, including financial penalties, Smaaash Private’s business, financial condition, results of operations and prospects may be adversely affected. Acquisitions, mergers and consolidations that exceed certain revenue and asset thresholds require prior approval by the CCI. Any acquisitions, mergers or consolidations that have an appreciable adverse effect on competition in India may be subject to remedial measures proposed by the CCI. Smaaash Private may not obtain approval for any such future transactions on satisfactory terms, or at all.

Regional hostilities, terrorist attacks, communal disturbances, civil unrest and other acts of violence or war involving India and other countries may result in a loss of investor confidence and a decline in the value of Smaaash Private’s equity shares.

Terrorist attacks, civil unrest and other acts of violence or war may negatively affect the Indian markets in which Smaaash Private operates its business and also adversely affect the worldwide financial markets. In addition, Asia has from time to time experienced instances of civil unrest and hostilities among neighboring countries. Hostilities and tensions may occur in the future and on a wider scale. Military activity or terrorist attacks in India, such as the attacks in Mumbai in November 2008 and in July 2011, may result in investor concern about stability in the region, which may adversely affect the value of Smaaash Private’s equity shares. Events of this nature in the future, as well as social and civil unrest within other countries in Asia, could influence the Indian economy and could have an adverse effect on the Smaaash Private’s business, including the value of equity shares.

The occurrence of natural disasters may adversely affect Smaaash Private’s business, financial condition and results of operations.

The occurrence of natural disasters, including hurricanes, floods, earthquakes, tornadoes, fires and pandemic disease may adversely affect Smaaash Private’s business, financial condition or results of operations. For instance, India has experienced several natural calamities such as earthquakes, tsunamis, floods and drought in recent years, including Cyclone Phailin, which affected the coastal areas of the States of Odisha and Andhra Pradesh, the earthquake in the state of Uttarakhand in 2013, floods in the Kashmir valley in 2014 and the floods in Chennai in the state of Tamil Nadu in 2015. The extent and severity of such natural disasters determines their effect on the regional and national economy.

Any downgrade of credit ratings of India or Indian companies may adversely affect Smaaash Private’s ability to raise debt financing.

India’s sovereign foreign currency long-term debt is currently rated (i) “BBB-” (negative) by Standard & Poor’s Rating Group, a division of McGraw-Hill Companies, Inc., or Standard & Poor’s, (ii) “BBB-” (negative) by Fitch Ratings Ltd, or Fitch, and (iii) “Baa3” (stable) by Moody’s Investors Services Limited, or Moody’s. These ratings reflect an assessment of the GoI’s overall financial capacity to pay its obligations and its ability or willingness to meet its financial commitments as they become due. Further, rating agencies may change their methodology for rating, which may impact the rating. No assurance can be given that Standard & Poor’s, Fitch, Moody’s or any other statistical rating organization will not downgrade the credit ratings of India. Any adverse revisions to India’s credit ratings for domestic and international debt by international rating agencies may negatively impact both the perception of credit risk associated with Smaaash Private’s current variable rate debt and its ability to access the debt markets on favorable terms in the future.

A decline in India’s foreign exchange reserves may affect liquidity and interest rates in the Indian economy.

According to a report released by Reserve Bank of India (RBI), India’s foreign exchange reserves totaled approximately $320 billion as of December 19, 2014. India’s foreign exchange reserves have declined recently and may have negatively affected the valuation of the Rupee. Further declines in foreign exchange reserves could adversely affect the valuation of the Rupee and could result in reduced liquidity and higher interest rates that could adversely affect Smaaash Private’s future financial condition.

Smaaash Private is exposed to foreign currency fluctuation risks, particularly in relation to import of equipment for Smaaash Private’s games, to the extent such exposures are not set off by Smaaash Private’s product sales to overseas customers. A depreciation of the Indian Rupee against the U.S. Dollar or other major foreign currencies may adversely impact Smaaash Private’s results of operations by increasing Smaaash Private’s import costs and capital expenditures.

Smaaash Private’s financial statements are presented in Indian Rupees. However, Smaaash Private incurs expenses in foreign currencies to the extent that Smaaash Private imports game equipment or components from overseas vendors and thus has foreign currency denominated trade payables. Smaaash Private also earns income in foreign currencies to the extent that Smaaash Private conducts product sales overseas. Smaaash Private may also have foreign currency borrowings from time to time, and thus incur foreign currency denominated finance charges. The exchange rates between the Indian Rupee and the U.S. Dollar or other relevant foreign currencies have fluctuated significantly in the past. Smaaash Private is exposed to foreign currency fluctuation risks particularly to the extent that such exposures are not set off by Smaaash Private’s product sales to overseas customers. A depreciation of the Indian Rupee against the U.S. Dollar or other major foreign currencies may adversely impact Smaaash Private’s results of operations by increasing Smaaash Private’s import costs and capital expenditure. A sustained appreciation of the Indian Rupee may negatively impact Smaaash Private’s revenue and results of operations.

Since a majority of Smaaash Private’s directors, officers and assets reside or are located outside of the United States, Smaaash Private may have difficulty enforcing judgments against Smaaash Private, its directors and officers.

Smaaash Private is incorporated under the laws of India. Further, Smaaash Private conducts substantially all of its operations in India. The majority of its directors and officers, reside outside the United States, and a majority of Smaaash Private’s assets and some or all of the assets of such persons are located outside the United States. As a result, it may be difficult or impossible to effect service of process within the United States upon Smaaash Private or those persons, or to recover against Smaaash Private or those persons on judgments of United States courts, including judgments predicated upon the civil liability provisions of the United States federal securities laws. An award of punitive damages by a United States courts based upon United States federal securities laws is likely to be construed by Indian courts to be penal in nature and therefore unenforceable in India. Further, no claim may be brought in India against Smaaash Private or its directors and officers in the first instance for a violation of United States federal securities laws because these laws have no extraterritorial application under Indian law and are not enforceable in India. However, an Indian courts may impose civil liability, including the possibility of monetary damages, on Smaaash Private or its directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Indian law. Moreover, it is unlikely that a courts in India would award damages on the same basis as a foreign courts if an action were brought in India or that the Indian courts would enforce foreign judgments if it viewed the amount of damages as excessive or inconsistent with Indian practice or public policy.

The courts of India will not automatically enforce judgments of United States courts obtained in actions against Smaaash Private or its directors and officers, predicated upon the civil liability provisions of the United States federal securities laws, or entertain actions brought in India against Smaaash Private or such persons predicated solely upon United States federal securities laws. Further, the United States has not been declared by the Government of India to be a reciprocating territory for the purposes of enforcement of foreign judgments, and there are grounds upon which Indian courts may decline to enforce the judgments of United States courts. Some remedies available under the laws of United States jurisdictions, including remedies available under the United States federal securities laws, may not be allowed in Indian courts if contrary to public policy in India. Because judgments of United States courts are not automatically enforceable in India, it may be difficult for you to recover against Smaaash Private or its directors and officers or some experts named in this proxy statement/prospectus based upon such judgments. In India, prior approval of the RBI is required in order to repatriate any amount recovered pursuant to such judgments. See “Enforceability of Civil Liabilities.”

Risks Related to Our Ownership of Smaaash Private’s Share Equity

Smaaash Private’s principal stockholders and management own a significant percentage of its share equity stock and will be able to exert significant control over matters subject to shareholder approval.

Shripal Morakhia and AHA Holdings Private Limited, his affiliated entity, and FW Metis, Smaaash Private’s principal shareholders, beneficially own approximately 24.34% and 21.23%, respectively, of Smaaash Private’s share equity after the Transaction. Accordingly, these shareholders have significant influence over the outcome of corporate actions requiring shareholder approval, including the election of directors, any merger, consolidation or sale of all or substantially all of its assets or any other significant corporate transaction. The interests of these shareholders may not be the same as or may even conflict with Smaaash Private’s interests. The concentration in ownership may have the effect of delaying, preventing or deterring a change in control of Smaaash Private and deprive Smaaash Private’s shareholders of an opportunity to receive a premium for their equity shares as part of a sale of Smaaash Private.

There is currently no trading market for Smaaash’s equity shares and liquidity of the equity shares is limited.

Smaaash’s equity shares of are not registered under the securities laws of India, the United States or any state or other jurisdiction, and accordingly there is no public trading market for the equity shares that we received in the Transaction and no public trading market is expected to develop in the foreseeable future. Therefore, we may not be able to readily sell or transfer the Smaaash Private equity shares that we own.

USE OF PROCEEDS

        All of the shares of Common Stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales. We will receive up to an aggregate of approximately $62,807,250.00 from the exercise of Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes.

SELECTED HISTORICAL FINANCIAL INFORMATION

The following table presents our selected historical financial data for the periods and as of the dates indicated. The statement of operations data for the years ended May 31, 2018 and 2017 and the three-months ended August 31, 2018 and 2017, and the balance sheet data as of May 31, 2018 and 2017 and August 31, 2018 and 2017, are derived from our consolidated financial statements and the notes thereto. Historical results are not necessarily indicative of the results we expect in future periods. The data presented below should be read in conjunction with, and are qualified in their entirety by reference to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes thereto included elsewhere in this prospectus.

SMAAASH ENTERTAINMENT INC. (FORMERLY KNOWN AS I-AM CAPITAL ACQUISITION COMPANY)
BALANCE SHEETS

	August 31, 2018	May 31, 2018	May 31, 2017

ASSETS
Current Assets
Cash and cash equivalents	$355,828	$458,063	$30,000
Deferred offering costs	81	—	25,000
Prepaid expenses	355,909	3,168	—
Total Current Assets		461,231	55,000

Cash held in Trust Account	53,119,511	52,895,652	—
Total Assets	$53,475,420	$53,356,883	$55,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Loan payable - Related party	$85,238	$81,618	$30,672
Accrued expenses	182,807	63,579	—
Deferred legal fees	100,000	100,000	—
Total current liabilities	368,045	245,197	30,672
Deferred underwriting fees	1,820,000	1,820,000	—
Total Liabilities	2,188,045	2,065,197	30,672

Commitments
Common stock subject to possible redemption, $.0001 par value; 4,560,757 and -0- shares as of May 31, 2018 and May 31, 2017, respectively, at redemption value	46,287,374	46,291,685	—

Stockholders’ equity
Preferred Stock - $0.0001 par value, 1,000,000 shares authorized; no shares issued and outstanding	—	—	—
Common Stock - $0.0001 par value; 20,000,000 shares authorized; 2,253,168, 2,252,743 and 1,437,500 shares issued and outstanding (excluding 4,560,332, 4,560,757 and -0- shares subject to possible redemption) as of August 31, 2018, May 31, 2018 and May 31, 2017, respectively	225	225	144
Additional paid-in capital	5,013,621	5,009,310	24,856
Accumulated deficit	(13,845)	(9,534)	(672)
Total stockholders’ equity	5,000,001	5,000,001	24,328
Total Liabilities and stockholders’ equity	$53,475,420	$53,356,883	$55,000

SMAAASH ENTERTAINMENT INC. (FORMERLY KNOWN AS I-AM CAPITAL ACQUISITION COMPANY)
STATEMENTS OF OPERATIONS

	Year Ended May 31, 2017	For the period from April 17, 2017 (Inception) to May 31, 2017

Revenues	—	—

Operating expenses
General and administrative expenses	530,564	672
Loss from operations	(530,564)	(672)

Other income:
Interest income	521,702	—

Loss before provision for taxes	(8,862)	(672)

Income tax provision	—	—

Net loss	$(8,862)	$(672)

Basic and diluted net loss per share	$(0.00)	$(0.00)

Weighted average number of common shares outstanding	2,050,790	1,750,000

SMAAASH ENTERTAINMENT INC. (FORMERLY KNOWN AS I-AM CAPITAL ACQUISITION COMPANY)
STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended
	August 31,
	2018	2017

Revenues	$—	$—

Operating expenses
General and administrative expenses	246,661	10,106
Loss from operations	(246,661)	(10,106)

Other income:
Interest income	242,350	13,328

(Loss) income before provision for taxes	(4,311)	3,222

Income tax provision	—	—

Net (loss) income	$(4,311)	$3,222

Basic and diluted net income per share	$0.00	$0.00

Weighted average number of common shares outstanding	2,253,168	1,529,094

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Smaaash Entertainment Inc. (formerly known as I-AM Capital Acquisition Company) was a blank check company organized under the laws of the State of Delaware on April 17, 2017. We were formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Although we were not limited to a particular industry or geographic region for purposes of consummating a business combination, we focused on businesses with a connection to India.

On May 31, 2017, we issued 1,437,500 Founder Shares to the Sponsor in exchange for a capital contribution of $25,000. Upon the partial exercise of the underwriters’ over-allotment option on September 13, 2017, 137,500 Founder Shares were forfeited by the Sponsor.

The Founder Shares are identical to the Public Shares and holders of Founder Shares have the same stockholder rights as Public Stockholders, except that the Founder Shares and the Private Placement Shares are subject to certain transfer restrictions.

On August 22, 2017, we sold 5,000,000 Public Units at a purchase price of $10.00 per unit in our IPO, generating gross proceeds of $50.0 million. Each public unit consisted of one share of our Common Stock, one right to receive one-tenth of one share our Common Stock upon consummation of an initial business combination, and one redeemable warrant. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $11.50 per share, subject to adjustment.

Concurrently with the closing of the IPO, the Sponsor purchased an aggregate of 254,500 Private Placement Units at $10.00 per unit, generating gross proceeds of $2,545,000 in a private placement. The Private Placement Units (including their component securities) are not transferable, assignable or salable until 30 days after the completion of the initial business combination and the warrants included in the Private Placement Units are non-redeemable so long as they are held by the Sponsor or their permitted transferees.

Contained in the underwriting agreement for the IPO was an over-allotment option allowing the underwriters to purchase from the Company up to an additional 750,000 Public Units (the “Over-Allotment Units”) and, in addition, the Company received a commitment from the Sponsor to purchase up to an additional 26,250 Private Placement Units. On September 13, 2017, the underwriters partially exercised their option and purchased 200,000 Over-Allotment Units, which were sold at an offering price of $10.00 per unit, generating gross proceeds of $2,000,000. Also on September 13, 2017, simultaneously with the sale of the Over-Allotment Units, the Company consummated the sale of an additional 7,000 Private Placement Units (the “Over-Allotment Placement Units”), generating gross proceeds of $70,000.

Recent Events

On November 20, 2018 (the “Closing Date”), the Company and Smaaash Entertainment Private Limited, a private limited company incorporated under the laws of India (“Smaaash Private”), consummated the transactions (the “Transactions”) contemplated by the share subscription agreement (as amended, the “Subscription Agreement”), following the approval at the special meeting of the stockholders of the Company held on November 9, 2018 (the “Special Meeting”).

Pursuant to the Subscription Agreement, the purchase price of $150,000 was paid by the Company to Smaaash Private in exchange for 300,000 newly issued equity shares of Smaaash Private at the closing of the Transactions (the “Closing”).

In addition, AHA Holdings Private Limited (“AHA Holdings”) and Shripal Morakhia (together with AHA Holdings, the “Smaaash Founders”) have agreed that within six months following the Closing Date, they will transfer all of their ownership interest in Smaaash Private (representing 33.6% of the share capital of Smaaash Private on a fully diluted basis as of June 22, 2018) (the “Additional Smaaash Shares”) to the Company in exchange for newly issued shares of our Common Stock (the “Transferred Company Shares”) in an amount which would enable the Smaaash Founders to retain their 33.6% ownership interest in Smaaash Private indirectly through their interest in the Company.

At the Closing, the Company issued an aggregate of 2,000,000 shares of its common stock to the Smaaash Founders as an upfront portion of the Transferred Company Shares (the “Upfront Company Shares”). In connection with the issuance of the the Upfront Company Shares, the Company and the Smaaash Founders entered into an escrow agreement pursuant to which Upfront Company Shares will be held in escrow and will be either, (i) if the Additional Smaaash Shares are not transferred in full to the Company within the designated six-month period, cancelled, or (ii) if the Additional Smaaash Shares are transferred in full to the Company within the designated six-month period, released from escrow and the number of Upfront Company Shares will be deducted from the Transferred Company Shares that will be issued to the Smaaash Founders upon the delivery of the Additional Smaaash Shares.

On November 16, 2018, Smaaash Private and the Smaaash Founders executed a letter of undertaking, pursuant to which they agreed to transfer 4,000,000 additional equity shares of Smaaash Private to the Company in consideration for 200,000 shares of Our Common Stock, simultaneously with the issuance of the 300,000 equity shares of Smaaash Private to the Company on or prior to November 30, 2018, as permitted by the laws of India. Such additional shares of Smaaash Private have not yet been delivered.

In connection with the Closing, the Company changed its name from I-AM Capital Acquisition Company to Smaaash Entertainment Inc., and entered into a master franchise agreement (“Master Franchise Agreement”) and a master license and distribution agreement (“Master Distribution Agreement”) with Smaaash Private. Prior to the Closing, the Company was a shell company with no operations, formed as a vehicle to effect a business combination with one or more operating businesses. After the Closing, the Company’s primary assets consist of shares in Smaaash Private and the rights granted under the Master Franchise Agreement and the Master Distribution Agreement.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities from April 17, 2017 (date of inception) through August 31, 2018 were organizational activities, those necessary to prepare for the IPO, which was consummated on August 22, 2017, and identifying a target company for a business combination. Following the IPO, we have not generated any operating revenues and will not until after the completion of our business combination. We have generated $764,052 through August 31, 2018 of non-operating income in the form of interest income. We expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the three months ended August 31, 2017, we had net income of $3,222, which consists of operating costs of $10,106 offset by interest income of $13,328 on cash and marketable securities held in the Trust Account.

For the three months ended August 31, 2018, we had net loss of $4,311, which consists of operating costs of $246,661 offset by interest income of $242,350 on cash and marketable securities held in the Trust Account.

Liquidity and Capital Resources

The completion of the IPO and simultaneous Private Placement, inclusive of the underwriters’ partial exercise of their over-allotment option, generated gross proceeds to the Company of $54,615,000. Related transaction costs amounted to approximately $3,838,000, consisting of $3,360,000 of underwriting fees, including $1,820,000 of deferred underwriting commissions payable (which are held in the Trust Account) and $478,000 of IPO costs.

Following the IPO and the underwriter’s partial exercise of the over-allotment option, a total of $55,740,000 was placed in the Trust Account and we had $552,190 of cash held outside of the Trust Account, after payment of all costs related to the IPO.

As of August 31, 2018, we had cash and marketable securities held in the Trust Account of $53,119,511, substantially all of which is invested in U.S. treasury bills with a maturity of 180 days or less. Interest income earned on the balance in the Trust Account may be available to us to pay taxes. Since inception, we have withdrawn $695,523 of interest income from the Trust Account.

As of August 31, 2018, we had cash of $355,828 held outside the Trust Account, which is available for use by us to cover the costs associated with identifying a target business including Smaaash Private, negotiating a business combination, due diligence procedures and other general corporate uses. In addition, as of August 31, 2018, we had accrued expenses of $182,807.

For the three months ended August 31, 2018, cash used in operating activities amounted to $120,527, mainly resulting from accrued expenses of $119,228, offset by interest earned on marketable securities held in the Trust Account of $242,350.

We intend to use substantially all the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (which interest shall be net of taxes payable and up to a maximum of $600,000 of working capital released to us) and excluding deferred underwriting commissions) to complete our initial business combination. We may withdraw interest to pay taxes and up to $600,000 for working capital expenses, if any. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

We intend to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses (as well as pay personnel and advisors to do the forgoing), structure, negotiate and complete a business combination, and to pay taxes to the extent the interest earned on the trust account is not sufficient to pay our taxes.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial Business Combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial Business Combination, we would repay such loaned amounts. In the event that our initial Business Combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment.

We do not believe we will need to raise additional funds in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial Business Combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our Business Combination. Moreover, we may need to obtain additional financing either to complete our Business Combination or because we become obligated to redeem a significant number of our Public Shares upon completion of our Business Combination, in which case we may issue additional securities or incur debt in connection with such Business Combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our Business Combination. In the current economic environment, it has become especially difficult to obtain acquisition financing. If we are unable to complete our initial Business Combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the Trust Account. In addition, following our initial Business Combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Off-balance sheet financing arrangements

We have no obligations, assets or liabilities which would be considered off-balance sheet arrangements. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than an agreement to pay the sponsor a monthly fee of $10,000 for office space, utilities and administrative support provided to the Company. We began incurring these fees on August 16, 2017 and will continue to incur these fees monthly until the earlier of the completion of the Business Combination or the Company’s liquidation.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. The Company has not identified any critical accounting policies.

MANAGEMENT

The following table sets forth information regarding our directors and executive officers:

Name	Age	Position

F. Jacob Cherian	53	Chief Executive Officer and Class II Director
Suhel Kanuga	43	Chief Financial Officer, Secretary and Class II Director
Donald R. Caldwell	71	Chairman and Class I Director
Roman Franklin	34	Class I Director
Max Hooper	71	Class II Director
Frank Leavy	65	Class I Director
Edward Leonard Jaroski	71	Class I Director
William H. Herrmann, Jr.	72	Class II Director
Shripal Morakhia	59	Class II Director

F. Jacob Cherian, has served as our Chief Executive Officer and has been a member of our board of directors since inception. Mr. Cherian is also one of the managing members of our Sponsor Mr. Cherian co-founded and served as Chairman, Chief Executive Officer and director of Millennium India from July 2006 to October 2013, completing a $58 million initial public offering in July 2006. Millennium India completed a business combination with SMC, an India-headquartered diversified financial services company with over 2,500 locations in over 500 cities in India serving approximately 1.7 million investors by acquiring a 14.9% interest in SMC. Mr. Cherian served on the Board of Directors of SMC from 2008 to December 2017, and also served on the Board of Directors of Moneywise Financial Services, a non-bank finance company in India, from 2008 to December 2017. From April 2004 to July 2006, Mr. Cherian served as Partner in the financial services division of Computer Sciences Corporation (“CSC”), a Fortune 500 firm with approximately $15.0 billion in annual revenues. Mr. Cherian’s prior work experience includes positions as a director in New York with KPMG LLP / KPMG Consulting from October 1998 to March 2004, and JP Morgan & Co from September 1995 to September 1998 in its Fixed Income Credit Portfolio & Derivatives Division.  Mr. Cherian has extensive international experience and has relocated to, and had multi-year residences in, both Europe and India. He is frequently featured in leading publications and industry conferences for his insights on emerging trends and growth markets, and is a respected authority on South Asian and India-related affairs.  Mr. Cherian holds a Bachelor of Arts degree in Accounting & Information Systems from Queens College of CUNY and an MBA in International Finance from St. John’s University. He has also served as Adjunct Professor of Finance at the Tobin College of Business at St. John’s University’s MBA Program for ten years.

We believe Mr. Cherian’s extensive executive experience and leadership in global including India related business transactions qualifies him to serve on our board of directors.

Suhel Kanuga, has served as our Chief Financial Officer and Secretary and has been a member of our board of directors since inception. Mr. Kanuga is also one of the managing members of our Sponsor. Mr. Kanuga co-founded Millennium India, completing a $58 million initial public offering in July 2006 and consummated a business combination with SMC and served at various positions including President, Chief Financial Officer, Treasurer, Secretary, Chief Compliance Officer and Director from March 2006 through May 2015. Mr. Kanuga also served on the Board of Directors of SAM Global Securities, prior to its amalgamation with SMC from January 2008 to February 2009. From April 2004 to July 2006, Mr. Kanuga served as Principal in the financial services division of CSC. He also held management positions at KPMG Consulting in New York from January 1999 to August 2004 and prior to that, U.S. West, Inc. Mr. Kanuga has significant international management experience, having worked with businesses across the United States, Europe and Asia. Mr. Kanuga is experienced in identifying business value, and structuring investments and acquisitions to scale up businesses. Mr. Kanuga has been interviewed in the media for his views and expertise on emerging markets/India investments and governance, and has also presented at industry conferences. He holds Bachelor’s degrees in Mathematics and Economics from Lawrence University.

We believe Mr. Kanuga’s deep understanding of finance and international business management and transactions qualifies him to serve on our board of directors.

Donald R. Caldwell, who has been an independent director and the Chairman of our board of directors since August 16, 2017, is an experienced investor, co-founded Cross Atlantic Capital Partners, Inc., a venture capital management company, where he has served as its Chairman and Chief Executive Officer since 1999. At Cross Atlantic Capital Partners, Inc., Mr. Caldwell has raised four investment funds totaling over $500 million of committed capital and is responsible for the firm’s operations, building the investment team, and growing the Cross Atlantic franchise through fundraising, network development, and deal flow generation. Prior to founding Cross Atlantic Capital Partners, Inc. in March 1999, Mr. Caldwell was President and Chief Operating Officer of Safeguard Scientifics, Inc. (NYSE: SFE) (“Safeguard”) from 1996 to 1999, where he also previously served as Executive Vice President from 1993 to 1996.  In addition to his service on our board, Mr. Caldwell currently serves on the board of directors of three public companies: InsPro Technologies Corporation (OTC: ITCC) since 2008, where he serves as chairman of the board and member of the audit committee; Lightning Gaming, Inc., since June 2015, where he serves as a director and chairman of the audit committee; and Quaker Chemical Corporation (NYSE: KWR) since 1997, where he serves as lead director, as chairman of the executive committee and member of the compensation and audit committees; Mr. Caldwell was previously a member of the board of directors of Diamond Cluster International, Inc. from 1994 to 2010 and has served as a director for several private companies and non-profit organizations, including software and money management firms as well as the Pennsylvania Academy of the Fine Arts and the Committee for Economic Development. Mr. Caldwell is a Certified Public Accountant (Retired) and holds a Bachelor of Science degree from Babson College and a Master of Business Administration from the Graduate School of Business at Harvard University.

We believe Mr. Caldwell’s deep financial, entrepreneurial and business expertise and extensive experience as a member of the boards and board committees of other public companies qualifies him to serve on our board of directors.

Roman Franklin, has been an independent director since August 16, 2017. Mr. Franklin has been Chief Investment Officer of SMC Global USA since March 2016, and prior, President of Franklin Financial Planning from 2005 to 2016. Roman Franklin is a 14-year veteran of the financial services industry. By the age of 22 he held FINRA Series 7, Series 66, and Life, Health, and Variable Insurance Licenses. In 2005, he founded a fee-only registered investment advisory firm. In 2008, he was one of the youngest recipients of the National Association of Financial Advisors (“NAPFA”) Registered Financial Advisor (RFA) designation. In 2015, he was elected as a Board Member of the NAPFA, South Region Board of Directors, overseeing more than a dozen states from Texas, to Florida, to North Carolina. Mr. Franklin has experience in domestic and international investment, and has been involved in multiple business transactions tied to India, including the sale of a 50% equity stake in his wealth management business to Indian financial services firm SMC. Mr. Franklin holds a Bachelor’s Science degree in Management from Barry University and an M.B.A. in Finance from the Graduate School of Business at Stetson University.  His civic organization roles include School Advisory Council for Volusia County Schools, City of DeLand Economic Development Committee, and the Boys’ and Girls’ Clubs of Central Florida.

We believe Mr. Franklin’s strong expertise in finance and international and domestic business transactions, in particular those with Indian exposure, qualifies him to serve on our board of directors.

Max Hooper, who has been an independent director since August 16, 2017, serves as Managing Director of Merging Traffic, a web-based crowdsourcing portal, since September 2015 and Head of Investment Banking and Senior Vice President of Triloma Securities, a subsidiary of Triloma Financial Group LLC, since January 2016. Dr. Hooper is also the founder and owner of Partners Advisory Group and Partners Capital Group, two financial advisory firms since January 2014. Since February 2018, Dr. Hooper’s primary focus has been as Managing Director/CEO of Managing Traffic and co-owner of Triloma Financial Group. Prior to that, Dr. Hooper was co-founder of Equity Broadcasting Corporation, a media company that owned and operated more than one hundred television stations across the United States. Dr. Hooper is an accomplished entrepreneur and has started multiple businesses in technology/internet, lodging, and services industries. Dr. Hooper has served on the investment committee of several venture capital and angel funds, and has completed “work out” transactions as a Certified Debt Arbitrator representing banks and private transactions. Dr. Hooper also has prior experience with SPACs such as transaction structuring, administration, research, and execution. Dr. Hooper has earned five doctorate degrees from a variety of institutions.

We believe Dr. Hooper’s expertise in investment, management and mergers and acquisitions over various industries qualify him to serve on our board of directors.

Frank Leavy, has been an independent director since August 16, 2017. Since 2007, Mr. Leavy has been the Senior Vice President and Director of Finance and Administration for Blake’s All Natural Foods, a manufacturer of “better for you” frozen entrees. Prior to that, he held various financial officer positions at member companies of Group Rossignol, a world leading company in the winter sports industry. Specifically, he was Controller of Rossignol Ski Company from 1982 to 2006 and Vice President of Finance of Skis Dynastar, Inc. and Skis Dynastar Canada from 2000 to 2006. He also served as Chief Operating Officer at Roger Cleveland Golf Company, a subsidiary of Group Rossignol from 1999 to 2000 and was elected a director of the company from 2003 to 2005. Mr. Leavy holds a Bachelor of Arts degree from the College of the Holy Cross and a Master of Science degree in accounting from the Graduate School of Professional Accounting at Northeastern University.

We believe Mr. Leavy’s extensive experience in corporate finance qualify him to serve on our board of directors.

Edward Leonard Jaroski, has been an independent director since October 2017. Mr. Jaroski was the founder of Fixed Income Portfolio Manager at Capstone Asset Management Company and has served as its President and Chief Executive Officer since from Mr. Jaroski has been Chairman, Chief Executive Officer and President of various Capstone/Steward Funds in the fund complex from 1987 through 2016. Mr. Jaroski was at Tenneco Financial Services from 1981 to 1987, where he was the Executive Vice President. He started his career at Philadelphia Life Insurance Company as Manager of Investments in 1969, where he served until 1981 and also served as its Vice President of Finance. He also served as a Director of Philadelphia Life Asset Management Company. Mr. Jaroski holds the insurance industry professional designations of Chartered Life Underwriter, Charter Financial Consultant and Fellow Life Management Institute. He holds a B.B.A. degree in Accounting from Temple University.

We believe Mr. Jaroski’s experience in investments and asset management qualify him to serve on our board of directors.

William H. Herrmann, Jr., has been an independent director since October 2017. Mr. Herrmann has over 40 years of experience in financial services, and insurance and investment planning industries. Presently, Mr. Herrmann is the Owner of Herrmann & Associates, a financial services firm affiliated with Hudson Heritage Capital Management Inc., a Registered Investment Advisor since February 15, 2006. Mr. Herrmann has also served as Director of Steward Funds, since 2011, and presently serves as it lead independent director. Mr. Herrmann serves as the Chairman of the Nominating and Corporate Governance Committee of Steward Funds. He previously served as the Chairman of the Contracts Committee of Steward Funds. Mr. Herrmann is also a Director of Church Capital Fund, where he serves as the Chairman of the Nominating and Corporate Governance Committees. Mr. Herrmann is also a Trustee of LuLu Shriners Investment Advisory Committee and the Chairman of Beta Rho Property Company. Mr. Herrmann holds a B.A. from the University of Pennsylvania, and an MBA from Temple University, and holds the Chartered Life Underwriter (CLU) designation from American College. Mr. Herrmann holds Series 7, 63, and 65 securities licenses as well as insurance licenses in multiple states.

We believe Mr. Herrmann’s experience in financial services and the investment planning industry qualify him to serve on our board of directors.

Shripal Morakhia, is the founder of Smaaash Private which was incorporated in 2009. Mr. Morakhia is the Chief Executive Officer of Smaaash Entertainment Private Limited and is a visionary serial entrepreneur with a track record of building successful businesses. He has over 35 years of experience across stock broking, investment banking, telecom, media and entertainment and digital sectors. In 1983, Mr. Morakhia promoted India’s first home grown institutional broking and investment banking company SSKI and an e-share trading platform ShareKhan. His majority stake in SSKI was sold to IDFC Ltd in 2007 which now has a market cap of INR 85.1 billion (as on May 10, 2018) and Sharekhan was acquired by Citi Venture Capital. Mr. Morakhia is credited with being one of the first to professionalize the broking and investment banking setup in India which was unorganized at the time. In 2006, Mr. Morakhia invested in the ailing Indian heritage comic book company, Amar Chitra Katha, to revive it and also digitize the same and successfully then sold it to the Future Group in India in 2011. He also founded a children’s multi-channel network on YouTube, called Yoboho which was acquired by Broadband TV, a subsidiary of the Bertelsmann Group, in 2015. Mr. Morakhia is now fully dedicated to take the Smaaash Private brand globally. Mr. Morakhia holds a Masters in Business Administration from Wagner College, New York and has served as the Executive Assistant to the President of the New York Stock Exchange from 1981 to 1982.

We believe Mr. Morakhia’s experience with the business of Smaaash Private qualifies him to serve on our board of directors.

Our officers and board of directors are well qualified as leaders. In their prior positions they have gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. Our officers and directors also have experience serving on boards of directors and board committees of other public companies and private companies, and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges, and strategies.

Number and Terms of Office of Officers and Directors

 Our board of directors is divided into two classes, Class I and Class II, with only one class of directors being elected in each year and each class serving a two-year term.

 Our officers are elected by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a Chief Executive Officer, President, Chief Financial Officer, Vice Presidents, Secretary, Assistant Secretaries, Treasurer and such other offices as may be determined by the board of directors.

Director Independence

NASDAQ listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Messrs. Caldwell, Leavy, Franklin, Jaroski and Herrmann and Dr. Hooper are “independent directors” as defined in the NASDAQ listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

 Committees of the Board of Directors

 Our board of directors has two standing committees: an audit committee and a compensation committee. Both our audit committee and our compensation committee are composed solely of independent directors.

 Audit Committee

Messrs. Caldwell and Franklin and Dr. Hooper will serve as members of our audit committee. Mr. Caldwell serves as chairman of the audit committee. Under NASDAQ listing standards and applicable SEC rules, we are required to have three members of the audit committee, all of whom must be independent. Messrs. Caldwell, and Franklin and Dr. Hooper are independent.

Each member of the audit committee is financially literate and our board of directors has determined that Mr. Caldwell qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

Responsibilities of the audit committee include:

●	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;
●	pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;
●	reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;
●	setting clear hiring policies for employees or former employees of the independent auditors;
●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;
●	obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within, the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;
●	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and
●	reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

The members of our compensation committee are Messrs. Caldwell and Franklin and Dr. Hooper. Mr. Caldwell serves as chairman of the compensation committee. We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

●	reviewing and approving the compensation of all of our other executive officers;
●	reviewing our executive compensation policies and plans;
●	implementing and administering our incentive compensation equity-based remuneration plans;
●	assisting management in complying with our proxy statement and annual report disclosure requirements;
●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;
●	producing a report on executive compensation to be included in our annual proxy statement; and
●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by NASDAQ and the SEC.

Executive Officer and Director Compensation

The Company intends to develop an executive compensation program that is consistent with its existing compensation policies and philosophies, which are designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, motivate and retain individuals who contribute to the long-term success of the Company.

 Decisions on the executive compensation program will be made by the compensation committee. The following discussion is based on the present expectations as to the executive compensation program to be adopted by the compensation committee. The executive compensation program actually adopted will depend on the judgment of the members of the compensation committee and may differ from that set forth in the following discussion.

We anticipate that decisions regarding executive compensation will reflect our belief that the executive compensation program must be competitive in order to attract and retain our executive officers. We anticipate that the compensation committee will seek to implement our compensation policies and philosophies by linking a significant portion of our executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards.

We anticipate that compensation for our executive officers will have three primary components: base salary, an annual cash incentive bonus and long-term incentive compensation in the form of share-based awards, if any.

 Base Salary

Our compensation committee will determine base salaries and manage the base salary review process, subject to existing employment agreements.

Annual Bonuses

 We intend to use annual cash incentive bonuses for the executive officers to tie a portion of their compensation to financial and operational objectives achievable within the applicable fiscal year. We expect that, near the beginning of each year, the compensation committee will select the performance targets, target amounts, target award opportunities and other term and conditions of annual cash bonuses for the executive officers, subject to the terms of any employment agreement. Following the end of each year, the compensation committee will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the executive officers.

 Stock-Based Awards

We intend to use stock-based awards to reward long-term performance of the executive officers. We believe that providing a meaningful portion of the total compensation package in the form of stock-based awards will align the incentives of its executive officers with the interests of its stockholders and serve to motivate and retain the individual executive officers. Stock-based awards will be awarded under the Incentive Plan, which has been adopted by our Board of Directors and is being submitted to our shareholders for approval at the special meeting in lieu of an annual meeting.

Executive Employment Agreements

We currently do not have any employment agreements with our executive officers.

Director Nominations

We do not have a standing nominating committee. In accordance with Rule 5605(e)(2) of the NASDAQ rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who shall participate in the consideration and recommendation of director nominees are Messrs. Caldwell and Franklin and Dr. Hooper. In accordance with Rule 5605(e)(1)(A) of the NASDAQ rule, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The board of directors will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election. Our stockholders that wish to nominate a director for election to the board of directors should follow the procedures set forth in our bylaws.

We have not formerly established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, officers and employees. We previously filed a copy of our form of Code of Ethics as an exhibit to our registration statement on Form S-1 (File 333-219251). You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. See “Where You Can Find Additional Information.”

Limitation on Liability and Indemnification of Officers and Directors

Our third amended and restated certificate provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our Restated Certificate provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, except to the extent such exemption from liability or limitation thereof is not permitted by the DGCL.

We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our third amended and restated certificate. Our bylaws also permit us to maintain insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification we provide to our officers and directors will only be able to be satisfied by us if we have sufficient funds outside of the trust account.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

The Board’s Role in Risk Oversight

Although our management is primarily responsible for managing our risk exposure on a daily basis, our board of directors oversees the risk management processes. Our board, as a whole, determines the appropriate level of risk for our Company, assesses the specific risks that we face, and reviews management’s strategies for adequately mitigating and managing the identified risks. Although our board administers this risk management oversight function, our audit committee supports our board in discharging its oversight duties and addresses risks inherent in its area.

Employees

We have two executive officers. Members of the management team are not and will not be obligated to devote any specific number of hours to Company matters, but they intend to devote as much of their time as they deem necessary to its affairs. We have one full time administrative employee.

Legal Proceedings

There are no legal proceedings pending against the Company.

Properties

We currently lease executive offices at 1345 Avenue of the Americas, 15th Floor, New York, New York. We consider the current office space adequate for our current operations.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our Common Stock as of the date of this prospectus, by:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock;
●	each of our executive officers and directors that beneficially owns shares of our Common Stock; and
●	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

Name of Beneficial Owner (1)
	Amount of beneficial ownership	Percent of outstanding Common Stock(2)
Directors and Executive Officers
F. Jacob Cherian	307,286	6.0%
Suhel Kanuga	307,287	6.0%
Shripal Morakhia (3)	2,000,000	39.1%
Donald R. Caldwell (4)	97,000	2.0%
Roman Franklin	100,000	2.0%
Max Hooper (5)	29,500	*
Frank Leavy (6)	27,625	*
Edward Leonard Jaroski (7)	28,500	*
William H. Herrmann, Jr. (8)	28,500	*
All directors and officers as a group (9 persons)	2,925,688	58.3%
Principal Shareholders (more than 5%):
The K2 Principal Fund, L.P (9)	1,114,965	18.3%
Polar Asset Management Partners Inc. (10)	1,150,519	20.6%
AHA Holdings Private Limited (3)	2,000,000	39.1%

* Less than 1%.

(1)	Unless otherwise indicated, the business address of each of the stockholders is 1345 Avenue of the Americas, 15th Floor, New York, NY 10105.

(2)	Does not include 5,461,500 shares of our Common Stock that may be issued upon the exercise of (a) 5,200,000 Public Warrants, and (b) 261,500 Private Placement Warrants.

(3)

Represents shares of Common Stock held directly by AHA Holdings Private Limited. Shripal Morakhia assists in the governance, operation and management of AHA Holdings Private Limited. He also has voting and dispositive control over the securities held by AHA Holdings Private Limited, and has beneficial ownership of such securities.

(4)	The number of shares of Common Stock beneficially owned by Donald R. Caldwell is 97,000 and includes 20,000 shares of our Common Stock issuable upon exercisable of 20,000 warrants.
(5)

Max Hooper is Managing Director of Merging Traffic, Inc. The number of shares of Common Stock beneficially owned by Merging Traffic, Inc., is 29,500 and includes 10,000 shares of our Common Stock issuable upon exercisable of 10,000 warrants. Max Hooper beneficially owns 5,000 shares of our Common Stock directly.

(6)	The number of shares of Common Stock beneficially owned by Frank Leavy is 27,625 and includes 7,500 shares of our Common Stock issuable upon exercisable of 7,500 warrants.
(7)	The number of shares of Common Stock beneficially owned by Edward Leonard Jaroski is 28,500 and includes 10,000 shares of our Common Stock issuable upon exercisable of 10,000 warrants.
(8)	The number of shares of Common Stock beneficially owned by William H. Herrmann, Jr. is 28,500 and includes 10,000 shares of our Common Stock issuable upon exercisable of 10,000 warrants.

(9)	K2 GenPar 2017 Inc., an Ontario corporation (“GenPar”), is the general partner of The K2 Principal Fund, L.P., an Ontario limited partnership (the “Fund”). GenPar is a direct wholly-owned subsidiary of Shawn Kimel Investments, Inc., an Ontario corporation (“SKI”). K2 & Associates Investment Management Inc., an Ontario corporation (“K2 & Associates”), is a direct 66.5% owned subsidiary of SKI, and is the investment manager of the Fund. Shawn Kimel is the chairman of each of SKI, GenPar and K2 & Associates. The principal office of the stockholder is 2 Bloor St West, Suite 801, Toronto, Ontario, M4W 3E2. According a Schedule 13G filed by the Fund on December 13, 2018, the number of shares of Common Stock owned by the Fund is 1,114,965 and also includes (i) 66,000 shares of Common Stock transferred by the Sponsor to the Fund as additional consideration for the Fund agreeing to potentially sell shares of our Common Stock to the Company pursuant to a stock purchase agreement dated November 5, 2018 by and between the Company and the Fund, (ii) 819,554 shares of our Common Stock issuable upon exercise of 819,554 warrants.

(10)	Polar Asset Management Partners Inc. (“Polar”) serves as investment advisor to Polar Multi-Strategy Master Fund (“PMSMF”), and certain managed accounts (together with PMSMF, the “Polar Vehicles”) and has sole voting and investment discretion with respect to the securities which are held by the Polar Vehicles. The principal office of the stockholder is 401 Bay Street, Suite 1900, PO Box 19, Toronto, Ontario M5H 2Y4, Canada. According a Schedule 13G filed by Polar on December 10, 2018, the number of shares of Common Stock owned by Polar is 1,150,519 and also includes (i) 150,000 shares of Common Stock transferred by the Sponsor to the Polar as additional consideration for Polar agreeing to potentially sell shares of our Common Stock to the Company pursuant to a stock purchase agreement dated November 2, 2018 by and between the Company and Polar, (ii) 456,600 shares of our Common Stock issuable upon exercisable of 456,600 warrants.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Founder Shares

On May 31, 2017, we issued 1,437,500 shares of our Common Stock to the Sponsor (the Founder Shares in exchange for a capital contribution of $25,000. On September 13, 2017, 137,500 Founder Shares were forfeited by the Sponsor upon the partial exercise of the underwriters’ over-allotment option.

The Founder Shares are identical to the shares of Common Stock included in the Units and holders of Founder Shares have the same stockholder rights as Public Stockholders, except that (i) the Founder Shares and the shares of Common Stock underlying the Private Placement Units are subject to certain transfer restrictions, and (ii) the Sponsor has entered into a letter agreement, pursuant to which it has agreed (A) to waive its redemption rights with respect to the Founder Shares, and the shares of Common Stock underlying the Private Placement Units and the Public Units in connection with the completion of a business combination and (B) to waive its rights to liquidating distributions from the trust account with respect to the Founder Shares and the shares of Common Stock underlying the Private Placement Units if I-AM Capital fails to complete a business combination within 12 months from the closing of the IPO (or up to 21 months from the closing of the IPO if I-AM Capital extends the period of time to consummate a business combination).

With certain limited exceptions, the Founder Shares are not transferable, assignable or salable (except to I-AM Capital’s officers and directors and other persons or entities affiliated with the Sponsor, each of whom will be subject to the same transfer restrictions) until the earlier of one year after the completion of an initial business combination or earlier of (i) subsequent to I-AM Capital’s business combination, the last sale price of the common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after an initial Business Combination, or (ii) the date following the completion of an Initial Business Combination on which I-AM Capital completes a liquidation, merger, stock exchange or other similar transaction that results in all stockholders having the right to exchange their shares of Common Stock for cash, securities or other property. The initial stockholder have agreed to vote their Founder Shares and any Public Shares purchased during or after I-AM Capital’s IPO in favor of the Transaction.

In connection with the Special Dividend, the Sponsor has agreed to cancel a number of Founder Shares equal to the aggregate number of shares issued in the Special Dividend.

Private Placement Units

In addition, the Sponsor purchased, pursuant to a written agreement, an aggregate of 254,500 Private Placement Units at $10.00 per private placement unit for proceeds of $2,545,000 in the aggregate in the private placement. This purchase took place on a private placement basis simultaneously with the completion of the IPO. This issuance was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

The Sponsor committed to purchase from us up to an additional 26,250 Private Placement Units if the underwriters’ over-allotment option was exercised in full. On September 13, 2017, 7,000 additional Private Placement Units were purchased by the Sponsor at $10.00 per private placement unit upon the partial exercise of the over-allotment option.

Administrative Services

We agreed, commencing on the effective date of the IPO through the earlier of our consummation of a business combination or its liquidation, to pay the Sponsor a monthly fee of $10,000 for office space, utilities and secretarial and administrative support. As of August 31, 2018, we have paid $120,000 which is presented as general and administrative expense on the accompanying statement of operations.

Working Capital Loan

The Sponsor has loaned us $201,707 in the aggregate, to be used for a portion of the expenses of the IPO and working capital purposes. The loan is non-interest bearing, unsecured and was due at the earlier of December 31, 2017 or the closing of the IPO. As of August 31, 2018, $120,089 of the Sponsor’s loan has been repaid and the balance due is $81,618.

SELLING SECURITYHOLDERS

Up to 7,309,150 shares of Common Stock may be offered for resale, from time to time, by the Selling Securityholders under this prospectus, which consist of (a) 5,200,000 shares that may be issued upon the exercise of Public Warrants originally sold as part of units in our IPO and which entitle the holder to purchase Common Stock at an exercise price of $11.50 per share of Common Stock; (b) 261,500 shares of Common Stock that may be issued upon the exercise of the Private Placement Warrants, underlying Private Placement Units, which entitle the holder to purchase Common Stock at an exercise price of $11.50 per share of Common Stock; (c) 261,500 shares of Common Stock originally sold as part of Private Placement Units; (d) 26,150 shares of Common Stock underlying the 261,500 rights originally sold as part of Private Placement Units; (e) 1,300,000 Founder Shares; (f) 52,000 shares of Common Stock held by Maxim, the underwriters of our IPO; and (g) 208,000 shares of Common Stock held by Chardan as compensation for its services upon the consummation of the Transactions.

In addition, certain Selling Securityholders may offer and sell, from time to time, the 261,500 Private Placement Warrants covered by this prospectus. The securities being registered by the registration statement of which this prospectus forms a part are being registered pursuant to registration rights granted to the Selling Securityholders in connection with our initial organization, the IPO and/or the Transactions. See the section entitled “Plan of Distribution” for further information regarding the Selling Securityholders’ method of distributing these securities.

The following tables set forth, with respect to each Selling Securityholder, the number of shares of Common Stock and Warrants (i) known to us to be beneficially owned as of December 15, 2018, (ii) being offered hereby and (iii) beneficially owned after giving effect to the sale by the Selling Securityholder of all of its Offered Securities. The number of shares of Common Stock set forth in the following table as beneficially owned as of December 15, 2018 and being offered hereby includes shares issuable upon the exercise of our Warrants. The immediately following table also sets forth the percentage of Common Stock beneficially owned by a Selling Securityholder after giving effect to the sale by the Selling Securityholder of all Offered Securities, based on 5,119,396 shares of Common Stock outstanding as of December 15, 2018.

The Selling Securityholders are not making any representation that any shares of Common Stock or Warrants covered by this prospectus will be offered for sale. Because each Selling Securityholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a Selling Securityholder upon termination of this offering. In addition, the Selling Securityholders may have sold, transferred or otherwise disposed of their securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented. For purposes of the tables below, however, we have assumed upon termination of this offering none of the Offered Securities will be beneficially owned by the Selling Securityholders, and we have further assumed that the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering.

We may amend or supplement this prospectus from time to time in the future to update or change this Selling Securityholders list and the securities that may be resold.

Common Stock	Number of Shares of Common Stock Beneficially Owned(1)		Shares of Common Stock Beneficially Owned After Completion of the Offering(1)
		Number of Shares of Common Stock Offered Hereby
Name			Number	Percentage
Timothy Eden(2)	57,000	57,000	0	0
Darby Tyser(3)	44,500	44,500	0	0
Albert Allen(4)	44,500	44,500	0	0
Wilton Lee(5)	48,400	48,400	0	0
NuView Trust Company FBO Edward Jaroski(6)	28,500	28,500	0	0
NuView Trust Company FBO William Herrmann(7)	28,500	28,500	0	0
Merging Traffic, Inc.(8)	24,500	24,500	0	0
Sharon Katuin(9)	26,650	26,650	0	0
Barbara Winkler-Chimbor(10)	28,220	28,220	0	0
NuView Trust Company FBO Frank Leavy(11)	27,625	27,625	0	0
Paul Torre(12)	22,250	22,250	0	0
NuView Trust Company FBO Erin Fitch(13)	18,075	18,075	0	0
David Crossmier(14)	14,750	14,750	0	0
Donald Sera(15)	14,750	14,750	0	0
NuView Trust Company FBO David Keenum(16)	14,250	14,250	0	0
Fred Zollinger(17)	14,750	14,750	0	0
Ann Akers(18)	14,500	14,500	0	0
Robert Ripley(19)	15,500	15,500	0	0
Gregory Hall(20)	14,500	14,500	0	0
William Jones(21)	11,900	11,900	0	0
Paul Reitz(22)	10,350	10,350	0	0
Joseph Frick(23)	10,140	10,140	0	0
NuView Trust Company FBO Judith Koons(24)	9,100	9,100	0	0
Shirley W. Barnard(25)	7,920	7,920	0	0
Vipul Vassa(26)	7,750	7,750	0	0
Ravi Parik(27)	8,000	8,000	0	0
Bradley Westover(28)	7,750	7,750	0	0
Suzanne Ronneau(29)	8,250	8,250	0	0
NuView Trust Company FBO Mary Tryon(30)	7,750	7,750	0	0
Marjorie Lee(31)	7,250	7,250	0	0
Silvanus Williams(32)	9,250	9,250	0	0
Ardys B. Clawson(33)	7,250	7,250	0	0
NuView Trust Company FBO Helen Carter(34)	5,950	5,950	0	0
NuView Trust Company FBO June Rayle(35)	5,950	5,950	0	0
NuView Trust Company FBO Clyde Steven Batiste(36)	5,070	5,070	0	0
NuView Trust Company FBO Francis Malanowski(37)	4,350	4,350	0	0
NuView Trust Company FBO John T. Vonesh(38)	4,450	4,450	0	0
James Hermann(39)	3,930	3,930	0	0
William Jordan(40)	3,930	3,930	0	0
Vian Borg(41)	3,520	3,520	0	0
NuView Trust Company FBO Leon Pike(42)	3,310	3,310	0	0
Barbara Conn(43)	3,000	3,000	0	0
Jason Franklin(44)	3,600	3,600	0	0
Scott Berg(45)	2,850	2,850	0	0
Donald Caldwell(46)	97,000	97,000	0	0
Sandeep Dhanuka(47)	71,580	71,580	0	0
Buttonwood Capital LLC(48)	8,375	8,375	0	0
Christian Thomas Holzman(49)	1,000	1,000	0	0
Lloyd David Franklin	2,750	2,750	0	0
James Mark Franklin	7,682	7,682	0	0
Alyssia Marie Franklin	51,000	51,000	0	0
Roman Nehemiah Franklin	100,000	100,000	0	0
F. Jacob Cherian	307,286	307,286	0	0
Suhel Kanuga	307,287	307,287	0	0
Max Hooper	5,000	5,000	0	0
Christopher Dorman	2,500	2,500	0	0
Margaret Ticehurst	100	100	0	0
Richard Ticehurst	100	100	0	0
Alan Totten	100	100	0	0
Deborah Totten	100	100	0	0
Susan MacFadden	100	100	0	0
Edward Nance	100	100	0	0
Simon Franklin	100	100	0	0
Mariel Dejesus	100	100	0	0
Corina Jaime	100	100	0	0
Chantina Omar	100	100	0	0
Kendal Franklin	100	100	0	0
Robert Franklin	100	100	0	0
Michelle Franklin	100	100	0	0
Barbara Franklin	100	100	0	0
Dalaynee Deck	100	100	0	0
Nathen Skinner	100	100	0	0
Virginia Skinner	100	100	0	0
Pilar Puglise	100	100	0	0
Asalilia Heath	100	100	0	0
Russell Smith	100	100	0	0
Tarik Mobolaji Andwele	100	100	0	0
William E. Findley Living Trust Dtd 3/1/2004	5,000	5,000	0	0
Cup & Cross Ministries International	300	300	0	0
Maxim Group LLC	52,000	52,000	0	0
Chardan Capital Markets, LLC	208,000	208,000	0	0
Polar Multi-Strategy Master Fund	139,954	139,954	0	0
Crown Managed Accounts SPC	10,046	10,046	0	0
K2 Principal Fund L.P	66,000	66,000	0	0

(1)	The amounts and percentages of Common Stock beneficially owned are determined in accordance with the SEC’s rules, pursuant to which a person is deemed to be a “beneficial owner” of a security if that person has or shares voting or investment power or has the right to acquire such power within 60 days through exercise of any option, warrant or other right. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of Common Stock.

(2)	The number of shares of Common Stock beneficially owned by Timothy Eden includes 20,000 shares of our Common Stock issuable upon exercisable of 20,000 Private Placement Warrants.

(3)	The number of shares of Common Stock beneficially owned by Darby Tyser includes 15,000 shares of our Common Stock issuable upon exercisable of 15,000 Private Placement Warrants.

(4)	The number of shares of Common Stock beneficially owned by Albert Allen includes 15,000 shares of our Common Stock issuable upon exercisable of 15,000 Private Placement Warrants.

(5)	The number of shares of Common Stock beneficially owned by Wilton Lee includes 14,000 shares of our Common Stock issuable upon exercisable of 14,000 Private Placement Warrants.

(6)	The number of shares of Common Stock beneficially owned by NuView Trust Company FBO Edward Jaroski includes 10,000 shares of our Common Stock issuable upon exercisable of 10,000 Private Placement Warrants.

(7)	The number of shares of Common Stock beneficially owned by NuView Trust Company FBO William Herrmann includes 10,000 shares of our Common Stock issuable upon exercisable of 10,000 Private Placement Warrants.

(8)	The number of shares of Common Stock beneficially owned by Merging Traffic, Inc. includes 10,000 shares of our Common Stock issuable upon exercisable of 10,000 Private Placement Warrants.

(9)	The number of shares of Common Stock beneficially owned by Sharon Katuin includes 8,500 shares of our Common Stock issuable upon exercisable of 8,500 Private Placement Warrants.

(10)	The number of shares of Common Stock beneficially owned by Barbara Winkler-Chimbor includes 8,200 shares of our Common Stock issuable upon exercisable of 8,200 Private Placement Warrants.

(11)	The number of shares of Common Stock beneficially owned by NuView Trust Company FBO Frank Leavy includes 7,500 shares of our Common Stock issuable upon exercisable of 7,500 Private Placement Warrants.

(12)	The number of shares of Common Stock beneficially owned by Paul Torre includes 7,500 shares of our Common Stock issuable upon exercisable of 7,500 Private Placement Warrants.

(13)	The number of shares of Common Stock beneficially owned by NuView Trust Company FBO Erin Fitch includes 5,300 shares of our Common Stock issuable upon exercisable of 5,300 Private Placement Warrants.

(14)	The number of shares of Common Stock beneficially owned by David Crossmier includes 5,000 shares of our Common Stock issuable upon exercisable of 5,000 Private Placement Warrants.

(15)	The number of shares of Common Stock beneficially owned by Donald Sera includes 5,000 shares of our Common Stock issuable upon exercisable of 5,000 Private Placement Warrants.

(16)	The number of shares of Common Stock beneficially owned by NuView Trust Company FBO David Keenum includes 5,000 shares of our Common Stock issuable upon exercisable of 5,000 Private Placement Warrants.

(17)	The number of shares of Common Stock beneficially owned by Fred Zollinger includes 5,000 shares of our Common Stock issuable upon exercisable of 5,000 Private Placement Warrants.

(18)	The number of shares of Common Stock beneficially owned by Ann Akers includes 5,000 shares of our Common Stock issuable upon exercisable of 5,000 Private Placement Warrants.

(19)	The number of shares of Common Stock beneficially owned by Robert Ripley includes 5,000 shares of our Common Stock issuable upon exercisable of 5,000 Private Placement Warrants.

(20)	The number of shares of Common Stock beneficially owned by Gregory Hall includes 5,000 shares of our Common Stock issuable upon exercisable of 5,000 Private Placement Warrants.

(21)	The number of shares of Common Stock beneficially owned by William Jones includes 4,000 shares of our Common Stock issuable upon exercisable of 4,000 Private Placement Warrants.

(22)	The number of shares of Common Stock beneficially owned by Paul Reitz includes 3,500 shares of our Common Stock issuable upon exercisable of 3,500 Private Placement Warrants.

(23)	The number of shares of Common Stock beneficially owned by Joseph Frick includes 3,400 shares of our Common Stock issuable upon exercisable of 3,400 Private Placement Warrants.

(24)	The number of shares of Common Stock beneficially owned by NuView Trust Company FBO Judith Koons includes 3,000 shares of our Common Stock issuable upon exercisable of 3,000 Private Placement Warrants.

(25)	The number of shares of Common Stock beneficially owned by Shirley W. Barnard includes 2,700 shares of our Common Stock issuable upon exercisable of 2,700 Private Placement Warrants.

(26)	The number of shares of Common Stock beneficially owned by Vipul Vassa includes 2,500 shares of our Common Stock issuable upon exercisable of 2,500 Private Placement Warrants.

(27)	The number of shares of Common Stock beneficially owned by Ravi Parik includes 2,500 shares of our Common Stock issuable upon exercisable of 2,500 Private Placement Warrants.

(28)	The number of shares of Common Stock beneficially owned by Bradley Westover includes 2,500 shares of our Common Stock issuable upon exercisable of 2,500 Private Placement Warrants.

(29)	The number of shares of Common Stock beneficially owned by Suzanne Ronneau includes 2,500 shares of our Common Stock issuable upon exercisable of 2,500 Private Placement Warrants.

(30)	The number of shares of Common Stock beneficially owned by NuView Trust Company FBO Mary Tryon includes 2,500 shares of our Common Stock issuable upon exercisable of 2,500 Private Placement Warrants.

(31)	The number of shares of Common Stock beneficially owned by Marjorie Lee includes 2,500 shares of our Common Stock issuable upon exercisable of 2,500 Private Placement Warrants.

(32)	The number of shares of Common Stock beneficially owned by Silvanus Williams includes 2,500 shares of our Common Stock issuable upon exercisable of 2,500 Private Placement Warrants.

(33)	The number of shares of Common Stock beneficially owned by Ardys B. Clawson includes 2,500 shares of our Common Stock issuable upon exercisable of 2,500 Private Placement Warrants.

(34)	The number of shares of Common Stock beneficially owned by NuView Trust Company FBO Helen Carter includes 2,000 shares of our Common Stock issuable upon exercisable of 2,000 Private Placement Warrants.

(35)	The number of shares of Common Stock beneficially owned by NuView Trust Company FBO June Rayle includes 2,000 shares of our Common Stock issuable upon exercisable of 2,000 Private Placement Warrants.

(36)	The number of shares of Common Stock beneficially owned by NuView Trust Company FBO Clyde Steven Batiste includes 1,700 shares of our Common Stock issuable upon exercisable of 1,700 Private Placement Warrants.

(37)	The number of shares of Common Stock beneficially owned by NuView Trust Company FBO Francis Malanowski includes 1,500 shares of our Common Stock issuable upon exercisable of 1,500 Private Placement Warrants.

(38)	The number of shares of Common Stock beneficially owned by NuView Trust Company FBO John T. Vonesh includes 1,500 shares of our Common Stock issuable upon exercisable of 1,500 Private Placement Warrants.

(39)	The number of shares of Common Stock beneficially owned by James Hermann includes 1,300 shares of our Common Stock issuable upon exercisable of 1,300 Private Placement Warrants.

(40)	The number of shares of Common Stock beneficially owned by William Jordan includes 1,300 shares of our Common Stock issuable upon exercisable of 1,300 Private Placement Warrants.

(41)	The number of shares of Common Stock beneficially owned by Vian Borg includes 1,200 shares of our Common Stock issuable upon exercisable of 1,200 Private Placement Warrants.

(42)	The number of shares of Common Stock beneficially owned by NuView Trust Company FBO Leon Pike includes 1,100 shares of our Common Stock issuable upon exercisable of 1,100 Private Placement Warrants.

(43)	The number of shares of Common Stock beneficially owned by Barbara Conn includes 1,000 shares of our Common Stock issuable upon exercisable of 1,000 Private Placement Warrants.

(44)	The number of shares of Common Stock beneficially owned by Jason Franklin includes 1,000 shares of our Common Stock issuable upon exercisable of 1,000 Private Placement Warrants.

(45)	The number of shares of Common Stock beneficially owned by Scott Berg includes 1,000 shares of our Common Stock issuable upon exercisable of 1,000 Private Placement Warrants.

(46)	The number of shares of Common Stock beneficially owned by Donald Caldwell includes 20,000 shares of our Common Stock issuable upon exercisable of 20,000 Private Placement Warrants.

(47)	The number of shares of Common Stock beneficially owned by Sandeep Dhanuka includes 19,800 shares of our Common Stock issuable upon exercisable of 19,800 Private Placement Warrants.

(48)	The number of shares of Common Stock beneficially owned by Buttonwood Capital LLC includes 2,500 shares of our Common Stock issuable upon exercisable of 2,500 Private Placement Warrants.

Private Placement Warrants	Number of Private Placement Warrants Beneficially Owned(1)		Private Placement Warrants Beneficially Owned After Completion of the Offering
		Number of Private Placement Warrants Offered Hereby
Name			Number	Percentage
Timothy Eden	20,000	20,000	0		0
Darby Tyser	15,000	15,000	0		0
Albert Allen	15,000	15,000	0		0
Wilton Lee	14,000	14,000	0		0
NuView Trust Company FBO Edward Jaroski	10,000	10,000	0		0
NuView Trust Company FBO William Herrmann	10,000	10,000	0		0
Merging Traffic, Inc.	10,000	10,000	0		0
Sharon Katuin	8,500	8,500	0		0
Barbara Winkler-Chimbor	8,200	8,200	0		0
NuView Trust Company FBO Frank Leavy	7,500	7,500	0		0
Paul Torre	7,500	7,500	0		0
NuView Trust Company FBO Erin Fitch	5,300	5,300	0		0
David Crossmier	5,000	5,000	0		0
Donald Sera	5,000	5,000	0		0
NuView Trust Company FBO David Keenum	5,000	5,000	0		0
Fred Zollinger	5,000	5,000	0		0
Ann Akers	5,000	5,000	0		0
Robert Ripley	5,000	5,000	0		0
Gregory Hall	5,000	5,000	0		0
William Jones	4,000	4,000	0		0
Paul Reitz	3,500	3,500	0		0
Joseph Frick	3,400	3,400	0		0
NuView Trust Company FBO Judith Koons	3,000	3,000	0		0
Shirley W. Barnard	2,700	2,700	0		0
Vipul Vassa	2,500	2,500	0		0
Ravi Parik	2,500	2,500	0		0
Bradley Westover	2,500	2,500	0		0
Suzanne Ronneau	2,500	2,500	0		0
NuView Trust Company FBO Mary Tryon	2,500	2,500	0		0
Marjorie Lee	2,500	2,500	0		0
Silvanus Williams	2,500	2,500	0		0
Ardys B. Clawson	2,500	2,500	0		0
NuView Trust Company FBO Helen Carter	2,000	2,000	0		0
NuView Trust Company FBO June Rayle	2,000	2,000	0		0
NuView Trust Company FBO Clyde Steven Batiste	1,700	1,700	0		0
NuView Trust Company FBO Francis Malanowski	1,500	1,500	0		0
NuView Trust Company FBO John T. Vonesh	1,500	1,500	0		0
James Hermann	1,300	1,300	0		0
William Jordan	1,300	1,300	0		0
Vian Borg	1,200	1,200	0		0
NuView Trust Company FBO Leon Pike	1,100	1,100	0		0
Barbara Conn	1,000	1,000	0		0
Jason Franklin	1,000	1,000	0		0
Scott Berg	1,000	1,000	0		0
Donald Caldwell	20,000	20,000	0		0
Sandeep Dhanuka	19,800	19,800	0		0
Buttonwood Capital LLC	2,500	2,500	0		0

PLAN OF DISTRIBUTION

Issuance of Common Stock Underlying Warrants

        Pursuant to the terms of the Warrants, the shares of Common Stock issuable upon exercise thereof will be distributed to those Warrant holders who surrender the certificates representing the Warrants and provide payment of the exercise price through their brokers to our warrant agent, Continental Stock Transfer & Trust Company.

        The prices at which the shares of Common Stock underlying the Warrants covered by this prospectus may actually be disposed of may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

Resale of Common Stock and Private Placement Warrants by Selling Securityholders

        We are registering Common Stock and Private Placement Warrants, offered by this prospectus on behalf of the Selling Securityholders. The Selling Securityholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling Common Stock and Private Placement Warrants received after the date of this prospectus from a Selling Securityholder as a gift, pledge, limited liability company or partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their securities on Nasdaq (in the case of our Common Stock and Private Placement Warrants) or any other stock exchange, market or trading facility on which such securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

        The Selling Securityholders may use any one or more of the following methods when disposing of their securities or interests therein:

● in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

● in privately negotiated transactions;

● through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

● in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

● through the settlement of short sales (including short sales “against the box”), in each case subject to compliance with the Securities Act and other applicable securities laws;

● through one or more underwriters in a public offering on a firm commitment or best-efforts basis;

● an exchange distribution in accordance with the rules of the applicable exchange, if any;

● ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

● purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

● broker-dealers may agree with the Selling Securityholders to sell a specified number of such securities at a stipulated price per security;

● directly to one or more purchasers;

● in other ways not involving market makers or established trading markets;

● by pledge to secure debts and other obligations;

● through agents; or

● in any combination of the above or by any other legally available means.

        The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell their securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer their securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

        In connection with the sale of our securities or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities in the course of hedging the positions they assume. The Selling Securityholders may also sell their securities short and deliver these securities to close out their short positions, or loan or pledge such securities to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealers or other financial institutions of securities offered by this prospectus, which securities such broker-dealers or other financial institutions may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

        The aggregate proceeds to the Selling Securityholders from the sale of the securities offered by them will be the purchase price of the security less discounts or commissions, if any. Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of their securities to be made directly or through agents. We will not receive any of the proceeds from the resale of securities being offered by the Selling Securityholders named herein. However, we will receive proceeds from the exercise of the Warrants if they are exercised by a holder thereof.

        The Selling Securityholders also may resell all or a portion of their securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

        The Selling Securityholders and any broker-dealers that act in connection with the sale of securities might be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

        To the extent required, the securities to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

Blue Sky Restrictions on Resale

        In order to comply with the securities laws of some states, if applicable, our securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states our securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

        If a Selling Securityholder wants to sell its securities under this prospectus in the United States, the Selling Securityholder will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales. All states offer a variety of exemptions from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Exchange Act, or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a Selling Securityholder will be able to advise a Selling Securityholder in which states our securities are exempt from registration with that state for secondary sales.

        Any person who purchases our securities from a Selling Securityholder offered by this prospectus who then wants to sell such securities will also have to comply with Blue Sky laws regarding secondary sales.

        When the registration statement that includes this prospectus becomes effective, and a Selling Securityholder indicates in which state(s) such Selling Securityholder desires to sell such Selling Securityholder’s securities, we will be able to identify whether such Selling Securityholder will need to register or will be able to rely on an exemption therefrom.

        We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of their securities against certain liabilities, including liabilities arising under the Securities Act.

        We have agreed to indemnify the Selling Securityholders against liabilities, including certain liabilities under the Securities Act and state securities laws, relating to the registration of the securities offered by this prospectus.

        We are required to pay all of our fees and expenses incident to the registration of the securities covered by this prospectus, including with regard to compliance with state securities or “blue sky” laws. The registration expenses of any registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective, will be borne by the Company.

DESCRIPTION OF SECURITIES

Pursuant to our third amended and restated certificate of incorporation, our authorized capital stock consists of 20,000,000 shares of Common Stock, par value $0.0001 per share, and 1,000,000 shares of undesignated preferred stock, par value $0.0001 per share. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you.

Common Stock

Prior to the date of this prospectus, there were 5,119,390 shares of our Common Stock outstanding.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Unless specified in our third amended and restated certificate of incorporation or bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our shares of Common Stock that are voted is required to approve any such matter voted on by our stockholders. Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Preferred Stock

Our third amended and restated certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

Warrants

Public Stockholders’ Warrants

Each warrant entitles the registered holder to purchase one share of our Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of our IPO or 30 days after the completion of our initial business combination. Warrants may be exercised only for a whole number of shares of Common Stock. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, unless an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of common stock underlying such unit.

This registration statement complies with our obligation to as soon as practicable, but in no event later than thirty (30) days, after the closing of our initial business combination, use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Common Stock issuable upon exercise of the warrants. We will use our best efforts to cause the same to become effective no later than ninety (90) days after the closing of our initial business combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if our Common Stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement or register or qualify the shares under blue sky laws, and in the event we do not so elect, we will use our best efforts to register or qualify the shares under the blue sky laws of the state of residence in those states in which the warrants were initially offered by us in this offering.

Once the warrants become exercisable, we may call the warrants for redemption:

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and
●	if, and only if, the reported last sale price of the common stock equals or exceeds $21.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date we send to the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us, we may exercise our redemption right even if the issuance of shares of Common Stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws and we are unable to effect such registration or qualification, subject to our obligation in such case to use our best efforts to register or qualify the shares of Common Stock under the blue sky laws of the state of residence in those states in which the warrants were initially offered by us in this offering.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $21.00 redemption trigger price as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Common Stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our management does not take advantage of this option, the initial purchasers and their permitted transferees would still be entitled to exercise their Private Placement Warrants contained in the Private Placement Units for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of common stock entitling holders to purchase shares of Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of common stock on account of such shares of Common Stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of common stock in connection with a proposed initial business combination, (d) as a result of the repurchase of shares of Common Stock by the company if the proposed initial business combination is presented to the stockholders of the company for approval, or (e) in connection with the redemption of our Public Shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

If the number of outstanding shares of our Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.

Whenever the number of shares of Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by stockholders of the company as provided for in the company’s amended and restated certificate of incorporation or as a result of the repurchase of shares of Common Stock by the company if a proposed initial business combination is presented to the stockholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of Common Stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant value due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders. Warrants may be exercised only for a whole number of shares of Common Stock. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to the warrant holder.

Private Placement Warrants

The Private Placement Warrants (including the common stock issuable upon exercise of the Private Placement Warrants), will not be redeemable by us so long as they are held by the initial purchasers or their permitted transferees. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in the IPO. If the Private Placement Warrants are held by holders other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants.

If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the initial purchasers and their permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike Public Stockholders who could exercise their warrants and sell the shares of Common Stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Dividends

We have not paid any cash dividends on our Common Stock to date and do not intend to pay cash dividends. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a stock dividend immediately prior to the consummation of the offering in such amount as to maintain the ownership of our initial stockholders prior to this offering at 20% of our issued and outstanding shares of our Common Stock upon the consummation of this offering (not including the Private Placement Shares and the shares of Common Stock issuable to Maxim upon the consummation of this offering). Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent for our Common Stock and warrant agent for our Warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law and our Third Amended and Restated Certificate of Incorporation and Bylaws

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);
●	an affiliate of an interested stockholder; or
●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

●	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;
●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of Common Stock; or
●	on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our third amended and restated certificate of incorporation provides that our board of directors will be classified into two classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum for Certain Lawsuits

Our third amended and restated certificate of incorporation will require, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing such suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Special Meeting of Stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our Chief Executive Officer or by our Chairman.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the secretary to our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the scheduled date of the annual meeting of stockholders. If our annual meeting is called for a date that is not within 45 days before or after such anniversary date, a stockholder’s notice will need to be received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which we first publicly announce the date of the annual meeting. Our bylaws also specify certain requirements as to the form and content of a stockholder’s notice for an annual meeting. Specifically, a stockholder’s notice must include: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of our capital stock owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (iv) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (v) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (vi) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before such meeting. These notice requirements will be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified us of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 of the Exchange Act, and such stockholder has complied with the requirements of such rule for inclusion of such proposal in the proxy statement we prepare to solicit proxies for such annual meeting. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. The foregoing provisions may limit our stockholders’ ability to bring matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Rule 144

        Pursuant to Rule 144, a person who has beneficially owned restricted shares of our Common Stock or Warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

        Persons who have beneficially owned restricted shares of our Common Stock or Warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

● 1% of the total number of shares of Common Stock then outstanding; or

● the average weekly reported trading volume of the Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

        Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

        For purposes of the six-month holding period requirement of Rule 144, a person who beneficially owns restricted shares of our Common Stock issued pursuant to a cashless exercise of a Warrant shall be deemed to have acquired such shares, and the holding period for such shares shall be deemed to have commenced, on the date the Warrant was originally issued.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

        Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

● the issuer of the securities that was formerly a shell company has ceased to be a shell company;

● the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

● the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

● at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

        As of the date of this prospectus, we had 5,119,390 shares of Common Stock outstanding. As of the date of this prospectus, there are 5,461,500 Warrants outstanding, consisting of 5,200,000 Public Warrants and 261,500 Private Placement Warrants. Each Warrant is exercisable for one share of our Common Stock, in accordance with the terms of the Warrant Agreement. The Public Warrants are freely tradable. In addition, we were obligated to file no later than 30 business days after the closing of the Transaction the registration statement of which this prospectus forms a part covering the 5,461,500 shares of our Common Stock that may be issued upon the exercise of the Warrants and the resale from time to time of 7,309,150 shares of Common Stock and 261,500 Private Placement Warrants by the Selling Securityholders and cause this registration statement to become effective and maintain the effectiveness of this registration statement until the expiration of the Warrants.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a discussion of the material U.S. federal income tax considerations generally applicable to the acquisition, ownership and disposition of our Common Stock and Warrants. This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our securities who hold the securities as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare contribution tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, such as:

●	financial institutions or financial services entities;
●	broker-dealers;
●	insurance companies;
●	governments or agencies or instrumentalities thereof;
●	regulated investment companies;
●	real estate investment trusts;
●	expatriates or former long-term residents of the United States;
●	persons that actually or constructively own five percent or more of our voting shares;
●	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;
●	dealers or traders subject to a mark to market method of accounting with respect to the securities;
●	persons holding the securities as part of a “straddle,” hedge, constructive sale, conversion or other integrated or similar transaction;
●	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;
●	partnerships or other pass through entities for U.S. federal income tax purposes; and
●	tax exempt entities.

If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners will generally depend on the status of the partners and your activities.

This discussion is based on the Code and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. tax law other than the U.S. federal income tax (such as gift, estate or Medicare contribution taxes) or except as discussed below, any tax reporting obligations of a holder of our securities. This discussion also assumes that any distribution made (or deemed made on our securities and any consideration received (or deemed received) by a holder from the sale or other disposition of our securities will be in U.S. dollars.

We have not sought, and will not seek, a ruling from the Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

THIS DISCUSSION IS ONLY A SUMMARY OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

Personal Holding Company Status

We could be subject to a second level of U.S. federal income tax on a portion of our income if we are determined to be a personal holding company, or PHC, for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents).

Depending on the date and size of our transactions, at least 60% of our adjusted ordinary gross income may consist of PHC income as discussed above. In addition, depending on the concentration of our stock in the hands of individuals, including the members of our sponsor and certain tax-exempt organizations, pension funds and charitable trusts, more than 50% of our stock may be owned or deemed owned (pursuant to the constructive ownership rules) by such persons during the last half of a taxable year. Thus, no assurance can be given that we will not become a PHC following this offering or in the future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional PHC tax, currently 20%, on our undistributed PHC income, which generally includes our taxable income, subject to certain adjustments. The PHC requirements may apply to us in the taxable year of the offering and/or future taxable years.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our securities who or that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;
●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;
●	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or
●	a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) it has in effect a valid election to be treated as a U.S. person.

Taxation of Distributions. If we pay cash distributions to U.S. holders of shares of our Common Stock, such distributions generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Our Securities” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Our Securities. Upon a sale or other taxable disposition of our securities which, in general, would include a redemption of common stock or warrants, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in such securities. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the securities so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to various limitations that are not described herein because a discussion of such limitations depends on each U.S. holder’s particular facts and circumstances.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its securities so disposed of. A U.S. holder’s adjusted tax basis in its common stock or warrants generally will equal the U.S. holder’s acquisition cost less, in the case of a share of common stock, any prior distributions treated as a return of capital.

Exercise or Lapse of a Warrant. Except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder generally will not recognize taxable gain or loss from the acquisition of common stock upon exercise of a warrant for cash. The U.S. holder’s tax basis in the share of our Common Stock received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the warrant and the exercise price. It is unclear whether a U.S. holder’s holding period for the shares of Common Stock received upon exercise of the warrants will commence on the date of exercise of the warrant or the day following the date of exercise of the warrants; in either case, the holding period will not include the period during which the U.S. holder held the warrants. If a warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the common stock received would equal the holder’s basis in the warrant. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. holder’s holding period for the shares of Common Stock would be treated as commencing on the date of exercise of the warrant or the day following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the warrant.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered warrants equal to the number of common shares having a value equal to the exercise price for the total number of warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the common stock received would equal the sum of the fair market value of the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants exercised. It is unclear whether a U.S. holder’s holding period for the shares of Common Stock would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Possible Constructive Distributions. The terms of each warrant provide for an adjustment to the number of shares of Common Stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities — Warrants — Public Stockholders’ Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of shares of our Common Stock which is taxable to the U.S. holders of such shares as described under “U.S. holders — Taxation of Distributions” above. For example, if the exercise price of the warrants is decreased as a result of certain taxable dividends paid to holders of the common stock (as contemplated by the terms of the warrant in certain circumstances), then the amount by which such exercise was decreased could be considered an increase in the warrant holder’s proportionate interest in our assets or earnings and profits, which may result in a constructive distribution to holders of the warrants. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest. For certain information reporting purposes, we are required to determine the date and amount of any such constructive distributions. Recently proposed Treasury regulations, which we may rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our securities, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” A Non-U.S. holder is a beneficial owner of our securities who or that is, for U.S. federal income tax purposes:

ˈ	a non resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;
ˈ	a foreign corporation; or
ˈ	an estate or trust that is not a U.S. holder;

but does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the sale or other disposition of a security.

Taxation of Distributions. In general, any distributions we make to a Non-U.S. holder of shares of our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Our Securities” below. In addition, if we determine that we are classified as a “United States real property holding corporation” (see “Non-U.S. holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Our Securities” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

The withholding tax does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Exercise of a Warrant. The U.S. federal income tax treatment of a Non-U.S. holder’s exercise of a warrant, or the lapse of a warrant held by a Non-U.S. holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. holder, as described under “U.S. holders — Exercise or Lapse of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described below in “Non-U.S. holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Our Securities.”

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Our Securities. A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our securities unless:

ˈ	the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or
ˈ	we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our securities, and, in the case where shares of our Common Stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our Common Stock. There can be no assurance that our Common Stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our securities will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our securities from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a U.S. real property holding corporation if the fair market value of our “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes.

Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our securities. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes. Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends (including constructive dividends) on our securities, and, beginning January 1, 2019, sales or other disposition proceeds from our securities to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other Non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). If FATCA withholding is imposed, a beneficial owner of the payment that is not a foreign financial institution (or that is a foreign financial institution entitled to a reduced rate of withholding tax with respect to such payment under an income tax treaty) generally may be entitled to a refund or credit of any amounts withheld by filing a U.S. federal income tax return and providing certain other information to the IRS (which may entail significant administrative burden). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Prospective investors should consult their tax advisers regarding the effects of FATCA on their investment in our securities.

LEGAL MATTERS

        The validity of the securities offered by this prospectus will be passed upon for us by Ellenoff Grossman & Schole LLP.

EXPERTS

Our financial statements as of May 31, 2018, and the interim period ended August 31, 2018, have been included herein in reliance upon the report of Prager Metis, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of Prager Metis as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC’s website at http://www.sec.gov. You can obtain a copy of any documents that are incorporated by reference in this prospectus or any prospectus supplement at no cost, by writing or telephoning us at:

Suhel Kanuga, Secretary
Smaaash Entertainment Inc.
1345 Avenue of the Americas, 15th Floor

New York, New York 10105
Tel: (212) 878-3684
Email: sk@i-amcapital.com

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of I-AM Capital Acquisition Company:

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Smaaash Entertainment Inc. (the “Company”) as of May 31, 2018 and 2017, the related statements of operations, stockholders’ equity, and cash flows for year ended May 31, 2018 and the period April 17, 2017 (inception) thru May 31, 2017 and the related notes and schedules (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 2018 and 2017, and the results of its operations and its cash flows for the year ended May 31, 2018 and the period April 17, 2017 (inception) thru May 31, 2017, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Prager Metis CPAs, LLC

We have served as the Company’s auditor since 2017.

Basking Ridge, New Jersey

July 23, 2018

I-AM CAPITAL ACQUISITION COMPANY

BALANCE SHEETS

	May 31, 2018	May 31, 2017

ASSETS
Current Assets
Cash and cash equivalents	$458,063	$30,000
Deferred offering costs	—	25,000
Prepaid expenses	3,168	—
Total Current Assets	461,231	55,000

Cash held in Trust Account	52,895,652	—
Total Assets	$53,356,883	$55,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Loan payable - Related party	$81,618	$30,672
Accrued expenses	63,579	—
Deferred legal fees	100,000	—
Total current liabilities	245,197	30,672
Deferred underwriting fees	1,820,000	—
Total Liabilities	2,065,197	30,672

Commitments
Common stock subject to possible redemption, $.0001 par value; 4,560,757 and -0- shares as of May 31, 2018 and May 31, 2017, respectively, at redemption value	46,291,685	—

Stockholders’ equity
Preferred Stock - $0.0001 par value, 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common Stock - $0.0001 par value; 20,000,000 shares authorized; 2,252,743 and 1,437,500 shares issued and outstanding (excluding 4,560,757 and -0- shares subject to possible redemption) as of May 31, 2018 and May 31, 2017, respectively	225	144
Additional paid-in capital	5,009,310	24,856
Accumulated deficit	(9,534)	(672)
Total stockholders’ equity	5,000,001	24,328
Total Liabilities and stockholders’ equity	$53,356,883	$55,000

I-AM CAPITAL ACQUISITION COMPANY

STATEMENTS OF OPERATIONS

	Year Ended May 31, 2018	For the period from April 17, 2017 (Inception) to May 31, 2017

Revenues	—	—

Operating expenses
General and administrative expenses	530,564	672
Loss from operations	(530,564)	(672)

Other income:
Interest income	521,702	—

Loss before provision for taxes	(8,862)	(672)

Income tax provision	—	—

Net loss	$(8,862)	$(672)

Basic and diluted net loss per share	$(0.00)	$(0.00)

Weighted average number of common shares outstanding	2,050,790	1,750,000

I-AM CAPITAL ACQUISITION COMPANY

STATEMENT OF STOCKHOLDERS EQUITY

	Common Stock		Additional		Total
			Paid-In	Accumulated	Stockholder’s
	Shares	Amount	Capital	Deficit	Equity
Balance - April 17, 2017 (inception)	—	$—	$—	$—	$—

Issuance of common stock to Sponsor (1)	1,437,500	144	24,856	—	25,000

Net Loss for the period	—	—	—	(672)	(672)

Balance - May 31, 2017	1,437,500	$144	$24,856	$(672)	$24,328

Sale of 5,200,000 Units, net of underwriting discount and offering expenses	5,200,000	520	48,160,700	—	48,161,220

Sale of 261,500 Private Units	261,500	26	2,614,974	—	2,615,000

Issuance of shares to underwriter	52,000	5	499,995		500,000

Common stock subject to redemption	(4,560,757)	(456)	(46,291,229)		(46,291,685)

Common stock forfeited by Sponsor	(137,500)	(14)	14		—

Net loss				(8,862)	(8,862)

Balance at May 31, 2018	2,252,743	$225	$5,009,310	$(9,534)	$5,000,001

(1)	Includes an aggregate of 187,500 shares of common stock that are subject to forfeiture to the extent that the underwriters over-allotment is not exercised in full (note 6).

I-AM CAPITAL ACQUISITION COMPANY

STATEMENTS OF CASH FLOWS

	Year Ended May 31, 2018	For the period from April 17, 2017 (Inception) to May 31, 2017
Cash Flows from Operating Activities:

Net loss	$(8,862)	$(672)

Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on marketable securities held in trust account	(521,702)
Changes in operating assets and liabilities:
Accrued expenses	63,579
Prepaid expenses	(3,168)
Net Cash used in Operating Activities	(470,153)	(672)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	(52,780,000)
Interest Income released from Trust Account	406,050
Net Cash used in Investing Activities	(52,373,950)	—

Cash flows from Financing Activities
Proceeds from sale of Units, net of commssions	50,860,100
Proceeds from sale of Private Units	2,615,000
Proceeds from note payable - related party, net	171,035	30,672
Repayment of note payable - related party, net	(120,089)
Proceeds from issuance of common stock to Sponsor		25,000
Payment of offering costs	(253,880)	(25,000)
Net Cash Provided by Financing Activities	53,272,166	30,672

Net increase in cash	428,063	30,000
Cash at beginning of period	30,000	—
Cash at end of period	$458,063	$30,000
	—
Non-Cash investing and financing activities:
Deferred underwriting fees charged to additional paid in capital	$1,820,000
Deferred legal fees charged to additional paid in capital	$100,000
Issuance of common stock to underwriters charged to additional paid in capital	$500,000
Initial classification of common stock subject to possible redemption	$44,337,271
Change in value of common stock subject to possible redemption	$1,954,414
Offering costs charged to additional paid in capital	$25,000

I-AM CAPITAL ACQUISITION COMPANY

NOTES TO FINANCIAL STATEMENTS

MAY 31, 2018 and 2017

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

I-AM Capital Acquisition Company (the “Company”), is a blank check company organized under the laws of the State of Delaware on April 17, 2017. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (“Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on businesses with a connection to India. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

The Company’s sponsor is I-AM Capital Partners LLC (the “Sponsor”). The Company has selected May 31 as its fiscal year end.

At May 31, 2018, the Company had not commenced any principal operations nor generated revenue to date. All activity for the period from April 17, 2017 (inception) through May 31, 2018 related to the Company’s formation and the initial public offering (the “Initial Public Offering”), which is described below, and identifying a target company for a business combination. The Company will not generate any operating revenues until after completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds held in trust derived from the Initial Public Offering. Accordingly, the Company’s activities are subject to significant risks and uncertainties, including failing to consummate the Initial Business Combination. Organizational costs and administrative expenses that are not related to the Initial Public Offering and concurrent private placement are expensed as incurred.

Financing

The registration statement for the Company’s Initial Public Offering (as described in Note 3) was declared effective by the United States Securities and Exchange Commission (the “SEC”) on August 16, 2017. The Company intends to finance a Business Combination with the net proceeds from the sale of $50,000,000 of units in the Initial Public Offering (the “Public Units”) and the sale of $2,545,000 of units (the “Private Units” and, together with the Public Units, the “Units”) in the simultaneous private placement (the “Private Placement” as described in Note 3). Upon the closing of the Initial Public Offering and the Private Placement on August 22, 2017, $50,750,000 was deposited in a trust account with Continental Stock Transfer and Trust Company acting as trustee (the “Trust Account”) as discussed below.

Contained in the underwriting agreement for the Initial Public Offering is an over-allotment option allowing the underwriters to purchase from the Company up to an additional 750,000 Public Units (the “Over-Allotment Units”) and, in addition, the Company received a commitment from the Sponsor to purchase up to an additional 26,250 Private Units in order to maintain the amount of cash in the Trust Account equal to $10.15 per Public Unit sold in the Initial Public Offering. On September 13, 2017, the underwriters partially exercised their option and purchased 200,000 Over-Allotment Units, which were sold at an offering price of $10.00 per Unit, generating gross proceeds of $2,000,000. Also on September 13, 2017, simultaneously with the sale of the Over-Allotment Units, the Company consummated the sale of an additional 7,000 Placement Units (the “Over-Allotment Placement Units”), generating gross proceeds of $70,000.

Trust Account

The Trust Account will be invested only in U.S. government treasury bills with a maturity of one hundred and eighty (180) days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, which invest only in direct U.S. government obligations. Funds will remain in the Trust Account until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds outside the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

I-AM CAPITAL ACQUISITION COMPANY

NOTES TO FINANCIAL STATEMENTS

MAY 31, 2018 and 2017

The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest to pay taxes or up to a maximum of $600,000 of working capital expenses, if any, none of the funds held in trust will be released until the earlier of: (i) the completion of the initial Business Combination; or (ii) the redemption of 100% of the shares of common stock included in the Public Units sold in the Initial Public Offering if the Company is unable to complete its initial Business Combination within 12 months (or 21 months if extended) from the closing of the Initial Public Offering (subject to the requirements of law).

Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering, although it initially intends to focus its efforts on businesses with a connection to India. Substantially all of the net proceeds of the Initial Public Offering are intended to be generally applied toward consummating a Business Combination with a Target Business. As used herein, “Target Business” must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of the Company’s signing a definitive agreement in connection with its initial Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will have until 12 months from the closing of the Initial Public Offering to consummate a Business Combination. However, if the Company anticipates that it may not be able to consummate a Business Combination within 12 months, the Company may extend the period of time to consummate a Business Combination up to three times, each by an additional three months (for a total of up to 21 months to complete a Business Combination). Pursuant to the terms of the Company’s amended and restated certificate of incorporation and the trust agreement entered into between the Company and Continental Stock Transfer & Trust Company, in order to extend the time available for the Company to consummate its initial Business Combination, the Sponsor or its affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the Trust Account approximately $303,160 ($0.0583 per Unit), on or prior to the date of the applicable deadline, for each three month extension, up to an aggregate of approximately $910,000 if extended three times, or $0.1750 per Unit. The Sponsor and its affiliates or designees are not obligated to fund the Trust Account to extend the time for the Company to complete its initial Business Combination. In the event that interest in the trust is available for withdrawal for working capital purposes and has not been used to pay taxes or other working capital expenses, the Company may apply the accrued interest in the Trust Account or such withdrawn interest to the Sponsor’s obligation to loan the Company money in connection with an extension, and the amount that the Sponsor would be obligated to loan the Company in connection with such extension would be reduced by the amount of interest so applied. If the Company does not complete a Business Combination within this period of time (“Combination Period”), it shall, as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares for a pro rata portion of the funds held in the trust account and as promptly as reasonably possible following such redemption, subject to the approval of its remaining stockholders and its board of directors, dissolve and liquidate, subject in each case to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

I-AM CAPITAL ACQUISITION COMPANY

NOTES TO FINANCIAL STATEMENTS

MAY 31, 2018 and 2017

In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Public Unit in the Initial Public Offering. The Company, after signing a definitive agreement for a Business Combination, will either (i) seek stockholder approval of the Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest but less taxes payable and up to a maximum of $600,000 of working capital released to the Company, or (ii) provide stockholders with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to commencement of the tender offer, including interest but less taxes payable. The decision as to whether the Company will seek stockholder approval of the Business Combination or will allow stockholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval unless a vote is required by NASDAQ rules. If the Company seeks stockholder approval, it will complete its Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination. However, in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001 upon consummation of the initial Business Combination. In such case, the Company would not proceed with the redemption of its public shares and the related Business Combination, and instead may search for an alternate Business Combination.

As a result of the public stockholders’ redemption rights, such shares of common stock will be recorded at redemption amount and classified as temporary equity upon the completion of the Initial Offering, in accordance with FASB ASC 480, “Distinguishing Liabilities from Equity.” The amount in the Trust Account is initially anticipated to be $10.15 per public common share, subject to increase of up to an additional $0.1750 per share in the event that the Sponsor elects to extend the period of time to consummate a Business Combination, as described in more detail in the prospectus. The per-share amount to be distributed to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions paid to the underwriters. There will be no redemption rights upon the completion of the initial Business Combination with respect to the warrants. The initial stockholders have entered into letter agreements, pursuant to which they have agreed to waive their redemption rights with respect to their Founder Shares (defined in Note 4), shares of common stock underlying the Private Units and the Public Units, and any additional shares they may acquire during or after the Initial Public Offering in connection with the completion of the Business Combination. Prior to acquiring any securities from the initial stockholders, permitted transferees must enter into a written agreement with the Company agreeing to be bound by the same restriction.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

 The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

I-AM CAPITAL ACQUISITION COMPANY

NOTES TO FINANCIAL STATEMENTS

MAY 31, 2018 and 2017

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Offering Costs

The Company complies with the requirements of ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (SAB) Topic 5A — “Expenses of Offering”. Offering costs of approximately $3,728,000 consisting principally of underwriter discounts of $3,250,000 (including approximately $1,820,000 of which payment is deferred) and approximately $478,000 of professional, printing, filing, regulatory and other costs have been charged to additional paid in capital upon completion of the Initial Public Offering.

Common stock subject to possible redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, common stock are classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at May 31, 2018, 4,560,757 shares of common stock subject to possible redemption at the redemption amount are presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

I-AM CAPITAL ACQUISITION COMPANY

NOTES TO FINANCIAL STATEMENTS

MAY 31, 2018 and 2017

Net income (loss) per share

The Company complies with accounting and disclosure requirements ASC Topic 260, “Earnings Per Share.” Net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding for the period. Shares of common stock subject to possible redemption at May 31, 2018 have been excluded from the calculation of basic income (loss) per share and diluted loss per share year ended May 31, 2018 since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. The Company has not considered the effect of (1) warrants sold in the Initial Public Offering and Private Placement to purchase shares of common stock, (2) rights sold in the Initial Public Offering and Private Placement that convert into shares of common stock, and (3) the unit purchase option granted to the underwriters in the calculation of diluted income (loss) per share, since the exercise of the warrants and the conversion of the rights into shares of common stock is contingent upon the occurrence of future events.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statements and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statements recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.

On December 22, 2017, the U.S. Tax Cuts and Jobs Act of 2017 (“Tax Reform”) was signed into law. As a result of Tax Reform, the U.S. statutory tax rate was lowered from 35% to 21% effective January 1, 2018, among other changes. ASC Topic 740 requires companies to recognize the effect of tax law changes in the period of enactment; therefore, the Company was required to revalue its deferred tax assets and liabilities at the new rate. The SEC issued Staff Accounting Bulletin No. 118 (“SAB 118”) to address the application of GAAP in situations when a registrant does not have the necessary information available, prepared, or analyzed (including computations) in reasonable detail to complete the accounting for certain tax effects of Tax Reform. The ultimate impact may differ from this provisional amount, possibly materially, as a result of additional analysis, changes in interpretations and assumptions the Company has made, additional regulatory guidance that may be issued, and actions the Company may take as a result of Tax Reform.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet adopted accounting pronouncements, would have a material effect on the Company’s financial statements.

NOTE 3 — INITIAL PUBLIC OFFERING AND PRIVATE PLACEMENT

Initial Public Offering

On August 22, 2017, the Company sold 5,000,000 Public Units at a purchase price of $10.00 per Public Unit in the Initial Public Offering, generating gross proceeds of $50.0 million. The Company incurred offering costs of approximately $3.7 million, inclusive of approximately $3.2 million of underwriting fees. The Company paid $1 million of underwriting fees upon the closing of the Initial Public Offering, issued 50,000 shares of common stock for underwriting fees, and deferred $1.82 million of underwriting fees until the consummation of the initial Business Combination.

I-AM CAPITAL ACQUISITION COMPANY

NOTES TO FINANCIAL STATEMENTS

MAY 31, 2018 and 2017

Each Unit consists of one share of the Company’s common stock, one right to receive one-tenth of one share of the Company’s common stock upon consummation of the Company’s initial Business Combination (“Right”), and one redeemable warrant (“Warrant”). Each Warrant entitles the holder to purchase one share of common stock at an exercise price of $11.50 per share, subject to adjustment. No fractional shares will be issued upon exercise of the Warrants. The Warrants will become exercisable on the later of (i) 30 days after the completion of the initial Business Combination and (ii) 12 months from the closing of the Initial Public Offering, and will expire five years after the completion of the initial Business Combination or earlier upon redemption or liquidation.

The Company may redeem the Warrants, in whole and not in part, at a price of $0.01 per Warrant upon 30 days’ notice (“30-day redemption period”), only in the event that the last sale price of the common stock equals or exceeds $21.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which notice of redemption is given, provided there is an effective registration statement with respect to the shares of common stock underlying such Warrants and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period. If the Company calls the Warrants for redemption as described above, the Company’s management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” management will consider, among other factors, the Company’s cash position, the number of Warrants that are outstanding and the dilutive effect on the Company’s stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of the Warrants.

Each holder of a Right will receive one-tenth (1/10) of one share of common stock upon consummation of a Business Combination. No fractional shares will be issued upon exchange of the Rights. No additional consideration will be required to be paid by a holder of Rights in order to receive its additional shares upon consummation of a Business Combination as the consideration related thereto has been included in the Unit purchase price paid for by investors in the Initial Public Offering. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, each holder of a right will be required to affirmatively convert its rights in order to receive the 1/10 share of common stock underlying each right (without paying any additional consideration).

There will be no redemption rights or liquidating distributions with respect to the Warrants and Rights, which will expire worthless if the Company fails to complete it Business Combination within the Combination Period.

The Company granted the underwriters a 45-day option to purchase up to 750,000 additional Public Units to cover any over-allotment, at the initial public offering price less any underwriting discounts and commissions. On September 13, 2017 the underwriters purchased 200,000 additional public units for gross proceeds of $2,000,000 less commissions of 110,000, of which $70,000 are deferred.

The Company issued Maxim Group LLC (“Maxim”), as compensation for the Initial Public Offering, an aggregate of 52,000 shares (including 20,000 shares issued in connection with the partial exercise of the over-allotment option. The Company accounted for the fair value of these shares as an expense of the Initial Public Offering resulting in a charge directly to stockholders’ equity.

Unit Purchase Option

At the time of the closing of the Initial Public Offering, the Company sold to Maxim, for an aggregate of $100, an option (the “UPO”) to purchase 250,000 Units (which increased to 260,000 units upon the partial exercise of the underwriters’ over-allotment option) (See Note 5). The Company has accounted for the fair value of the UPO, inclusive of the receipt of the $100 cash payment, as an expense of the Initial Public Offering resulting in a charge directly to shareholders’ equity. The Company estimates that the fair value of this UPO is approximately $743,600 (or $2.86 per Unit) using the Black-Scholes option-pricing model. The fair value of the UPO is estimated as of the date of grant using the following assumptions: (1) expected volatility of 35%, (2) risk-free interest rate of 1.73% and (3) expected life of five years. The UPO may be exercised for cash or on a “cashless” basis, at the holder’s option (except in the case of a forced cashless exercise upon the Company’s redemption of the Warrants, as described above), such that the holder may use the appreciated value of the UPO (the difference between the exercise prices of the UPO and the underlying Warrants and Rights, and the market price of the Units and underlying shares of common stock) to exercise the UPO without the payment of any cash. The Company will have no obligation to net cash settle the exercise of the UPO or the Warrants or Rights underlying the UPO. The holder of the UPO will not be entitled to exercise the UPO or the Warrants or Rights underlying the UPO unless a registration statement covering the securities underlying the UPO is effective or an exemption from registration is available. If the holder is unable to exercise the UPO or underlying Warrants or Rights, the UPO, Warrants or Rights, as applicable, will expire worthless.

I-AM CAPITAL ACQUISITION COMPANY

NOTES TO FINANCIAL STATEMENTS

MAY 31, 2018 and 2017

The Company granted the holders of the UPO, demand and “piggy back” registration rights for periods of five and seven years, respectively, from the effective date of the registration statement relating to the Initial Public Offering, including securities directly and indirectly issuable upon exercise of the UPO.

Private Placement

Concurrently with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 254,500 Private Units at $10.00 per Private Unit, generated gross proceeds of $2,545,000 in a Private Placement. The proceeds from the Private Units was added to the proceeds from the Initial Public Offering held in the Trust Account. The Private Units (including their component securities) will not be transferable, assignable or salable until 30 days after the completion of the initial Business Combination and the warrants included in the Private Units (the “Private Placement Warrants”) will be non-redeemable so long as they are held by the Sponsor or their permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Warrants included in the Public Units sold in the Initial Public Offering. Otherwise, the Private Placement Warrants and the Rights underlying the Private Units have terms and provisions that are identical to those of the Warrants and Rights, respectively, sold as part of the Public Units in the Initial Public Offering and have no net cash settlement provisions.

On September 13, 2017, the Sponsor purchased 7,000 additional Private Units for gross proceeds of $70,000 upon partial exercise of the underwriter’s over-allotment option.

If the Company does not complete a Business Combination within the Combination Period, the proceeds of the Private Placement will be part of the liquidating distribution to the public stockholders and the Private Units and their component securities issued to the Sponsor will expire worthless.

NOTE 4 — RELATED PARTY TRANSACTIONS

Founder Shares

On May 31, 2017, the Company issued 1,437,500 shares of the Company’s common stock to the Sponsor (the “Founder Shares”) in exchange for a capital contribution of $25,000. 137,500 Founder Shares were forfeited by the Sponsor upon the partial exercise of the underwriters’ over-allotment option.

The Founder Shares are identical to the shares of common stock included in the Units and holders of Founder Shares have the same stockholder rights as public stockholders, except that (i) the Founder Shares and the shares of common stock underlying the Private Units are subject to certain transfer restrictions, and (ii) the Sponsor has entered into a letter agreement, pursuant to which it has agreed (A) to waive its redemption rights with respect to the Founder Shares, and the shares of common stock underlying the Private Units and the Public Units in connection with the completion of a Business Combination and (B) to waive its rights to liquidating distributions from the Trust Account with respect to the Founder Shares and the shares of common stock underlying the Private Units if the Company fails to complete a Business Combination within 12 months from the closing of the Initial Public Offering (or up to 21 months from the closing of the Initial Public Offering if the Company extends the period of time to consummate a Business Combination).

I-AM CAPITAL ACQUISITION COMPANY

NOTES TO FINANCIAL STATEMENTS

MAY 31, 2018 and 2017

With certain limited exceptions, the Founder Shares are not transferable, assignable or salable (except to the Company’s officers and directors and other persons or entities affiliated with the Sponsor, each of whom will be subject to the same transfer restrictions) until the earlier of one year after the completion of an initial Business Combination or earlier of (i) subsequent to the Company’s Business Combination, the last sale price of the common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after an initial Business Combination, or (ii) the date following the completion of an Initial Business Combination on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Units

In addition, the Sponsor purchased, pursuant to a written agreement, an aggregate of 254,500 Private Units at $10.00 per Private Unit for proceeds of $2,545,000 in the aggregate in the Private Placement. This purchase took place on a private placement basis simultaneously with the completion of the Initial Public Offering. This issuance was be made pursuant to the exemption from registration contained in Section 4(a) (2) of the Securities Act.

On September 13, 2017, the Sponsor purchased 7,000 additional Private Units at $10.00 per Private Unit upon the partial exercise of the underwriter’s over-allotment option.

Administrative Service Fee

The Company has agreed, commencing on the effective date of the Initial Public Offering through the earlier of the Company’s consummation of a Business Combination or its liquidation, to pay the Sponsor a monthly fee of $10,000 for office space, utilities and secretarial and administrative support. For the year ended May 31, 2018, the Company has paid an aggregate of $100,000 which is presented as general and administrative expense on the accompanying statement of operations.

Loan

The Sponsor has loaned the Company $201,707 in the aggregate, to be used for a portion of the expenses of the Initial Public Offering and working capital purposes. The loan is non-interest bearing, unsecured and due at the earlier of December 31, 2017 or the closing of the Initial Public Offering. As of May 31, 2018, $120,089 of the Sponsor’s loan has been repaid. As of May 31, 2018 and 2017 the balance of the sponsor loan is $81,618 and $30,672, respectively.

NOTE 5 — COMMITMENTS AND CONTINGENCIES

Registration Rights

Pursuant to a registration rights agreement the Company entered into with its initial stockholders and initial purchasers of the Private Units (and constituent securities) at the closing of the Initial Public Offering, the Company is required to register certain securities for sale under the Securities Act. These holders are entitled under the registration rights agreement to make up to three demands that the Company register certain of its securities held by them for sale under the Securities Act and to have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. In addition, these holders have the right to include their securities in other registration statements filed by the Company. The Company will bear the costs and expenses of filing any such registration statements.

I-AM CAPITAL ACQUISITION COMPANY

NOTES TO FINANCIAL STATEMENTS

MAY 31, 2018 and 2017

Unit Purchase Option

The Company sold to the underwriters (and/or their designees), for $100, an option to purchase up to a total of 250,000 Units (which increased to 260,000 Units upon the partial exercise of the underwriters’ over-allotment option), exercisable at $11.50 per Unit (or an aggregate exercise price of $2,990,000) upon the closing of the Initial Public Offering. The UPO may be exercised for cash or on a cashless basis, at the holder’s option, at any time during the period commencing on the later of the first anniversary of the effective date of the registration statement relating to the Initial Public Offering and the closing of the Company’s initial Business Combination, and terminating on the fifth anniversary of such effectiveness date. The Units issuable upon exercise of this UPO are identical to those offered in the Initial Public Offering, except that the exercise price of the warrants underlying the Units sold to the underwriters is $13.00 per share.

Deferred Legal Fees

The Company has committed to pay its attorneys a deferred legal fee of $100,000 upon the consummation of the Initial Business Combination relating to services performed in connection with the IPO. This amount has been accrued in the accompanying balance sheet.

NOTE 6 — STOCKHOLDERS’ EQUITY

Common Stock

The Company is authorized to issue 20,000,000 shares of common stock with a par value of $0.0001 per share. Holders of the shares of the Company’s common stock are entitled to one vote for each share. At May 31, 2018, there were 6,813,500 shares of common stock issued and outstanding, which reflects the 137,500 shares that were forfeited by the Sponsor due to the underwriters’ over-allotment option being exercised in part, and includes 4,560,757 shares of the Company’s common stock subject to possible redemption.

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share. At May 31, 2018, there were no shares of preferred stock issued or outstanding.

NOTE 7 — TRUST ACCOUNT AND FAIR VALUE MEASUREMENTS

The Trust Account can be invested in U.S. government securities, within the meaning set forth in the Investment Company Act, having a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act.

The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest to pay income taxes and up to $600,000 of interest to pay working capital expenses if any, none of the funds held in the Trust Account will be released until the earlier of: (i) the completion of the Business Combination; (ii) the redemption of 100% of the shares of common stock included in the Public Units sold in the Initial Public Offering if the Company is unable to complete its initial Business Combination within 12 months (or 21 months if extended) from the closing of the Initial Public Offering (subject to the requirements of law).

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

I-AM CAPITAL ACQUISITION COMPANY

NOTES TO FINANCIAL STATEMENTS

MAY 31, 2018 and 2017

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at May 31, 2018 and May 31, 2017, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	May 31, 2018	May 31, 2017
Assets:
Cash and marketable securities held in Trust Account	1	$52,895,652	$—

NOTE 8 - INCOME TAX

The Company’s net deferred tax assets are as follows:

May 31, 2018
Deferred tax asset
Net Operating Loss	$2,000
Total deferred tax assets	2,000
Valuation allowance	(2,000)
Deferred tax asset, net of allowance	$—

As of May 31, 2018, the Company had U.S. federal and state net operating loss carryovers (“NOLs”) of $9,534 available to offset future taxable income. In accordance with Section 382 of the Internal Revenue Code, deductibility of the Company’s NOLs may be subject to an annual limitation in the event of a change in control as defined under the regulations.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended May 31, 2018, the change in the valuation allowance was $2,000.

A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2017 is as follows:

Year Ended May 31, 2018
Statutory federal income tax rate	28.0%
State taxes, net of federal tax benefit	0.0%
Deferred tax rate change	(7.0)%
Change in valuation allowance	(21.0)%
Income tax provision	—%

On December 22, 2017, the Tax Cuts and Jobs Act was signed into legislation. As part of the legislation, the U.S. corporate income tax rate was reduced to 21%. The Company has a recorded full valuation allowance against its deferred tax assets.

The Company files income tax returns in the U.S. federal jurisdiction in various state and local jurisdictions and is subject to examination by the various taxing authorities.

NOTE 9 – SUBSCRIPTION AGREEMENT

On May 3, 2018, the Company entered into a share subscription agreement (the “Subscription Agreement”), with Smaaash Entertainment Private Limited, a private limited company incorporated under the laws of India (“Smaaash”), Shripal Morakhia (“Morakhia”), and AHA Holdings Private Limited (“AHA Holdings”, and together with Morakhia, the “Smaaash Founders”), pursuant to which the Company agreed to contribute a cash amount of up to $49 million (the “Investment Amount”) to Smaaash in exchange for (i) up to 76,641,157 newly issued equity shares of Smaaash (“Subscription Shares”), (ii) the right to act as the sole distributor of Smaaash’s active entertainment games in North and South America and (iii) the right to act as the master franchisee for Smaaash’s active entertainment centers in North and South America (the transactions contemplated by the Subscription Agreement, collectively, the “Transaction”). Assuming a cash contribution amount of $49 million, the Subscription Agreement provided that the equity shares received by the Company would represent approximately 24.53% of the equity capital of Smaaash; provided that such percentage shall be decreased proportionately depending on the number of shares of the Company’s common stock that the public holders of the Company’s common stock elect to redeem in connection with the vote on the Transaction and the resulting reduction in funds available for contribution to Smaaash. On June 22, 2018, the Company, Smaaash and the Smaaash Founders entered into that certain Amendment Cum Addendum to the Subscription Agreement, pursuant to which the Subscription Agreement was amended to, among other things, increase the number of Subscription Shares that the Company would receive for the full Investment Amount from 76,641,157 shares to 89,583,215 shares, which shares would represent approximately 27.53% of the equity capital of Smaaash.

I-AM CAPITAL ACQUISITION COMPANY

BALANCE SHEETS

	August 31, 2018 (Unaudited)	May 31, 2018

ASSETS

Current Assets
Cash and cash equivalents	$355,828	$458,063
Prepaid expenses	81	3,168
Total Current Assets	355,909	461,231

Cash held in Trust Account	53,119,511	52,895,652

TOTAL ASSETS	$53,475,420	$53,356,883

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Loan payable - Related party	$85,238	$81,618
Accrued expenses	182,807	63,579
Deferred legal fees	100,000	100,000
Total current liabilities	368,045	245,197

Deferred underwriting fees	1,820,000	1,820,000
Total Liabilities	2,188,045	2,065,197

Commitments
Common stock subject to possible redemption, $.0001 par value; 4,560,332 and 4,560,757 shares as of August 31, 2018 and May 31, 2018, respectively, at redemption value	46,287,374	46,291,685

Stockholders’ Equity
Preferred Stock - $0.0001 par value, 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common Stock - $0.0001 par value; 20,000,000 shares authorized; 2,253,168 and 2,252,743 shares issued and outstanding (excluding 4,560,332 and 4,560,757 shares subject to possible redemption) as of August 31, 2018 and May 31, 2018, respectively	225	225
Additional paid-in capital	5,013,621	5,009,310
Retained earnings (Accumulated deficit)	(13,845)	(9,534)
Total Stockholders’ Equity	5,000,001	5,000,001

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$53,475,420	$53,356,883

The accompanying notes are an integral part of the unaudited financial statements.

I-AM CAPITAL ACQUISITION COMPANY

STATEMENTS OF OPERATIONS  (UNAUDITED)

	Three Months Ended
	August 31,
	2018	2017

Revenues	$—	$—

Operating expenses
General and administrative expenses	246,661	10,106
Loss from operations	(246,661)	(10,106)

Other income:
Interest income	242,350	13,328

(Loss) income before provision for taxes	(4,311)	3,222

Income tax provision	—	—

Net (loss) income	$(4,311)	$3,222

Basic and diluted net income per share	$0.00	$0.00

Weighted average number of common shares outstanding	2,253,168	1,529,094

The accompanying notes are an integral part of the unaudited financial statements.

I-AM CAPITAL ACQUISITION COMPANY

STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended
	August 31,
	2018	2017
Cash Flows from Operating Activities:

Net (loss) income	$(4,311)	$3,222

Adjustments to reconcile net income to net cash provided by operating activities:
Accrued expense to related party	3,620	5,000
Interest earned on marketable securities held in trust account	(242,350)	(13,328)
Changes in operating assets and liabilities:
Accrued expenses	119,228	38,211
Prepaid expenses	3,087	—
Net Cash Provided by/(used in) Operating Activities	(120,726)	33,105

Cash Flows from Investing Activities:
Investment of cash in Trust Account	(271,610)	(50,749,474)
Interest income released from Trust Account	290,101	—
Net Cash Provided by/(used in) Investing Activities	18,491	(50,749,474)

Cash flows from Financing Activities:
Proceeds from sale of units, net of underwriting discounts paid	—	48,900,100
Proceeds from sale of Private Placement Units	—	2,545,000
Proceeds from note payable - related party, net	—	71,035
Repayment of note payable - related party, net	—	(83,325)
Payment of offering costs	—	(253,880)
Net Cash Provided by Financing Activities	—	51,178,930

Net (decrease) increase in cash	(102,235)	462,561

Cash and cash equivalents at beginning of period	458,063	—

Cash and cash equivalents at end of period	$355,828	$462,561

Non-Cash investing and financing activities:
Deferred underwriting fees charged to additional paid in capital	$—	$1,820,000
Deferred legal fees charged to additional paid in capital	—	100,000
Issuance of common stock to underwriters charged to additional paid in capital	—	500,000
Initial classification of common stock subject to possible redemption	—	44,337,271
Change in value of common stock subject to possible redemption	(4,311)	(6,498)
Offering costs charged to additional paid in capital	—	25,000

The accompanying notes are an integral part of the unaudited financial statements.

I-AM CAPITAL ACQUISITION COMPANY

NOTES TO FINANCIAL STATEMENTS

AUGUST 31, 2018

(UNAUDITED)

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

I-AM Capital Acquisition Company (the “Company”), was a blank check company organized under the laws of the State of Delaware on April 17, 2017. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (“Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on businesses with a connection to India. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

The Company’s sponsor is I-AM Capital Partners LLC (the “Sponsor”). The Company has selected May 31 as its fiscal year end.

At August 31, 2018, the Company had not commenced any principal operations nor generated revenue to date. All activity from April 17, 2017 (inception) through August 31, 2018 related to the Company’s formation and the initial public offering (the “Initial Public Offering”), which is described below, and identifying a target company for a business combination. The Company will not generate any operating revenues until after completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds held in trust derived from the Initial Public Offering. Accordingly, the Company’s activities are subject to significant risks and uncertainties, including failing to consummate the Initial Business Combination. Organizational costs and administrative expenses that are not related to the Initial Public Offering and concurrent private placement are expensed as incurred.

Financing

The registration statement for the Company’s Initial Public Offering (as described in Note 3) was declared effective by the United States Securities and Exchange Commission (the “SEC”) on August 16, 2017. The Company intends to finance a Business Combination with the net proceeds from the sale of $50,000,000 of units in the Initial Public Offering (the “Public Units”) and the sale of $2,545,000 of units (the “Private Units” and, together with the Public Units, the “Units”) in the simultaneous private placement (the “Private Placement” as described in Note 3). Upon the closing of the Initial Public Offering and the Private Placement on August 22, 2017, $50,750,000 was deposited in a trust account with Continental Stock Transfer and Trust Company acting as trustee (the “Trust Account”) as discussed below.

Contained in the underwriting agreement for the Initial Public Offering is an over-allotment option allowing the underwriters to purchase from the Company up to an additional 750,000 Public Units (the “Over-Allotment Units”) and, in addition, the Company received a commitment from the Sponsor to purchase up to an additional 26,250 Private Units in order to maintain the amount of cash in the Trust Account equal to $10.15 per Public Unit sold in the Initial Public Offering. On September 13, 2017, the underwriters partially exercised their option and purchased 200,000 Over-Allotment Units, which were sold at an offering price of $10.00 per Unit, generating gross proceeds of $2,000,000. Also on September 13, 2017, simultaneously with the sale of the Over-Allotment Units, the Company consummated the sale of an additional 7,000 Placement Units (the “Over-Allotment Placement Units”), generating gross proceeds of $70,000.

Trust Account

The Trust Account will be invested only in U.S. government treasury bills with a maturity of one hundred and eighty (180) days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, which invest only in direct U.S. government obligations. Funds will remain in the Trust Account until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds outside the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest to pay taxes or up to a maximum of $600,000 of working capital expenses, if any, none of the funds held in trust will be released until the earlier of: (i) the completion of the initial Business Combination; or (ii) the redemption of 100% of the shares of Common Stock included in the Public Units sold in the Initial Public Offering if the Company is unable to complete its initial Business Combination within 12 months (or 21 months if extended) from the closing of the Initial Public Offering (subject to the requirements of law).

Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering, although it initially intends to focus its efforts on businesses with a connection to India. Substantially all of the net proceeds of the Initial Public Offering are intended to be generally applied toward consummating a Business Combination with a Target Business. As used herein, “Target Business” must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of the Company’s signing a definitive agreement in connection with its initial Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will have until 12 months from the closing of the Initial Public Offering to consummate a Business Combination. However, if the Company anticipates that it may not be able to consummate a Business Combination within 12 months, the Company may extend the period of time to consummate a Business Combination up to three times, each by an additional three months (for a total of up to 21 months to complete a Business Combination). Pursuant to the terms of the Company’s amended and restated certificate of incorporation and the trust agreement entered into between the Company and Continental Stock Transfer & Trust Company, in order to extend the time available for the Company to consummate its initial Business Combination, the Sponsor or its affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the Trust Account approximately $303,610 ($0.0583 per Unit), on or prior to the date of the applicable deadline, for each three month extension, up to an aggregate of approximately $910,000 if extended three times, or $0.1750 per Unit. The Sponsor and its affiliates or designees are not obligated to fund the Trust Account to extend the time for the Company to complete its initial Business Combination. In the event that interest in the trust is available for withdrawal for working capital purposes and has not been used to pay taxes or other working capital expenses, the Company may apply the accrued interest in the Trust Account or such withdrawn interest to the Sponsor’s obligation to loan the Company money in connection with an extension, and the amount that the Sponsor would be obligated to loan the Company in connection with such extension would be reduced by the amount of interest so applied of which $32,000 has been applied. If the Company does not complete a Business Combination within this period of time (“Combination Period”), it shall, as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares for a pro rata portion of the funds held in the trust account and as promptly as reasonably possible following such redemption, subject to the approval of its remaining stockholders and its board of directors, dissolve and liquidate, subject in each case to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the Initial Public Offering price per Public Unit in the Initial Public Offering. The Company, after signing a definitive agreement for a Business Combination, will either (i) seek stockholder approval of the Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest but less taxes payable and up to a maximum of $600,000 of working capital released to the Company, or (ii) provide stockholders with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to commencement of the tender offer, including interest but less taxes payable. The decision as to whether the Company will seek stockholder approval of the Business Combination or will allow stockholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval unless a vote is required by NASDAQ rules. If the Company seeks stockholder approval, it will complete its Business Combination only if a majority of the outstanding shares of Common Stock voted are voted in favor of the Business Combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001 upon consummation of the initial Business Combination. In such case, the Company would not proceed with the redemption of its Public Shares and the related Business Combination, and instead may search for an alternate Business Combination.

As a result of the public stockholders’ redemption rights, such shares of Common Stock will be recorded at redemption amount and classified as temporary equity upon the completion of the Initial Offering, in accordance with FASB ASC 480, “Distinguishing Liabilities from Equity.” The amount in the Trust Account is initially anticipated to be $10.15 per public common share, subject to increase of up to an additional $0.1750 per share in the event that the Sponsor elects to extend the period of time to consummate a Business Combination, as described in more detail in the prospectus. The per-share amount to be distributed to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions paid to the underwriters. There will be no redemption rights upon the completion of the initial Business Combination with respect to the warrants. The initial stockholders have entered into letter agreements, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares (defined in Note 4), shares of Common Stock underlying the Private Units and the Public Units, and any additional shares they may acquire during or after the Initial Public Offering in connection with the completion of the Business Combination. Prior to acquiring any securities from the initial stockholders, permitted transferees must enter into a written agreement with the Company agreeing to be bound by the same restriction.

On August 21, 2018, the Company deposited into the Trust Account an aggregate of $303,610 (including interest earned on the funds in the Trust Account available for withdrawal), representing $0.058 per public share. As a result of such payment, the Company has extended the period of time it has to consummate a business combination by three months to November 21, 2018.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K as filed with the SEC on July 24, 2018. The interim results for the three months ended August 31, 2018 are not necessarily indicative of the results to be expected for the year ending May 31, 2019 or for any future interim periods.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Offering Costs

The Company complies with the requirements of ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (SAB) Topic 5A — “Expenses of Offering”. Offering costs of approximately $3,728,000 consisting principally of underwriter discounts of $3,250,000 (including approximately $1,820,000 of which payment is deferred) and approximately $478,000 of professional, printing, filing, regulatory and other costs have been charged to additional paid in capital upon completion of the Initial Public Offering.

Common stock subject to possible redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, common stock are classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at August 31, 2018, 4,560,332 shares of Common Stock subject to possible redemption at the redemption amount are presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Net income (loss) per share

The Company complies with accounting and disclosure requirements ASC Topic 260, “Earnings Per Share.” Net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of Common Stock outstanding for the period. Shares of Common Stock subject to possible redemption at August 31, 2018 have been excluded from the calculation of basic income (loss) per share and diluted loss per share for the three months ended August 31, 2018 since the Company had a net loss for the quarter ended August 31, 2018 the effect would be Anti-Dilutive. The Company has not considered the effect of (1) warrants sold in the Initial Public Offering and Private Placement to purchase shares of Common Stock, (2) rights sold in the Initial Public Offering and Private Placement that convert into shares of Common Stock and (3) the unit purchase option granted to the underwriter in the calculation of diluted income (loss) per share, since the exercise of the warrants and the conversion of the rights into shares of Common Stock is contingent upon the occurrence of future events.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statements and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statements recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.

On December 22, 2017, the U.S. Tax Cuts and Jobs Act of 2017 (“Tax Reform”) was signed into law. As a result of Tax Reform, the U.S. statutory tax rate was lowered from 35% to 21% effective January 1, 2018, among other changes. ASC Topic 740 requires companies to recognize the effect of tax law changes in the period of enactment; therefore, the Company was required to revalue its deferred tax assets and liabilities at the new rate. The SEC issued Staff Accounting Bulletin No. 118 (“SAB 118”) to address the application of GAAP in situations when a registrant does not have the necessary information available, prepared, or analyzed (including computations) in reasonable detail to complete the accounting for certain tax effects of Tax Reform. The ultimate impact may differ from this provisional amount, possibly materially, as a result of additional analysis, changes in interpretations and assumptions the Company has made, additional regulatory guidance that may be issued, and actions the Company may take as a result of Tax Reform.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet adopted accounting pronouncements, would have a material effect on the Company’s financial statements.

Subsequent Events

Management has evaluated subsequent events to determine if events or transactions occurring through the date the balance sheet was available for issuance, require potential adjustment to or disclosure in the balance sheet and has concluded that all such events that would require recognition or disclosure have been recognized or disclosed.

NOTE 3 — INITIAL PUBLIC OFFERING AND PRIVATE PLACEMENT

Initial Public Offering

On August 22, 2017, the Company sold 5,000,000 Public Units at a purchase price of $10.00 per Public Unit in the Initial Public Offering, generating gross proceeds of $50.0 million. The Company incurred offering costs of approximately $3.7 million, inclusive of approximately $3.2 million of underwriting fees. The Company paid $1 million of underwriting fees upon the closing of the Initial Public Offering, issued 50,000 shares of Common Stock for underwriting fees, and deferred $1.82 million of underwriting fees until the consummation of the initial Business Combination.

Each Unit consists of one share of the Company’s common stock, one right to receive one-tenth of one share of the Company’s common stock upon consummation of the Company’s initial Business Combination (“Right”), and one redeemable warrant (“Warrant”). Each Warrant entitles the holder to purchase one share of common stock at an exercise price of $11.50 per share, subject to adjustment. No fractional shares will be issued upon exercise of the Warrants. The Warrants will become exercisable on the later of (i) 30 days after the completion of the initial Business Combination and (ii) 12 months from the closing of the Initial Public Offering, and will expire five years after the completion of the initial Business Combination or earlier upon redemption or liquidation.

The Company may redeem the Warrants, in whole and not in part, at a price of $0.01 per Warrant upon 30 days’ notice (“30-day redemption period”), only in the event that the last sale price of the common stock equals or exceeds $21.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which notice of redemption is given, provided there is an effective registration statement with respect to the shares of Common Stock underlying such Warrants and a current prospectus relating to those shares of Common Stock is available throughout the 30-day redemption period. If the Company calls the Warrants for redemption as described above, the Company’s management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” management will consider, among other factors, the Company’s cash position, the number of Warrants that are outstanding and the dilutive effect on the Company’s stockholders of issuing the maximum number of shares of Common Stock issuable upon the exercise of the Warrants.

Each holder of a Right will receive one-tenth (1/10) of one share of common stock upon consummation of a Business Combination. No fractional shares will be issued upon exchange of the Rights. No additional consideration will be required to be paid by a holder of Rights in order to receive its additional shares upon consummation of a Business Combination as the consideration related thereto has been included in the Unit purchase price paid for by investors in the Initial Public Offering. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, each holder of a right will be required to affirmatively convert its rights in order to receive the 1/10 share of common stock underlying each right (without paying any additional consideration).

There will be no redemption rights or liquidating distributions with respect to the Warrants and Rights, which will expire worthless if the Company fails to complete it Business Combination within the Combination Period.

The Company granted the underwriters a 45-day option to purchase up to 750,000 additional Public Units to cover any over-allotment, at the Initial Public Offering price less any underwriting discounts and commissions. On September 13, 2017 the underwriters purchased 200,000 additional Public Units for gross proceeds of $2,000,000 less commissions of 110,000, of which $70,000 are deferred.

The Company issued Maxim as compensation for the Initial Public Offering, an aggregate of 52,000 shares, including 20,000 shares issued in connection with the partial exercise of the over-allotment option. The Company accounted for the fair value of these shares as an expense of the Initial Public Offering resulting in a charge directly to stockholders’ equity.

Unit Purchase Option

At the time of the closing of the Initial Public Offering, the Company sold to Maxim, for an aggregate of $100, an option (the “UPO”) to purchase 250,000 Units (which increased to 260,000 units upon the partial exercise of the underwriters’ over-allotment option) (See Note 5). The Company has accounted for the fair value of the UPO, inclusive of the receipt of the $100 cash payment, as an expense of the Initial Public Offering resulting in a charge directly to shareholders’ equity. The Company estimates that the fair value of this UPO is approximately $743,600 (or $2.86 per Unit) using the Black-Scholes option-pricing model. The fair value of the UPO is estimated as of the date of grant using the following assumptions: (1) expected volatility of 35%, (2) risk-free interest rate of 1.73% and (3) expected life of five years. The UPO may be exercised for cash or on a “cashless” basis, at the holder’s option (except in the case of a forced cashless exercise upon the Company’s redemption of the Warrants, as described above), such that the holder may use the appreciated value of the UPO (the difference between the exercise prices of the UPO and the underlying Warrants and Rights, and the market price of the Units and underlying shares of Common Stock) to exercise the UPO without the payment of any cash. The Company will have no obligation to net cash settle the exercise of the UPO or the Warrants or Rights underlying the UPO. The holder of the UPO will not be entitled to exercise the UPO or the Warrants or Rights underlying the UPO unless a registration statement covering the securities underlying the UPO is effective or an exemption from registration is available. If the holder is unable to exercise the UPO or underlying Warrants or Rights, the UPO, Warrants or Rights, as applicable, will expire worthless.

The Company granted the holders of the UPO, demand and “piggy back” registration rights for periods of five and seven years, respectively, from the effective date of the registration statement relating to the Initial Public Offering, including securities directly and indirectly issuable upon exercise of the UPO.

Private Placement

Concurrently with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 254,500 Private Units at $10.00 per Private Unit, generated gross proceeds of $2,545,000 in a Private Placement. The proceeds from the Private Units was added to the proceeds from the Initial Public Offering held in the Trust Account. The Private Units (including their component securities) will not be transferable, assignable or salable until 30 days after the completion of the initial Business Combination and the warrants included in the Private Units (the “Private Placement Warrants”) will be non-redeemable so long as they are held by the Sponsor or their permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Warrants included in the Public Units sold in the Initial Public Offering. Otherwise, the Private Placement Warrants and the Rights underlying the Private Units have terms and provisions that are identical to those of the Warrants and Rights, respectively, sold as part of the Public Units in the Initial Public Offering and have no net cash settlement provisions.

On September 13, 2017 the Sponsor purchased 7,000 additional Private Units for gross proceeds of $70,000 upon the partial exercise of the underwriter’s over-allotment option.

If the Company does not complete a Business Combination within the Combination Period, the proceeds of the Private Placement will be part of the liquidating distribution to the public stockholders and the Private Units and their component securities issued to the Sponsor will expire worthless.

NOTE 4 — RELATED PARTY TRANSACTIONS

founder shares

On May 31, 2017, the Company issued 1,437,500 shares of the Company’s common stock to the Sponsor (the “founder shares”) in exchange for a capital contribution of $25,000. 137,500 founder shares were forfeited by the Sponsor upon the partial exercise of the underwriters’ over-allotment option.

The founder shares are identical to the shares of Common Stock included in the Units and holders of founder shares have the same stockholder rights as public stockholders, except that (i) the founder shares and the shares of Common Stock underlying the Private Units are subject to certain transfer restrictions, and (ii) the Sponsor has entered into a letter agreement, pursuant to which it has agreed (A) to waive its redemption rights with respect to the founder shares, and the shares of Common Stock underlying the Private Units and the Public Units in connection with the completion of a Business Combination and (B) to waive its rights to liquidating distributions from the Trust Account with respect to the founder shares and the shares of Common Stock underlying the Private Units if the Company fails to complete a Business Combination within 12 months from the closing of the Initial Public Offering (or up to 21 months from the closing of the Initial Public Offering if the Company extends the period of time to consummate a Business Combination).

With certain limited exceptions, the founder shares are not transferable, assignable or salable (except to the Company’s officers and directors and other persons or entities affiliated with the Sponsor, each of whom will be subject to the same transfer restrictions) until the earlier of one year after the completion of an initial Business Combination or earlier of (i) subsequent to the Company’s Business Combination, the last sale price of the common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after an initial Business Combination, or (ii) the date following the completion of an Initial Business Combination on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

Private Units

In addition, the Sponsor purchased, pursuant to a written agreement, an aggregate of 254,500 Private Units at $10.00 per Private Unit for proceeds of $2,545,000 in the aggregate in the Private Placement. This purchase took place on a private placement basis simultaneously with the completion of the Initial Public Offering. This issuance was be made pursuant to the exemption from registration contained in Section 4(a) (2) of the Securities Act.

The Sponsor committed to purchase from the Company up to an additional 26,250 Private Units if the underwriters’ over-allotment option is exercised in full.

On September 13, 2017, the Sponsor purchased 7,000 additional Private Units at $10.00 per Private Unit upon the partial exercise of the underwriter’s over-allotment option.

Administrative Service Fee

The Company has agreed, commencing on the effective date of the Initial Public Offering through the earlier of the Company’s consummation of a Business Combination or its liquidation, to pay the Sponsor a monthly fee of $10,000 for office space, utilities and secretarial and administrative support. As of August 31, 2018, the Company has paid an aggregate of $30,000 which is presented as general and administrative expense on the accompanying statement of operations.

Loan

The Sponsor has loaned the Company $201,707 in the aggregate, to be used for a portion of the expenses of the Initial Public Offering and working capital purposes. The loan is non-interest bearing, unsecured and was due at the earlier of December 31, 2017 or the closing of the Initial Public Offering. As of August 31, 2018, $120,089 of the Sponsor’s loan has been repaid. As of August 31, 2018, the balance of the sponsor loan is $85,238.

NOTE 5 — COMMITMENTS AND CONTINGENCIES

Registration Rights

Pursuant to a registration rights agreement the Company entered into with its initial stockholders and initial purchasers of the Private Units (and constituent securities) at the closing of the Initial Public Offering, the Company is required to register certain securities for sale under the Securities Act. These holders are entitled under the registration rights agreement to make up to three demands that the Company register certain of its securities held by them for sale under the Securities Act and to have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. In addition, these holders have the right to include their securities in other registration statements filed by the Company. The Company will bear the costs and expenses of filing any such registration statements.

Unit Purchase Option

The Company sold to the underwriters (and/or their designees), for $100, an option to purchase up to a total of 250,000 Units (which increased to 260,000 Units upon the partial exercise of the underwriters’ over-allotment option), exercisable at $11.50 per Unit (or an aggregate exercise price of $2,990,000) upon the closing of the Initial Public Offering. The UPO may be exercised for cash or on a cashless basis, at the holder’s option, at any time during the period commencing on the later of the first anniversary of the effective date of the registration statement relating to the Initial Public Offering and the closing of the Company’s initial Business Combination, and terminating on the fifth anniversary of such effectiveness date. The Units issuable upon exercise of this UPO are identical to those offered in the Initial Public Offering, except that the exercise price of the warrants underlying the Units sold to the underwriters is $13.00 per share.

Deferred Legal Fees

The Company has committed to pay its attorneys a deferred legal fee of $100,000 upon the consummation of the Initial Business Combination relating to services performed in connection with the Initial Public Offering. This amount has been accrued in the accompanying balance sheet.

NOTE 6 — STOCKHOLDERS’ EQUITY

Common Stock

The Company is authorized to issue 20,000,000 shares of Common Stock with a par value of $0.0001 per share. Holders of the shares of the Company’s common stock are entitled to one vote for each share. At August 31, 2018, there were 6,813,500 shares of Common Stock issued and outstanding, which reflects the 137,500 shares that were forfeited by the Sponsor due to the underwriters’ over-allotment option being exercised in part and includes 4,560,332 shares of the Company’s common stock subject to possible redemption.

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share. At August 31, 2018, there were no shares of preferred stock issued or outstanding.

NOTE 7 — TRUST ACCOUNT AND FAIR VALUE MEASUREMENTS

The Trust Account can be invested in U.S. government securities, within the meaning set forth in the Investment Company Act, having a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act.

The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest to pay income taxes and up to $600,000 of interest to pay working capital expenses if any, none of the funds held in the Trust Account will be released until the earlier of: (i) the completion of the Business Combination; (ii) the redemption of 100% of the shares of Common Stock included in the Public Units sold in the Initial Public Offering if the Company is unable to complete its initial Business Combination within 12 months (or 21 months if extended) from the closing of the Initial Public Offering (subject to the requirements of law).

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at August 31, 2018 and May 31, 2018, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	August 31, 2018	May 31, 2018
Assets:
Cash and marketable securities held in Trust Account	1	$53,119,511	$52,895,652

NOTE 8 — SUBSCRIPTION AGREEMENT

On May 3, 2018, the Company entered into a share subscription agreement (the “Subscription Agreement”), with Smaaash Entertainment Private Limited, a private limited company incorporated under the laws of India (“Smaaash Private”), Shripal Morakhia (“Morakhia”), and AHA Holdings Private Limited (“AHA Holdings”, and together with Morakhia, the “Smaaash Founders”), pursuant to which the Company agreed to contribute a cash amount of up to $49 million (the “Investment Amount”) to Smaaash Private in exchange for (i) up to 76,641,157 newly issued equity shares of Smaaash Private (“Subscription Shares”), (ii) the right to act as the sole distributor of Smaaash Private’s active entertainment games in North and South America and (iii) the right to act as the master franchisee for Smaaash Private’s active entertainment centers in North and South America (the transactions contemplated by the Subscription Agreement, collectively, the “Transaction”). Assuming a cash contribution amount of $49 million, the Subscription Agreement provided that the equity shares received by the Company would represent approximately 24.53% of the equity capital of Smaaash Private; provided that such percentage shall be decreased proportionately depending on the number of shares of the Company’s common stock that the public holders of the Company’s common stock elect to redeem in connection with the vote on the Transaction and the resulting reduction in funds available for contribution to Smaaash Private. On June 22, 2018, the Company, Smaaash Private and the Smaaash Founders, entered into that certain Amendment Cum Addendum to the Subscription Agreement, pursuant to which the Subscription Agreement was amended to, among other things, increase the number of Subscription Shares that the Company would receive for the full Investment Amount from 76,641,157 shares to 89,583,215 shares, which shares would represent approximately 27.53% of the equity capital of Smaaash Private. On August 2, 2018, the parties entered into the Second Amendment Cum Addendum Agreement to the Subscription Agreement to remove the arbitration provision of the Subscription Agreement and the First Addendum. The Subscription Agreement is still subject to shareholder approval.

NOTE 9 — SUBSEQUENT EVENTS

Management has evaluated subsequent events to determine if events or transactions occurring through the date the balance sheet was available for issuance, require potential adjustment to or disclosure in the balance sheet and has concluded that all such events that would require recognition or disclosure have been recognized or disclosed, except as described below.

The Company’s board of directors has determined to issue a common stock dividend on all shares of the Company’s common stock that are outstanding at the end of the day immediately prior to the date of the closing of the transaction, to each shareholder who beneficially owns such shares as of such time, on the condition that the stockholder of any such shares remains a stockholder immediately after the closing (the “Special Dividend”). The Sponsor, Maxim Group LLC, the underwriter of the Company’s Initial Public Offering (“Maxim”), and Maxim’s affiliates, all of whom own shares of the Company common stock, have agreed to waive their respective rights to receive the Special Dividend. The number of shares to be issued in the Special Dividend for each outstanding share shall be equal to 600,000 divided by the number of shares of Common Stock eligible to receive such dividend, which shall not include the shares of Common Stock held by the Sponsor, Maxim and its affiliates. In connection with the Special Dividend, the Sponsor has agreed to cancel a number of founder shares equal to the aggregate number of shares issued in the dividend. The Special Dividend will only be paid if and when the transaction closes.

On August 21, 2018, the Company deposited into the Trust Account an aggregate of $303,610 (including interest earned on the funds in the Trust Account available for withdrawal), representing $0.058 per public share. As a result of such payment, the Company has extended the period of time it has to consummate a business combination by three months to November 21, 2018.

On November 20, 2018 (the “Closing Date”), the Company and Smaaash Private, consummated the transactions (the “Transactions”) contemplated by the share subscription agreement (as the “Subscription Agreement”), following the approval at the special meeting of the stockholders of the Company held on November 9, 2018 (the “Special Meeting”).

Pursuant to the Subscription Agreement, the total purchase price of $150,000 was by paid the Company to Smaaash Private in exchange for 300,000 newly issued equity shares of Smaaash Private at the closing of the Transactions (the “Closing”). The Company also issued 2,000,000 shares of its common stock to the Smaaash Founders, as an upfront portion of the Transferred Company Shares (defined below).

In addition, AHA Holdings Private Limited (“AHA Holdings”) and Shripal Morakhia, (together with AHA Holdings, the “Smaaash Founders”) have agreed that within six months following the Closing Date, they will transfer all of their ownership interest in Smaaash Private (representing 33.6% of the share capital of Smaaash Private on a fully diluted basis as of June 22, 2018) (the “Additional Smaaash Shares”) to the Company in exchange for newly issued shares of our Common Stock (the “Transferred Company Shares”) in an amount which would enable the Smaaash Founders to retain their 33.6% ownership interest in Smaaash Private indirectly through their interest in the Company.

SMAAASH ENTERTAINMENT INC.

7,309,150 Shares of Common Stock

261,500 Warrants to Purchase Common Stock

PROSPECTUS

[      ], 2019

Until      [     ]     , 2019 (25 days after the date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by us. All amounts shown are estimates except the SEC registration fee.

SEC registration fee		$$8,035.48
Transfer agent’s fees and expenses	$		*
Printing expenses	$		*
Legal fees and expenses	$		*
Accounting fees and expenses	$		*
Miscellaneous	$		*
Total expenses	$		*

*           Estimated expenses not presently known.

Item 14.	Indemnification of Directors and Officers.

Our third amended and restated certificate of incorporation will provide that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the DGCL. Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)	A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)	A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)	To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)	Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)	Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former officers and directors or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)	The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)	A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)	For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)	For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)	The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)	The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any by law, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

In accordance with Section 102(b)(7) of the DGCL, our third amended and restated certificate of incorporation, will provide that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our third amended and restated certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our third amended and restated certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our third amended and restated certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

Our third amended and restated certificate of incorporation will also provide that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former officers and directors, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding.

Notwithstanding the foregoing, a person eligible for indemnification pursuant to our third amended and restated certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification which will be conferred by our third amended and restated certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our third amended and restated certificate of incorporation or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our third amended and restated certificate of incorporation may have or hereafter acquire under law, our third amended and restated certificate of incorporation, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our third amended and restated certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our third amended and restated certificate of incorporation will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our third amended and restated certificate of incorporation.

Our bylaws, include the provisions relating to advancement of expenses and indemnification rights consistent with those which will be set forth in our third amended and restated certificate of incorporation. In addition, our bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

The registrant also intends to enter into indemnification agreements with its future directors and executive officers. The registrant has purchased directors’ and officers’ liability insurance. The registrant believes that this insurance is necessary to attract and retain qualified directors and officers.

Item 15.	Recent Sales of Unregistered Securities.

Our initial stockholders currently own 1,437,500 shares of Common Stock (purchased by our sponsor on May 31, 2017 for an aggregate of $25,000), up to 187,500 of which are subject to forfeiture by our initial stockholders if the underwriters’ over-allotment option is not exercised in full. The number of Founder Shares issued was determined based on the expectation that such Founder Shares would represent 20% of the outstanding shares upon completion of this offering (not including the Private Placement Shares and the shares of Common Stock issuable to Maxim upon the consummation of this offering). Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. Our sponsor is an accredited investor for purposes of Rule 501 of Regulation D. No underwriting discounts or commissions were paid with respect to such sales.

Simultaneously with the consummation of the IPO and the sale of the Public Units we consummated the private placement of 254,500 Private Placement Units at a price of $10.00 per unit, generating total gross proceeds of $2,545,000. The Private Placement Units, which were purchased by the Sponsor, are identical to the Public Units, except the Private Placement Warrants underlying the Private Placement Units will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its affiliates or designees. If the Private Placement Units are held by someone other than the initial holder, or its permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by such holders on the same basis as the Public Warrants. The issuance of the Private Placement Units was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

On August 22, 2017, we issued 50,000 shares of Common Stock to Maxim in connection with its services as underwriter for the IPO. Such shares of Common Stock were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

On September 13, 2017, simultaneously with the underwriter’s partial exercise of the over-allotment option, we consummated the sale of an additional 7,000 Private Placement Units, generating gross proceeds of $70,000. The issuance of additional Private Placement Units was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

On September 13, 2018, the Company issued Maxim an additional 2,000 shares upon partial exercise of the over-allotment. These shares were issued in reliance on Section 4(a)(2) of the Securities Act.

On November 20, 2018 (the “Closing Date”), Smaaash Entertainment Inc. (formerly known as I-AM Capital Acquisition Company) (the “Company”) and Smaaash Entertainment Private Limited, a private limited company incorporated under the laws of India (“Smaaash Private”), consummated the transactions (the “Transactions”) contemplated by the share subscription agreement (as amended the “Subscription Agreement”).

Pursuant to the Subscription Agreement the Company also issued 2,000,000 shares of its common stock to AHA Holdings Private Limited as an upfront portion of the Transferred Company Shares. These shares were issued in reliance on Section 4(a)(2) of the Securities Act.

On November 20, 2018, the Company issued 208,000 shares of Common Stock to Chardan in consideration of services rendered. These shares were issued in reliance on Section 4(a)(2) of the Securities Act. The shares issued to Chardan are subject to the same lock-up and will have the same registration rights as the shares of the Company held by the Sponsor.

Item 16.	Exhibits and Financial Statement Schedules

(a)	Exhibits. The list of exhibits preceding the signature page of this registration statement is incorporated herein by reference.

(b)	Financial Statements. See page F-1 for an index to the financial statements and schedules included in the registration statement.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)	For the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 19th day of December, 2018.

SMAAASH ENTERTAINMENT INC.

By:	/s/ F. Jacob Cherian
F. Jacob Cherian
Chief Executive Officer and Director

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints F. Jacob Cherian and Suhel Kanuga, and each of them acting singly, his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities held on December 19, 2018.

Name	Position	Date

/s/ F. Jacob Cherian	Chief Executive Officer and Director	December 19, 2018
F. Jacob Cherian	(Principal Executive Officer)

/s/ Suhel Kanuga	Chief Financial Officer and Director	December 19, 2018
Suhel Kanuga	(Principal Financial and Accounting Officer)

/s/ Donald R. Caldwell	Chairman	December 19, 2018
Donald R. Caldwell

/s/ Roman Franklin	Director	December 19, 2018
Roman Franklin

/s/ Max Hooper	Director	December 19, 2018
Max Hooper

/s/ Frank Leavy	Director	December 19, 2018
Frank Leavy
	Director	December – , 2018
Edward Lenoard Jaroski

	Director	December – , 2018
William H. Herrmann
	Director	December – , 2018
Shripal Morakhia

EXHIBIT INDEX

Exhibit No.	Exhibit
2.1	Share Subscription Agreement, dated May 3, 2018, by and among the Company, Smaaash Private, and the Smaaash Founders, incorporated by reference to Annex A to the Company’s Definitive Proxy Statement filed with the SEC on September 19, 2018.
2.2	Amendment Cum Addendum to the Share Subscription Agreement Dated May 03, 2018, incorporated by reference to Annex A to the Company’s Definitive Proxy Statement filed with the SEC on September 19, 2018.
2.3	Second Amendment Cum Addendum to the Share Subscription Agreement Dated May 03, 2018, incorporated by reference to Annex A to the Company’s Definitive Proxy Statement filed with the SEC on September 19, 2018.
2.4	Third Amendment Cum Addendum to the Share Subscription Agreement Dated May 03, 2018, incorporated by reference to Annex A to the Company’s Proxy Statement Supplement, which was filed with the SEC on November 5, 2018
2.5	Fourth Amendment Cum Addendum to the Share Subscription Agreement Dated May 03, 2018, dated as of November 15, 2018(1)
3.1	Third Amended and Restated Certificate of Incorporation(1)
3.3	Bylaws (2)
4.1	Specimen Common Stock Certificate (4)
4.2	Specimen Warrant Certificate (4)
5.1	Opinion of Ellenoff Grossman & Schole LLP*
10.1	Master Franchise Agreement, dated November 20, 2018, by and between the Company and Smaaash Private(1)
10.2	Master License and Distribution Agreement, dated November 20, 2018, by and between the Company and Smaaash Private(1)
10.3	Settlement and Release Agreement, dated November 20, 2018, by and between the Company and Maxim Group LLC(1)
10.4	Demand Secured Promissory Note, dated November 20, 2018, issued to Maxim Group LLC(1)
10.5	Escrow Agreement, dated November 20, 2018, by and among the Company, Ellenoff Grossman and Schole LLP and Shripal Morakhia(1)
10.6	Smaaash Entertainment Inc. 2018 Equity Incentive Plan, incorporated by reference to Annex F to the Company’s Proxy Statement filed with the SEC on September 19, 2018
10.7	Side Letter, dated November 16, 2018, by and between the Company and Chardan(1)
10.8	Letter of Undertaking, dated November 16, 2018, by Smaaash Private and Smaaash Founders(1)
10.9	Addendum to Master Franchise Agreement, dated November 29, 2018, by and between the Company and Smaaash Private(1)
10.10	Promissory Note, dated May 31, 2017, issued to I-AM Capital Partners LLC, our sponsor (2)
10.11	Letter Agreement, dated August 16, 2017, by and between the Company, the Sponsor and the officers and directors of the Company (3)
10.12	Registration Rights Agreement, dated August 16, 2017, by and among the Company and our sponsor (1)
10.13	Securities Subscription Agreement, dated May 31, 2017, among the Registrant and our sponsor (5)
10.14	Amended and Restated Unit Purchase Agreement, dated August 11, 2017, between the Registrant and our sponsor (6)
10.15	Form of Indemnity Agreement (4)
10.16	Administrative Services Agreement, dated August 16, 2017, by and between the Company and our sponsor (3)
10.17	Shareholders’ Agreement, dated May 3, 2018, by and among the Company, FW Metis Limited, Mitesh R. Gowani, the Smaaash Founders, and Smaaash Private, incorporated by reference to Annex D to the Company’s Definitive Proxy Statement filed with the SEC on September 19, 2018.
14.1	Code of Ethics (4)
23.1	Consent of Prager Metis CPAs, LLC
23.2	Consent of Ellenoff Grossman & Schole LLP (included on Exhibit 5.1)*
24.1	Power of Attorney (contained on signature page to the registration statement)

* To be filed by amendment

(1)	Incorporated by reference to exhibits to the Company’s Current Report on Form 8-K filed on November 30, 2018
(2)	Incorporated by reference to exhibits to the Company’s Registration Statement on Form S-1 filed on July 12, 2017
(3)	Incorporated by reference to exhibits to the Company’s Current Report on Form 8-K filed on August 22, 2017.
(4)	Incorporated by reference to exhibits to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed on July 31, 2017
(5)	Incorporated by reference to exhibits to the Company’s Current Report on Form 8-K filed on May 9, 2018
(6)	Incorporated by reference to exhibits to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed on August 14, 2017